UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MULLEN AUTOMOTIVE INC.

(Name of registrant as specified in its charter)

N/A

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION DATED DECEMBER 27, 2024

MULLEN AUTOMOTIVE INC.
1405 Pioneer Street
Brea, California 92821

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on February 27, 2025
9:30 A.M. (Pacific Time)

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Meeting”) of MULLEN AUTOMOTIVE INC. (“Mullen,” “we,” “our,” “us,” or the “Company”), a Delaware corporation, to be held on February 27, 2025 at 9:30 a.m. Pacific Standard Time, in a virtual meeting format. You will be able to attend the Meeting, ask questions and vote online during the Meeting by accessing www.virtualshareholdermeeting.com/MULN2025 and following the instructions provided to you with these proxy materials.

The annual meeting of stockholders is being held for the following purposes:

(1)	Proposal 1 — To elect three Class I Directors to serve for a three-year term ending as of the annual meeting in 2028;

(2)	Proposal 2 — To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of common stock pursuant to senior secured convertible notes and related warrants, and any future adjustments of the conversion price of the notes and exercise price of the warrants, purchased pursuant to the Additional Investment Rights, in excess of the 19.99% exchange cap;

(3)	Proposal 3 — To approve, for purposes of complying with Nasdaq Listing Rule 5635(c), the issuance of shares of common stock to our Chief Executive Officer pursuant to amendments to Performance Stock Award Agreements;

(4)	Proposal 4 — To approve the amendment of the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s outstanding common stock at an exchange ratio between 1-for-2 to 1-for-100, as determined by the Company’s Board of Directors (the “Reverse Stock Split Proposal”);

(5)	Proposal 5 — To approve an amendment to the Company’s 2022 Equity Incentive Stock Plan, as amended (the “2022 Plan”), to increase the number of shares of common stock authorized for issuance under the 2022 Plan by 20,000,000 shares;

(6)	Proposal 6 — To approve a second and separate amendment to the 2022 Plan for the adoption of an automatic annual increase in the shares of common stock available for issuance under the 2022 Plan;

(7)	Proposal 7 — To approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to increase the authorized number of shares of preferred stock to 1,000,000,000;

(8)	Proposal 8 — To ratify the appointment of RBSM LLP as the independent registered public accounting firm of the Company for the fiscal year ending September 30, 2025; and

(9)	Proposal 9 — To approve the adjournment of the Meeting from time to time, to a later date or dates, if necessary or appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor one or more of the foregoing proposals, in the event the Company does not receive the requisite stockholder vote to approve such proposal(s) or establish a quorum.

To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

The proposals are described in more detail in the Proxy Statement, which we encourage you to read carefully and in its entirety before voting.

The Board of Directors has fixed the close of business on January 21, 2025 as the record date for the Meeting and only holders of shares of record at that time will be entitled to vote and participate at the Meeting and any postponements, adjournments or continuations thereof. A list of stockholders will be available at our offices at 1405 Pioneer Street, Brea, CA 92821 for a period of at least 10 days prior to the Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on
February 27, 2025: The 2025 Proxy Statement and the Annual Report to Stockholders for the fiscal year ended September 30, 2024 are available at www.proxyvote.com.

You are cordially invited to attend the Meeting. However, if you do not expect to attend or if you plan to attend but desire the proxy holders to vote your shares, please promptly date and sign your proxy card and return it in the enclosed postage paid envelope or you may also instruct the voting of your shares over the Internet or by telephone by following the instructions on your proxy card. Voting by written proxy, over the Internet, or by telephone will not affect your right to vote in person in the event you find it convenient to attend.

By order of the Board of Directors

David Michery
Date: [●], 2025	Chief Executive Officer

MULLEN AUTOMOTIVE INC.
1405 PIONEER STREET
BREA, CALIFORNIA 92821

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
FEBRUARY 27, 2025 AT 9:30 A.M. (PACIFIC TIME)

This proxy statement is being furnished by Mullen Automotive Inc., a Delaware corporation (the “Company”), in connection with the annual meeting of stockholders (the “Meeting”) to be held on February 27, 2025, at 9:30 a.m. (Pacific Time) in a virtual meeting format at www.virtualshareholdermeeting.com/MULN2025. You will be able to attend the Meeting, ask questions and to vote during the Meeting.

We anticipate that this proxy statement and a full set of proxy materials relating to our Meeting will be mailed to our stockholders commencing on or about January 22, 2025.

The purpose of the Meeting is to seek stockholder approval of the following proposals:

(1)	Proposal 1 — To elect three Class I Directors to serve for a three-year term ending as of the annual meeting in 2028;

(2)	Proposal 2 — To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of common stock pursuant to senior secured convertible notes and related warrants, and any future adjustments of the conversion price of the notes and exercise price of the warrants, purchased pursuant to the Additional Investment Rights, in excess of the 19.99% exchange cap;

(3)	Proposal 3 — To approve, for purposes of complying with Nasdaq Listing Rule 5635(c), the issuance of shares of common stock to our Chief Executive Officer pursuant to amendments to Performance Stock Award Agreements;

(4)	Proposal 4 — To approve the amendment of the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s outstanding common stock at an exchange ratio between 1-for-2 to 1-for-100, as determined by the Company’s Board of Directors;

(5)	Proposal 5 — To approve an amendment to the Company’s 2022 Equity Incentive Stock Plan, as amended (the “2022 Plan”), to increase the number of shares of common stock authorized for issuance under the 2022 Plan by 20,000,000 shares;

(6)	Proposal 6 — To approve a second and separate amendment to the 2022 Plan for the adoption of an automatic annual increase in the shares of common stock available for issuance under the 2022 Plan;

(7)	Proposal 7 — To approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to increase the authorized number of shares of preferred stock to 1,000,000,000;

(8)	Proposal 8 — To ratify the appointment of RBSM LLP as the independent registered public accounting firm of the Company for the fiscal year ending September 30, 2025; and

(9)	Proposal 9 — To approve the adjournment of the Meeting from time to time, to a later date or dates, if necessary or appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor one or more of the foregoing proposals, in the event the Company does not receive the requisite stockholder vote to approve such proposal(s) or establish a quorum.

To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

Solicitation of Proxies

Our Board of Directors (“Board”) is soliciting the enclosed proxy. We will bear the cost of this solicitation of proxies. Solicitations will be made by mail. In addition to solicitation by mail , our directors, officers and employees may solicit proxies on behalf of the Company, without additional compensation, by telephone, facsimile, mail, on the Internet or in person. We may reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of our stock.

Annual Report

Our Annual Report and this proxy statement will concurrently be available at www.proxyvote.com and the Annual Report is not to be considered a part of the proxy-soliciting material.

Stockholders may also request a free copy of our Annual Report by writing to Secretary, Mullen Automotive Inc., 1405 Pioneer Street, Brea, California 92821.

Alternatively, stockholders may access our Annual Report on the Company’s website located at https://investors.mullenusa.com/financials#sec. We will also furnish any exhibit to our 2024 Form 10-K, if specifically requested.

Voting Requirements & Procedures

Your vote is important. If you hold your shares as a record holder, your shares can be voted at the Meeting only if you are present in person at the Meeting or your shares are represented by proxy. Even if you plan to attend the Meeting, we urge you to vote by proxy in advance. You may vote your shares in advance by using one of the following methods:

(1)	By Mail - You may vote by mail by marking your proxy card, and then date, sign and return it in the postage-paid envelope provided.

(2)	Via the Internet before the Meeting - If you hold your shares directly-that is, not in an account maintained by a bank, broker or other holder of record-then you may vote your shares before the Meeting over the Internet at www.proxyvote.com by following the instructions on the Notice or, if you requested a paper copy of the proxy materials, the paper copy of the proxy card that you received. The Internet procedures are designed to authenticate a stockholder’s identity to allow shareholders to vote their shares and confirm that their votes have been properly recorded. The Notice instructs you how to access and review the Proxy Statement and the Annual Report. You will then be directed to select a link where you will be able to vote on the proposals presented. The deadline for Internet voting will be 11:59 p.m., Eastern Time, on February 26, 2025.

(3)	By Telephone - You may vote by using a telephone at 1 (800) 690-6903 and following the voting instructions. The deadline for telephone voting will be 11:59 p.m., Eastern Time, on February 26, 2025. If you hold your shares in “street name” through an account with a bank, broker or other entity, your ability to provide voting instructions by telephone depends on the voting process of the bank, broker or other entity through which you hold the shares. Please follow their directions carefully.

(4)	At the Meeting. Shares held directly in your name as the stockholder of record may be voted by you by attending the Meeting via the Internet and voting during the Meeting. Shares held beneficially in “street name” through an account with a bank, broker or other entity may be voted by you at the Meeting only if you obtain a legal proxy from the bank, broker or other entity that holds your shares giving you the right to vote the shares and bring such proxy to the Meeting. To attend and participate in the Meeting, visit www.virtualshareholdermeeting.com/MULN2025 and enter the 16-digit control number listed on your proxy card or voting instruction form. Please have your notice in hand when you access the website and then follow the instructions.

If you instruct the voting of your shares electronically or by telephone, you do not need to return your proxy card.

If you hold your shares beneficially in “street name” through a nominee (such as a bank or stock broker), then the proxy materials are being forwarded to you by the nominee and you may be able to vote by the Internet as well as by mail based on the instructions you receive from your nominee. You should follow the instructions you receive from your nominee to vote these shares in accordance with the voting instructions you receive from your nominee. If you are a stockholder who owns shares through a broker and you intend to vote at the Meeting, you must obtain a legal proxy from the bank, broker or other holder of record of your shares to be entitled to vote those shares in person at the Meeting.

Record Date; Voting

Only holders of record of our common stock, par value $0.001 per share (“common stock”), Series A Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), Series B Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”), and Series C Preferred Stock, par value $0.001 per share (“Series C Preferred Stock”), and Series E Preferred Stock, par value $0.001 per share (“Series E Preferred Stock,” collectively, the “Preferred Stock”), at the close of business on January 21, 2025 (the “Record Date”) are entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. Stockholders may not cumulate their votes. As of the Record Date, the following shares were issued and outstanding with the number of votes indicated:

Class	Number of Shares	Votes/Share	Number of Votes
common stock	[16,017,051]	One/share	[16,017,051]
Series A Preferred Stock	648	One/share	648
Series B Preferred Stock	0	One/share voting on an as-converted basis	0
Series C Preferred Stock	458	One/share voting on an as-converted basis	1
Series E Preferred Stock	0	10/share voting on an as-converted basis	0

Common Stock. Holders of our common stock are entitled to one vote for each share of common stock held of record at the close of business on the Record Date.

Series A Preferred Stock. Holders of our Series A Preferred Stock are entitled to one vote for each share of Series A Preferred Stock held of record on the Record Date.

Series B Preferred Stock and C Preferred Stock. Holders of our Series B Preferred Stock and Series C Preferred Stock are entitled to one vote for each share of common stock into which one shares of Series B Preferred Stock and/or Series C Preferred Stock, as applicable, may be converted on the Record Date, and each holder thereof is entitled to vote with the common stock on such as- converted-to-common-stock basis. There are no shares of Series B Preferred Stock outstanding as of the Record Date.

Series D Preferred Stock. Holders of our Series D Preferred Stock, par value $0.001 per share (“Series D Preferred Stock”), have no voting rights except a majority of the outstanding Series D Preferred Stock, voting separately, is required for approval of the authorization or issuance of an equity security having a preference over the Series D Preferred Stock, amendment of the Company’s Certificate of Incorporation or bylaws that adversely affect the rights of the Series D Preferred Stock, merger or consolidation of the Company, or dissolution, liquidation or bankruptcy, as set forth in Section 8 of the Certificate of Designation for Series D Preferred Stock. To the extent the holder of a share of Series D Preferred Stock is entitled to vote on a matter pursuant to Section 8, then the holder of each share of Series D Preferred Stock has the right to one vote for each share.

Series E Preferred Stock. Holders of our Series E Preferred Stock are entitled to vote with the common stock on an as-converted-to-common stock basis and each share of Series E Preferred Stock held of record on the Record Date is convertible into 10 shares of common stock. There are no shares of Series E Preferred outstanding as of the Record Date.

Quorum

Pursuant to our bylaws, the presence, in person or by proxy, of holders of at least 33 1∕3% of our outstanding capital stock entitled to vote at the Meeting will constitute a quorum for the transaction of business. Abstentions and broker non-votes will be considered present and entitled to vote for the purpose of determining the presence of a quorum. If a quorum is not present at the Meeting, we expect that the meeting will be adjourned to solicit additional proxies. If you are a stockholder of record, your shares will be counted towards the quorum only if you submit a valid proxy or vote in person at the Meeting.

Counting of Votes

If a proxy in the accompanying form is duly executed and returned, the shares represented by the proxy will be voted as directed. All properly executed proxies delivered pursuant to this solicitation, and not revoked, will be voted at the Meeting in accordance with the directions given. If you sign and return your proxy card without giving specific voting instructions, your shares will be voted as follows:

(1)	FOR the Class I nominees to our Board of Directors;

(2)	FOR the approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the issuance of shares of common stock pursuant to senior secured convertible notes and related warrants, and any future adjustments of the conversion price of the notes and exercise price of the warrants, purchased pursuant to the Additional Investment Rights, in excess of the 19.99% exchange cap;

(3)	FOR the approval, for purposes of complying with Nasdaq Listing Rule 5635(c), the issuance of shares of common stock to our Chief Executive Officer pursuant to amendments to the Performance Stock Award Agreements

(4)	FOR the approval of the amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s outstanding common stock at an exchange ratio between 1-for-2 to 1-for-100, as determined by the Company’s Board of Directors;

(5)	FOR the approval of an amendment to the Company’s 2022 Equity Incentive Stock Plan (the “2022 Plan”) to increase the number of shares of common stock authorized for issuance under the 2022 Plan by 20,000,000 shares;

(6)	FOR the approval of a second and separate amendment to the 2022 Plan for the adoption of an automatic annual increase in the shares of common stock available for issuance under the 2022 Plan;

(7)	FOR the approval of an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to increase the authorized number of shares of preferred stock to 1,000,000,000;

(8)	FOR ratification of RBSM LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2025; and

(9)	FOR approval of the adjournment of the Meeting from time to time, to a later date or dates, if necessary or appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor one or more of the foregoing proposals, in the event the Company does not receive the requisite stockholder vote to approve such proposal(s) or establish a quorum.

With respect to any other item of business that may properly come before the Meeting, the proxy holders may vote the proxy in their discretion.

Representatives of Broadridge Financial Solutions will assist us in the tabulation of the votes.

Abstentions and Broker Non-Votes

An abstention is (i) the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote, or (ii) selecting, or authoring a proxy holder to select, “abstain” with respect to a proposal on a ballot submitted at the Meeting. A broker “non-vote” occurs when a proxy submitted by a broker that does not indicate a vote for some or all of the proposals because the broker does not have discretionary voting authority on certain types of proposals that are non-routine matters and has not received instructions from its customer regarding how to vote on a particular proposal. Brokers that hold shares of common stock in “street name” for customers that are the beneficial owners of those shares may generally vote on routine matters. However, brokers generally do not have discretionary voting power (i.e., they cannot vote) on non-routine matters without specific instructions from their customers. Proposals are determined to be routine or non-routine matters based on the rules of the various regional and national exchanges of which the brokerage firm is a member.

Refer to each proposal for a discussion of the effect of abstentions and broker non-votes.

Revocability of Proxy

Any proxy given may be revoked at any time prior to its exercise by notifying the Secretary of Mullen Automotive Inc. in writing of such revocation, by duly executing and delivering another proxy bearing a later date (including an Internet or telephone vote), or by attending the Meeting and voting in person.

Interest of Executive Officers and Directors

None of the Company’s executive officers or directors has any interest in any of the matters to be acted upon at the Meeting, except with respect to each director, to the extent that a director is named as a nominee for election as a Class I director to the Board and to the extent that they participate in, and receive stock awards under, the Company’s 2022 Plan, in any of the matters to be acted upon at the Meeting.

Householding

“Householding” is a program, approved by the SEC, which allows companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of stockholder proxy materials to any household at which two or more stockholders reside. If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that they will be “householding” materials to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account. If you hold shares of our common stock in your own name as a holder of record, “householding” will not apply to your shares.

Adjournment of Meeting

If a quorum is not present or represented, our bylaws permit the stockholders present in person or represented by proxy to adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. We may also adjourn to another time or place (whether or not a quorum is present). Notice need not be given of the adjourned meeting if the time, place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the Meeting at which the adjournment is taken or are displayed, during the time scheduled for the Meeting, on the Meeting website (that is, the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication). At the adjourned meeting, the Company may transact any business which might have been transacted at the Meeting. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.

PROPOSAL 1

ELECTION OF CLASS I DIRECTORS

Board Size and Structure

Our authorized Board of Directors consists of seven members. In accordance with the terms of our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, our Board of Directors is divided into three classes, Classes I, II and III, each to serve a three-year term, except for the directors’ initial terms. The Class II directors, Kent Puckett and Mark Betor, will be up for reelection at the 2026 annual meeting of stockholders, and the Class III directors, William Miltner and John Andersen, will be up for reelection at the 2027 annual meeting of stockholders. Class I directors, David Michery, Mary Winter and Ignacio Novoa, are up for reelection at this 2025 annual meeting of stockholders.

At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following the election. We are nominating three Class I directors listed below for re-election.

Nominees for Election

At the Meeting, three nominees are to be elected as the Class I directors. If re-elected, each of these three nominees will serve on our Board until the 2028 annual meeting, or until his or her successor is duly elected and qualified in accordance with our Certificate of Incorporation and Amended and Restated bylaws, or his or her earlier death, resignation or removal. All of the nominees are currently serving as directors. No proxy may vote for more than the three nominees for Class I director.

The following table sets forth the names and ages of our Class I director nominees:

Name	Age	Title
David Michery	58	Director
Ignacio Novoa	41	Director
Mary Winter	33	Director

Each nominee has consented to being named as a nominee in this proxy statement and has indicated his availability and willingness to serve if elected. In the event that any nominee becomes unavailable or unable to serve as a director, prior to the voting, the proxy holders will refrain from voting for the unavailable nominee and will vote for a substitute nominee in the exercise of their best judgment, or the Board may determine to reduce the size of the Board to the number of nominees available.

Directors are nominated by our Board based on the recommendations of the Nominating and Governance Committee. As discussed elsewhere in this proxy statement, in evaluating director nominees, the Nominating and Governance Committee considers characteristics that include, among others, integrity, business experience, financial acumen, leadership abilities, familiarity with our businesses and businesses similar or analogous to ours, and the extent to which a candidate’s knowledge, skills, background and experience are already represented by other members of our Board. You can find information about director nominees below under the section “Board of Directors and Executive Officers.”

Assuming the nominees are elected, we will have seven directors serving as follows:

Class I Directors: David Michery, Ignacio Novoa and Mary Winter	Term expires at our 2028 annual meeting of stockholders.
Class II Directors: Kent Puckett and Mark Betor	Term expires at our 2026 annual meeting of stockholders.
Class III Directors: William Miltner and John Andersen	Term expires at our 2027 annual meeting of stockholders.

Vote Required; Board of Directors Recommendation

You may vote in favor of any or all of the nominees or you may also withhold your vote as to any or all of the nominees. The affirmative vote of a plurality of all of the votes present in person or represented by proxy and entitled to vote at the Meeting is necessary for the election of the Class I directors, assuming a quorum is present. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be elected at the Meeting. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board are to be voted on this proposal, such shares will be voted in favor of the nominees. If you hold your shares in “street name” and you do not instruct your broker how to vote in the election of directors, a broker non- vote will occur and no votes will be cast on your behalf. It is therefore critical that you cast your vote if you want it to count in the election of directors. Withheld votes will be excluded entirely from the vote and will have no effect on the outcome. Broker non-votes will not be counted as votes cast and will have no effect on the result of the vote although they will be considered present for the purpose of determining the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES FOR CLASS I DIRECTORS.

PROPOSAL 2

APPROVAL, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(D), THE ISSUANCE OF SHARES OF COMMON STOCK PURSUANT TO SENIOR SECURED CONVERTIBLE NOTES AND RELATED WARRANTS, AND ANY FUTURE ADJUSTMENTS OF THE CONVERSION PRICE OF THE NOTES AND EXERCISE PRICE OF THE WARRANTS, PURCHASED PURSUANT TO ADDITIONAL INVESTMENT RIGHTS, IN EXCESS OF THE 19.99% EXCHANGE CAP

The information set forth in this Proposal 2 is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, dated May 14, 2024 (the “Securities Purchase Agreement”), the forms of Note and Warrant attached as Exhibits 10.3, 10.3(a), and 10.3(b), respectively, to our Quarterly Report on Form 10-Q, filed with the SEC on May 14, 2024 (the “May 14, 2024 Form 10-Q”) and the Additional Investment Right Agreement, dated December 12, 2024 (the “Additional Investment Right Agreement”), attached as an exhibit to our Annual Report on Form 10-K, filed with the SEC on [ ]. Stockholders are urged to carefully read these documents.

General

On May 14, 2024, the Company entered into the Securities Purchase Agreement with certain investors, pursuant to which, upon the terms and subject to the conditions contained therein, the investors purchased 5% Original Issue Discount Senior Secured Notes convertible into shares of common stock (the “Notes”) and five-year warrants exercisable for shares of common stock (the “Warrants”). On May 14, 2024, the investors purchased Notes with an initial aggregate principal amount of $13.2 million (or $12.5 million excluding the 5% original issue discount) and also received Warrants exercisable on a cash basis for 47,934 shares, and during July 2024, the investors purchased Notes with an initial aggregate principal amount of $39.5 million (or $37.5 million, excluding the 5% original issue discount) and also received Warrants exercisable on a cash basis for 143,802 shares. At a special meeting held on July 9, 2024, the stockholders previously approved, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of common stock pursuant to the Notes and Warrants, and any future adjustments of the conversion price of the Notes and exercise price of the Warrants, purchased pursuant to the Securities Purchase Agreement, in excess of the 19.99% Exchange Cap(as described below).

Furthermore, until July 9, 2025, the investors have the right, but not the obligation, to purchase an additional $52.6 million of Notes and related Warrants on the same terms and conditions as provided in the Securities Purchase Agreement (the “Original Additional Investment Right”). During July 2024, as part of the Original Additional Investment Right, one investor exchanged 76,923 shares of Series E Preferred Stock for an initial aggregate principal amount of $3.2 million (or $3.0 million including the 5% original issue discount) of Notes and Warrants to purchase 115,042 shares of common stock (subject to adjustment). During September 2024, pursuant to the Original Additional Investment Right, the investors purchased an additional initial aggregate principal amount of approximately $13.2 million (or $12.5 million excluding the 5% original issue discount) of Notes and also received Warrants exercisable on a cash basis for an aggregate of 48,928 shares of common stock. On November 19, 2024, the Company and the investors entered into a Settlement Agreement and Stipulation (the “Settlement Agreement”) regarding recovery by the investors of the principal and accrued interest payable under the then-existing Notes and Warrants. The Settlement Agreement became effective on December 6, 2024, upon execution of an order by the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida, whereby the Company agreed to issue to the investors shares of the Company’s common stock in accordance with the terms of the Notes or, in lieu thereof but only to the extent that the issuance of common stock would cause a violation of the Ownership Limitation (as defined below), prefunded warrants exercisable for common stock at a price calculated pursuant to the terms of the Notes.

On December 12, 2024, as part of the Original Additional Investment Right, certain investors purchased an additional aggregate principal amount of approximately $4.4 million (or $4.6 million including the 5% original issue discount) of Notes and also received Warrants exercisable on a cash basis for an aggregate of 16,862 shares of common stock. In connection with such purchase of additional Notes and Warrants, the Company and the exercising investors also entered into an Additional Investment Right Agreement whereby for a one-year period ending on December 12, 2025, those investors have the right, but not the obligation, to purchase from the Company additional Notes in an aggregate principal amount of approximately $4.6 million, and related Warrants, on the same terms and conditions as provided in the Securities Purchase Agreement (the “New Additional Right” and together with the Original Additional Investment Right, the “Additional Investment Rights”) i.

This Proposal relates to the issuance of shares of common stock pursuant to the Notes and Warrants, and any future adjustments of the conversion price of the Notes and exercise price of the Warrants, purchased pursuant to the Additional Investment Rights, in excess of the 19.99% Exchange Cap.

As of December 20, 2024, there were outstanding approximately $16.8 million aggregate principal amount and accumulated interest of Notes, convertible into an aggregate of 14,478,417 shares of common stock (based on prong (a) of the conversion price), and Warrants exercisable, based on a cash exercise, for an aggregate of 183,629 shares of common stock. Plus, on December 26, 2024, certain investors purchased an additional aggregate principal amount of $3.0 million (or approximately $3.2 million including the 5% original issue discount) of Notes and also received Warrants exercisable on a cash basis for an aggregate of 6,191,950 shares of common stock.

The Notes and Warrants are not convertible by a holder to the extent that (i) the holder or any of its affiliates would beneficially own in excess of 9.9% of the common stock or (ii) the aggregate number of shares of common stock issued in connection with the conversion of all Notes and Warrants, at any time exceeds 19.99% of the total number of shares of common stock outstanding or of the voting power of the common stock outstanding as of the date of execution of the Securities Purchase Agreement, unless the Company obtains stockholder approval in compliance with Nasdaq Listing Rule 5635(d) (the “Exchange Cap”).

Such Notes and Warrants have been issued, and upon conversion or exercise, as applicable, the shares of common stock will be issued, pursuant to an exemption from the registration requirements of the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act.

Description of the Notes

The Notes accrue interest at a rate of 15% per annum, have an original issue discount of 5% and mature four months from the date of issuance. As security for payment of the amounts due and payable under the Notes, the Company granted a continuing security interest in all of its right, title and interest in, its assets, whether owned, existing, acquired or arising and wherever located.

The outstanding principal and accrued but unpaid interest on the Notes may be converted by the holder into shares of common stock (the “Note Shares”) equal to a 5% discount to the lower of (a) the closing sale price of the common stock on the trading day immediately prior to the execution date (ii) $380 (95% of the closing sale price of the common stock on the date that the Company’s registration statement on Form S-1 was declared effective), or (iii) 95% of the lowest daily volume weighted average price in the five trading days prior to such conversion date, provided, that the conversion price will not be less than a 20% discount of the closing sale price, which is not subject to adjustment ..

Upon any event of default, the interest rate automatically increases to 20% per annum. An event of default includes the following:

●	failure to obtain stockholder approval by within 45 calendar days after the closing date for the initial closing;

●	failure to maintain sufficient reserves of authorized and unissued common stock to redeem 250% of the maximum number of shares issuable upon conversion of all the Notes then outstanding;

●	failure to maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program;

●	failure to timely deliver the shares upon conversion of the Note for a period of five business days;

●	failure to pay to the holder any amount due under the Note or any other related transaction document;

●	failure to remove within five business days any restrictive legend from issued upon conversion or exercise of any securities acquired by the holder under the Securities Purchase Agreement;

●	the occurrence of any default under or acceleration prior to maturity of any indebtedness (with certain exclusions) in an aggregate amount in excess of $300,000, subject to any cure or grace period provided, or a payment default under any such indebtedness, if such default remains uncured for a period of 10 consecutive trading days;

●	bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings instituted by or against the Company, which have not been dismissed within 30 days;

●	the commencement by the Company of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any person to commence a UCC foreclosure sale or any other similar action under federal, state or foreign law;

●	the entry by a court of (A) a decree, order, judgment or other similar document in respect of the Company of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (B) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal, state or foreign law or (C) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of 30 consecutive days;

●	a final judgment, judgments, any arbitration or mediation award or any settlement of any litigation or any other satisfaction of any claim made by any person pursuant to any litigation, with respect to the payment of cash, securities and/or other assets with an aggregate fair value in excess of $300,000 are rendered against, agreed to or otherwise accepted by, the Company and which judgments are not, within 30 days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; provided, that any judgment which is covered by insurance or an indemnity from a credit worthy party will not be included in calculating the $300,000 amount;

●	the Company breaches any representation or warranty when made, or any covenant or other term or condition of the Note or any other related transaction document, and, only, in the case of a breach of a covenant or other term or condition that is curable, if such breach remains uncured for a period of 10 consecutive trading days after the delivery by holder of written notice thereof;

●	any provision of the Note or any other related transaction document cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company denies in writing that it has any liability or obligation purported to be created under any transaction document; and

●	failure to file annual or quarterly reports within the required periods.

Description of the Warrants

In connection with the issuance of the Notes, the holder also receives 5-year warrants exercisable for 200% of the shares of common stock underlying such Notes at an exercise price equal to 105% of closing sale price of the common stock on execution date , subject to further adjustment (the “Warrant Shares”).

The Warrants provide for cashless exercise pursuant to which the holder will receive upon exercise a “net number” of shares of common stock determined according to the following formula:

Net Number = (A x B) / C

For purposes of the foregoing formula:

A =	The total number of shares with respect to which the Warrant is then being exercised.

B =	The Black Scholes Value (as described below).

C =	The lower of the two Closing Bid Prices of the common stock in the two days prior the time of such exercise (as such Closing Bid Price is defined therein), but in any event not less than $1.00.

For purposes of the cashless exercise, “Black Scholes Value” means the Black Scholes value of an option for one share of common stock at the date of the applicable cashless exercise, as such Black Scholes value is determined, calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the Exercise Price, as adjusted, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate, (iii) a strike price equal to the Exercise Price in effect at the time of the applicable Cashless Exercise, (iv) an expected volatility equal to 135%, and (v) a deemed remaining term of the Warrant of 5 years (regardless of the actual remaining term of the Warrant).

The Company will have the option to require the holders to exercise the Warrants for cash, if, at any time, the following conditions are met: (i) the registration statement covering the securities has been declared effective is effective and available for the resale of the securities and no stop-order has been issued nor has the SEC suspended or withdrawn the effectiveness of the registration statement; (ii) the Company is not in violation of any of the rules, regulations or requirements of, and has no knowledge of any facts or circumstances that could reasonably lead to suspension in the foreseeable future on, the principal market; and (iii) the VWAP for each trading day during the 10 trading day period immediately preceding the date on which the Company elects to exercise this option is 250% above the exercise price.

Conversion of the Notes; Exercise of the Warrants

The Company must reserve out of authorized and unissued shares a number of shares of common stock equal to 250% of the maximum number of shares of common stock that are issuable upon conversion of the Notes and exercise of the Warrants. If the Company fails to timely deliver shares upon conversion of Notes or exercise of Warrants, the Company will be required to either (A) pay the holder in cash for each trading day on which shares are not delivered 5% of the product of the number of shares not so issued multiplied by the closing sale price of the common stock on the trading day immediately preceding the required delivery date, or (B) if the holder purchases shares of common stock in anticipation of delivery of shares upon conversion of the Note or exercise of the Warrant, as applicable, cash in an amount equal to holder’s total purchase price of such shares.

The exercise price and number of shares issuable upon conversion of the Notes or exercise of the Warrants, as applicable, will further be adjusted upon the occurrence of certain events and holders will be allowed to participate in certain issuances and distributions (subject to certain limitations and restrictions), including certain stock dividends and splits, dilutive issuances of additional common stock, and dilutive issuances of, or changes in option price or rate of conversion of, options or convertible securities, as well as the issuance of purchase rights or distributions of assets.

If, during restricted period, the Company effects a subsequent financing, including the issuance of options and convertible securities, any common stock, issued or sold or deemed to have been issued or sold for a consideration per share less than a price equal to the current conversion price of the Notes or exercise price of the Warrants (a “Dilutive Issuance”), then immediately after such issuance, the conversion price or exercise price, as applicable, will be reduced (and in no event increased) to the price per share as determined in accordance with the following formula:

EP2 = EP1 x (A + B) / (A + C)

For purposes of the foregoing formula:

A =	The total number of Note/Warrant Shares with respect to which the Note may be converted or the Warrant may be exercised.

B =	The total number of shares of common stock that would be issued or issuable under the Dilutive Issuance if issued at a per share equal to EP1.

C =	The total number of shares of common stock actually issued or issuable under the Dilutive Issuance.

EP1 =	The Conversion Price or Exercise Price, as applicable, in effect immediately prior to a Dilutive Issuance.

EP2 =	The Conversion Price or Exercise Price, as applicable, immediately after such Dilutive Issuance; provided, however, that such price shall in no event be less than $0.40 per share of common stock for the Note Conversion Price/$$0.01 per share of common stock for the Warrant Exercise Price.

“Restricted period” means the period commencing on the purchase date and ending on the earlier of (i) the date immediately following the 90th day after a registration statement registering for the securities has been declared effective by the SEC and (ii) the 90th day after the securities purchased are saleable under Rule 144 without the requirement for current public information and without volume or manner of sale limitations.

The Notes and Warrants provide for certain purchase rights whereby if the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of common stock, then the holder will be entitled to acquire such purchase rights which the holder could have acquired if the holder had held the number of shares of common stock acquirable upon complete exercise of the Warrant.

Reasons for Requesting Stockholder Approval

Nasdaq Listing Rule 5635(d) requires stockholder approval in connection with a transaction other than a public offering involving the sale or issuance by the issuer of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for a price that is less than the lower of: (i) the closing price of the common stock immediately preceding the signing of the binding agreement for the issuance of such securities; or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the issuance of such securities.

The potential issuance of the shares of common stock underlying the Notes and Warrants issued pursuant to the Additional Investment Rights, does not constitute a public offering under the Nasdaq Listing Rules.

The Board has determined that the sale of the Notes and Warrants pursuant to the Additional Investment Rights and the issuance of shares of common stock pursuant to the Notes and Warrants, is in the best interests of the Company and its stockholders because of the Company’s need to obtain additional financing.

The issuance of the Notes and Warrants pursuant to the Additional Investment Rights, will not affect the rights of the holders of outstanding shares of common stock, but such issuances will have a dilutive effect on the existing stockholders, including the voting power and economic rights of the existing stockholders.

As described above, the Notes and Warrants contain anti-dilution provisions that may materially increase the number of shares of common stock that are issued by the Company in connection with the conversion of the Notes and exercise of the Warrants. No assurance can be given that any shares of common stock will be issued upon conversion of the Notes and exercise of the Warrants, or that additional shares of common stock will not be issued in the event that the number of shares of common stock issuable upon the conversion of the Notes and exercise of the Warrants does not increase pursuant to the terms of such Notes and Warrants.

Unlike Nasdaq Rule 5635, which limits the aggregate number of shares of common stock the Company may issue to the investors, the Notes and Warrants provide a beneficial ownership limitation (as described above) that limits the number of shares each investor may beneficially own at any one time. Consequently, the number of shares of common stock an investor may beneficially own in compliance with the beneficial ownership limitation may increase over time as the number of outstanding shares of common stock increases over time. In addition, the investors may sell some or all of the shares they receive upon conversion of the Notes and exercise of the Warrants, permitting them to acquire additional shares in compliance with the beneficial ownership limitation.

Possible Effects of Disapproval of this Proposal

Our Board is seeking the approval of our stockholders to authorize our issuance of Notes and Warrants pursuant to the Additional Investment Rights, as described above, and shares pursuant to the Notes and Warrants. Unless the Company obtains the approval of its stockholders as required by Nasdaq, the Company will be prohibited from issuing additional common stock pursuant to conversion of the Notes and exercise of the Warrants, if the issuance of such shares of common stock would exceed 19.99% of the Company’s outstanding shares of common stock or otherwise exceed the aggregate number of shares of common stock which the Company may issue without breaching our obligations under the rules and regulations of Nasdaq.

If this Proposal 2 is not approved by our stockholders, we will not be able to issue and sell these securities pursuant to the Additional Investment Rights, thereby preventing us from raising additional funds. Our ability to successfully implement our business plans and ultimately generate value for our stockholders is dependent on our ability to maximize capital raising opportunities. If we were unsuccessful in raising additional capital, we would be required to curtail our plans to expand our manufacturing and sales capabilities and instead reduce operating expenses, dispose of assets, as well as seek extended terms on our obligations, the effect of which would adversely impact future operating results.

Vote Required; Board of Directors Recommendation

You may vote in favor of or against this proposal or you may abstain from voting. Approval of this Proposal 2 requires the affirmative vote of a majority of the voting power of the outstanding shares of the Company’s common stock, Series A Preferred Stock and Series C Preferred Stock (each respectively voting on an as-converted to common stock basis), present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, all voting together as a single class, assuming the presence of a quorum. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board are to be voted on this proposal, such shares will be voted in favor of the approval of this proposal.

Proposal 2 is a non-routine matter. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote on Proposal 2 in order for them to vote your shares so that your vote can be counted. Abstentions will have the same effect as votes “against” the proposal. Broker non-votes will have no effect on the result of the vote, although broker non-votes will be considered present for the purpose of determining the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(d), THE ISSUANCE OF SHARES OF COMMON STOCK PURSUANT TO SENIOR SECURED CONVERTIBLE NOTES AND RELATED WARRANTS, AND ANY FUTURE ADJUSTMENTS OF THE CONVERSION PRICE OF THE NOTES AND EXERCISE PRICE OF THE WARRANTS, PURCHASED PURSUANT TO THE ADDITIONAL INVESTMENT RIGHTS, IN EXCESS OF THE 19.99% EXCHANGE CAP

PROPOSAL 3

APPROVAL, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(C), OF THE ISSUANCE OF SHARES OF COMMON STOCK TO OUR CHIEF EXECUTIVE OFFICER PURSUANT TO AMENDMENTS TO THE PERFORMANCE STOCK AWARD AGREEMENTS

General

We are asking the stockholders to approve amendments to the Performance Stock Award Agreement, dated May 5, 2022 (the “2022 PSA Agreement”) the Performance Stock Award Agreement, dated June 8, 2023 (the “2023 PSA Agreement” and collectively, the “PSA Agreements”) entered into with our Chief Executive Officer and founder, David Michery. Pursuant to the PSA Agreements, Mr. Michery is eligible to receive shares of common stock based on the achievement of milestones as described below (“Milestones”), and within each Milestone the achievement of certain performance tranches (each, a “Tranche”), with each Tranche representing a portion of shares of common stock that may be issued to Mr. Michery upon achievement of such Tranche. Upon the achievement of each Tranche of one of the Milestones and subject to Mr. Michery continuing as the Chief Executive Officer, the Company will issue shares of common stock as specified in the Tranche. On July 26, 2022 and August 3, 2023, at annual meetings, the stockholders of the Company previously approved the issuance of shares of common stock to Mr. Michery pursuant to the 2022 PSA Agreement and 2023 PSA Agreement, respectively. References to “Mr. Michery” in this section mean David Michery unless the context requires otherwise.

The amendment to the 2022 PSA Agreement extends the deadline from the end of July 2024 to the end of July 2026 for the Capital Benchmark Milestone, whereby Mr. Michery receives 1% of the outstanding stock for each $100 Million raised in equity or debt financing, subject to an aggregate amount of $1.0 Billion. The amendments to the 2023 PSA Agreement extends the deadlines for the Vehicle Completion, Revenue Benchmark, Battery Development and JV Acquisition Milestones, as further described below (the “2023 PSA Milestones”). References to “PSA Amendments” in this section mean the amendments to the 2022 PSA Agreement and amendments to the 2023 PSA Agreement. The full text of the Amendments and the PSA Agreements is attached to this proxy statement as Appendix A.

On May 5, 2022 and on June 8, 2023, the Board determined that (1) the grant of performance equity awards to the Chief Executive Officer (“CEO Performance Awards”) pursuant to the 2022 PSA Agreement and 2023 PSA Agreement was advisable and in the best interests of the Company and its stockholders and (2) approved entering into the 2022 PSA Agreement and the 2023 PSA Agreement and the grant of the CEO Performance Awards, respectively. On December 27 2024, the Board determined that the extension of the deadline of the Capital Benchmark Milestone in the 2022 PSA Agreement and the Vehicle Completion, Revenue Benchmark, Battery Develop and JV Acquisition Milestones in the 2023 PSA Agreement was advisable and in the best interests of the Company and its stockholders and approved entering into PSA Amendments. Mr. Michery abstained from the vote to approve the entry into the PSA Agreements, the PSA Amendments and the grant of the CEO Performance Awards.

Although Mr. Michery has achieved most of the milestones and tranches under the 2022 PSA Agreement, the Compensation Committee saw the need to continue incentivizing Mr. Michery to lead the Company through the next phase of its development. The awards already granted to Mr. Michery under the 2022 PSA Agreement are described under the section “Executive Compensation - CEO Performance Award” below and were reported in the Company’s Annual Report on Form 10-K for the year ended September 30, 2023.

The Compensation Committee, consisting of independent directors, designed the PSA Agreements and considered the Company’s current ongoing projects and its long-term vision. The Compensation Committee also considered, and continues to consider. the need to incentivize our CEO and to drive the next decade of our shareholder returns, and recognized that Mr. Michery currently only holds a minimum ownership interest in the Company at around 0.01%. The Compensation Committee believes that the extension of the Capital Benchmark Milestone and the 20-23 PSA Milestones and grant of the equity pursuant to the terms of the PSA Amendments and the PSA Agreements is in the best interests of the stockholders as they provides incentives for Mr. Michery to achieve the Company’s business plans. Furthermore, the PSA Amendments and PSA Agreements recognize the Company’s growth potential and is designed to motivate Mr. Michery whose inspirational creativity and leadership can uniquely unlock this potential and continue to deliver exceptional value to the Company. As the Company’s founder, a thought leader and a person who developed the Company’s brand and vision from the beginning, the Compensation Committee believes that Mr. Michery inspires employees and customers alike with his creativity, dynamic market-creating innovation and enduring dedication to Mullen’s mission.

As noted below, Nasdaq Listing Rule 5635 requires approval by a listed company’s stockholders with respect to a material amendment of any equity compensation arrangement pursuant to which stock may be acquired by officers, directors, employees, or consultants, regardless of whether or not such authorization is required by law or by the listed company’s charter. The PSA Amendments provide that the Company is not obligated to issue shares underlying the CEO Performance Award until the Company’s stockholders have voted to approve the PSA Amendments. Further, the PSA Amendments provide that if the Company’s stockholders do not approve such awards on or before December 24, 2025, the date that is 12 months after the date the CEO Performance Awards under the PSA Amendments was amended and granted, then such CEO Performance Awards shall be forfeited. We are therefore seeking stockholder approval to comply with the rules and regulations of Nasdaq and the terms of the PSA Amendments.

Value to Stockholders

The Board of Directors determined it in the best interests of stockholders to retain Mr. Michery with a long-term compensation agreement that is highly aligned with continued stockholder returns. The Board believes that the PSA Amendments, like the PSA Agreements, is designed to both incentivize Mr. Michery and to provide benefit to the stockholders of the Company. Specifically, the Company believes the PSA Amendments benefits stockholders in the following ways:

1.	Pay for Performance

The PSA Amendments embodies a 100% at-risk performance award consisting exclusively of shares of common stock of the Company with tranches that vest only if significant milestones are achieved. Individual tranches can vest regardless of whether any or all of the other tranches vest. Thus, compensation under the PSA Amendments is incremental and linked to Company performance and therefore aligned with the interests of stockholders.

2.	Incentive for Mr. Michery’s Continued, Long-term Service and High Level of Performance

The Board believes that Mr. Michery’s ongoing active and engaged service is critical to the continued development and long-term interests of the Company. While the Board recognizes that the Company has many valuable employees who have contributed to the Company, the Board believes Mr. Michery’s leadership has been crucial in the Company’s formative years and phases of its early development. The structure of this compensation agreement provides significant motivation for Mr. Michery to deliver stockholder returns and to manage the business with a long-term perspective.

3.	Compensation is Non-Cash

Mr. Michery’s compensation under the PSA Amendments and PSA Agreements requires no cash to be expended by the Company. As a result, the Company will be able to allocate its cash resources to further strategic initiatives that improve the underlying value of the Company’s business operations and financial performance.

4.	Compensation is Performance-Based

The Board believes this award is a “pay-for-performance” compensation program that directly aligns Mr. Michery’s interests with the Company’s long-term plans and the interests generally of both the Company and its stockholders.

5.	Incentive for Mr. Michery to Finish Projects in the Pipeline

Certain milestones in the PSA Amendments and PSA Agreements are tied to current projects that are in the pipeline, i.e., battery development. The Board believes that the PSA Amendments will continue to incentivize Mr. Michery to finish these current projects.

Methodology

In consideration of the achievements the Company has made under Mr. Michery’s leadership and considering (1) the potential for the Company’s future growth, (2) that Mr. Michery has accomplished most of the milestones under the 2022 PSA Agreement with a certain of remaining milestones lapsed, and (3) that Mr. Michery’s current ownership interest in the Company is minimum, the Compensation Committee of the Board of Directors saw the need to extend the incentive compensation program to encourage Mr. Michery’s continued leadership, and to motivate him to finish projects in the pipeline and to create significant stockholder value. The Compensation Committee considered Mr. Michery’s current compensation package, which includes an annual salary of $750,000 plus incentive compensation and an annual grant of one million shares of Common Stock. In addition, the Compensation Committee considered Mr. Michery’s ownership of the Company’s common stock and the fact that even with the shares of common stock that Mr. Michery earned under the PSA Agreements, his ownership interest in the Company is still minimum at around 0.01%, the significant dilution to his interests and the strong belief that the best outcome for the Company’s stockholders is for Mr. Michery to accomplish the Company’s current projects in the pipeline and to continue leading the Company over the long-term.

Throughout the entire process, the Compensation Committee met both formally and informally to discuss Mr. Michery’s compensation plan. They maintained a dialogue with Mr. Michery to share their ideas, to discuss his views and to negotiate the terms of the award with him. The Compensation Committee provided the Board of Directors with frequent updates on their progress and discussions, and the independent, non-interested members of the Board of Directors periodically met with Mr. Michery to express their opinions on the award and to gain an understanding of his commitment and goals for the Company. The Board also used the services of outside counsel to the Company to assist in drafting the PSA Amendments. The Compensation Committee did not calculate an estimate of the grant date “fair value” of the CEO Performance Awards. The Compensation Committee did not retain a financial advisor or a compensation consultant in connection with the discussion of the PSA Amendments. After the process was completed, the Compensation Committee presented the PSA Amendments to Mr. Michery. Mr. Michery agreed that the PSA Amendments, substantially as presented, would continue to motivate and incentivize him in leading the Company.

The Compensation Committee intends to incentivize and motivate Mr. Michery to continue to lead the Company over the long-term while continuing his current and past standard of involvement and leadership. In the Compensation Committee’s discussions with Mr. Michery, he indicated that the 2023 PSA Agreement would accomplish that.

When reviewing the PSA Amendments, the Compensation Committee considered:

●	What milestones should be used to promote stockholder value;

●	The size of each award based on the relative impact of the milestone achieve

●	The balance of risks and benefits associated with any award;

●	That the CEO Performance Awards are linked to performance;

●	Mr. Michery’s ownership interest in the Company;

●	Motivations for Mr. Michery to finish current vehicle manufacturing and battery development projects in the pipeline; and

●	Milestones that can incentivize Mr. Michery’s long term devotion to and leadership of the Company.

The Compensation Committee presented the PSA Amendments to the Board of Directors with a recommendation that the PSA Amendments be approved. The independent, non-interested members of the Board of Directors reviewed the agreement and considered the recommendation. The Board of Directors concluded that the PSA Amendments would motivate and incentivize Mr. Michery in his continued leadership of the Company on a long-term basis while aligning his interests with those of the Company’s other stockholders and providing significant stockholder value. The Board approved the PSA Amendments, with Mr. Michery abstaining and all other members of the Board of Directors approving the PSA Amendments. Stockholder approval is required for shares of the Company’s Common Stock to be issued to Mr. Michery in accordance with the PSA Amendments.

Summary of the PSA Amendments

Below is an overview of the material terms of the PSA Amendments. See Appendix A for the full PSA Agreements and the PSA Agreements.

As described in the PSA Agreements, Mr. Michery is eligible to receive shares of common stock of the Company based on the achievement of Milestones as described below, and, in certain cases, within each Milestone the achievement of certain performance Tranches, with each Tranche representing a portion of shares of common stock that may be issued to Mr. Michery upon achievement of such Tranche. Upon the achievement of each Tranche of one of the Milestones and subject to Mr. Michery continuing as the Chief Executive Officer as of the date of satisfaction of such Tranche and through the date the Compensation Committee determines, approves and certifies that the requisite conditions for the applicable Tranche have been satisfied, the Company will issue shares of its common stock as specified in the Tranche. Each Milestone must be achieved within the performance period specified for such Milestone, and the latest a Milestone may be achieved is by December 31, 2027.

Description of Milestones

●	Capital Benchmark Milestone: For each $100 million raised (a “Capital Tranche”), and subject to an aggregate maximum of raised of $1.0 Billion in equity or debt financing between the date of the PSA Amendment and the end of July 2026, the Company will issue a number of shares of common stock equal to 1%, of the Company’s then-current total issued and outstanding shares of Common Stock; as of the date a Capital Tranche is achieved.

●	Vehicle Completion Milestones: For each vehicle completion Milestone set forth below that is satisfied within the performance period specified, the Company will issue to Mr. Michery a number of shares of Common Stock equal to 3% of Mullen’s then-current total issued and outstanding shares of common stock (i) Full USA certification and homologation of the Bollinger B1 sports car by end of June 2026; and (ii) Full USA certification and homologation of the Bollinger B2 sports car by end of June 2026.

●	Revenue Benchmark Milestones: For each $25 Million of revenue recognized by the Company (each a “Revenue Tranche”), and subject to an aggregate maximum of recognized revenue of $250 Million between the date of grant and the end of December 2027, the Company will issue to Mr. Michery a number of shares of common stock equal to 1% of Mullen’s then-current total issued and outstanding shares of common stock as of the date a Revenue Tranche is achieved.

●	Battery Development Milestones: For each Battery Development Milestone set forth below that is satisfied within the performance period specified, the Company will issue to Mr. Michery a number of shares of common stock equal to 2% of Mullen’s then-current total issued and outstanding shares of common stock: (i) the Company either directly or in collaboration with a joint venture partner develops or produces new and more advanced battery cells by the end of December 2024; (ii) the Company either directly or in collaboration with a joint venture partner scales its battery cells in the USA to the vehicle pack level for the Mullen Class 1 vehicle by the end of December 2024; (iii) the Company either directly or in collaboration with a joint venture partner scales its battery cells in the USA to the vehicle pack level for the Mullen Class 3 vehicle by the end of December 2025 (the deadline in subsection (iii) of the Battery Development Milestones was extended pursuant to the PSA Amendments while the other deadlines in this Milestone remain unchanged).

●	JV-Acquisition Milestones: If Mullen enters into a partnership, joint venture, purchase and sale agreement or similar transaction by the end of 2026 where the Company acquires a majority interest in an enterprise that manufacturers or provides vehicles, vehicle equipment, battery cells, accessories or other products beneficial to the Company, the Company will issue to Mr. Michery a number of shares of common stock equal to 3% of Mullen’s then-current total issued and outstanding shares of common stock as of date the JV-Acquisition Milestone is achieved.

Potential Ownership of Securities and Potential Value that Could be Realized under the PSA Amendments and the PSA Agreements

As of January 21, 2025, the Record Date, Mr. Michery directly owned [1,099] shares of the Company’s common stock and, other than the PSA Agreements and his employment agreements, had no economic interest in unvested restricted stock unit awards or other convertible securities. Mr. Michery can still earn awards under the PSA Agreements that have not yet lapsed and he has until the end of 2027 to earn such awards. Based on [16,017,051] shares of the Company’s common stock outstanding as of the Record Date, Mr. Michery has an economic interest in 0.01% of the outstanding shares of the Company’s Common Stock.

For illustration purposes only, if (i) all shares of common stock subject to the PSA Agreements and PSA Amendments were to become fully vested, outstanding and held by Mr. Michery as of the Record Date; and (ii) there were no other dilutive events of any kind, we estimate that Mr. Michery would have an economic interest in approximately [ ]% of the outstanding shares of the Company’s common stock, an increase of [ ]%.

To help convey the potential value of the award, and for illustration purposes only, if the maximum number of shares of Common Stock subject to the PSA Agreements and PSA Amendments have become fully vested, outstanding and held by Mr. Michery on January 21, 2025, assuming that this would result in the issuance of maximum approximately [ ] shares, and based upon a closing price of $[ ] on January 212, 2025, the value of the shares granted would be worth approximately $[ ] million. Should the value of the closing price of the Company’s common stock increase, the value of the shares granted to Mr. Michery could also be substantially higher.

This calculation does not account for any future dilutive events, such as the issuance of additional equity as compensation to employees, as consideration for mergers and acquisitions, or for capital-raising activities, which would have the effect of diluting Mr. Michery’s ownership of the Company’s common stock and the calculation does not include the awards available for granting to Mr. Michery under his employment agreement. Nor does it account for any sales of the Company stock that Mr. Michery will likely have to make in order to pay required taxes or sales of stock by the parties to the Voting Agreements, who are not restricted in selling the shares covered thereby. Any of these events may result in Mr. Michery beneficially owning a smaller percentage of the outstanding shares of the Company’s common stock. In addition, this calculation does not account for the aggregation of successive achievements of the Milestones, such that the number of outstanding shares of the Company’s common stock will increase upon each achievement and thus successive achievements will be entitled to a greater number of shares of Common Stock. This may result in a larger amount of shares being issued overall depending on how many of the Milestones and Tranches Mr. Michery accomplishes. Therefore, it is impossible to provide the exact or true percentage of Mr. Michery’s future total ownership of the Company’s Common Stock upon the vesting of one or more Tranches of the PSA Agreements and the PSA Amendments.

Further, it is not possible to reliably estimate the value that could be realized under the PSA Agreements, as amended by the PSA Amendments, because that value also depends on the price of shares of the Company’s common stock, which may be affected by a number of factors including the amount of dilution that the Company’s experiences over the course of time for Mr. Michery to achieve the Milestones.

Accounting and Tax Considerations

Accounting Consequences. We follow FASB Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC Topic 718”) for our stock-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all stock-based compensation awards made to employees and directors based on the grant date “fair value” of these awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award. However, pursuant to ASC Topic 718, stock-based compensation awards that are subject to the approval of stockholders are not deemed granted, solely for accounting purposes, until such approval is obtained. Therefore, the actual aggregate fair value of such awards cannot be computed for accounting purposes prior to the date of such approval. Accordingly, the 2023 PSA Agreement is expected to result in the recognition of additional stock-based compensation expense after the date of shareholder approval and over the term of the award.

Federal Income Tax Consequences. The following discussion is a brief summary of the principal United States federal income tax consequences of the PSA Agreements under the U.S. Internal Revenue Code (the “Code”) as in effect on the date of this proxy statement. The following summary assumes that Mr. Michery remains a U.S. taxpayer. The Code and its regulations are subject to change. This summary is not intended to be exhaustive and does not describe, among other things, state, local or non-U.S. income and other tax consequences. The specific tax consequences to Mr. Michery will depend upon his future individual circumstances.

Tax Effect for Mr. Michery. Mr. Michery did not have taxable income from the grant of the PSA Agreements, as amended by the PSA Amendments, nor will he have taxable income from stockholder approval of the potential issuance of the additional shares for the CEO Performance Award, if such approval occurs. If, and when, Mr. Michery vests in any portion of the 2023 PSA Agreement, he will recognize ordinary income calculated as of the market value of the Common Stock on the date of vesting. Any taxable income recognized in connection with the vesting of the PSA Agreements, as amended by the PSA Amendments, by Mr. Michery will be subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares will be capital gain or loss.

Tax Effect for the Company. The Company may be entitled to a material tax deduction in connection with the PSA Agreements, as amended by the PSA Amendments. In most cases, companies are entitled to a tax deduction in an amount equal to the ordinary income realized by a participant when the common stock vests and the participant recognizes such income. However, Section 162(m) of the Code limits the deductibility of compensation paid to the Company’s CEO and other “covered employees” as defined in Section 162(m) of the Code. No tax deduction is allowed for compensation paid to any covered employee to the extent that the total compensation for that executive exceeds $1 million in any taxable year. Under Section 162(m) of the Code, as most recently amended in March 2021, the Company expects that Mr. Michery will be a covered employee for purposes of Section 162(m) of the Code throughout the duration of the PSA Agreements. Therefore, in any given year in which Mr. Michery vests all or part of the PSA Agreements, the Company will be able to take a tax deduction of $1 million or less, regardless of the amount of compensation recognized by Mr. Michery from the PSA Agreements or with any other type of compensation for the year.

Registration with the Securities and Exchange Commission

If the shares authorized under the PSA Amendments are approved by stockholders, the Company expects to file as soon as practicable after the Annual Meeting a registration statement on Form S-8 with the Securities and Exchange Commission to register the maximum additional number of shares of common stock that may be issuable pursuant to the award.

Effect of Issuance of Additional Shares of Common Stock

If this Proposal is approved by stockholders and if Mr. Michery achieves any of the Milestones, the Company will be issuing additional shares of common stock, increasing the number of shares of common stock outstanding. As a result, our stockholders will incur dilution of their percentage ownership upon any issuance of shares of common stock pursuant to the terms of the PSA Agreements, as amended by the PSA Amendments

Since the number of shares to be issued will depend on the number of shares of common stock outstanding at the time that a Milestone or Tranche is achieved and whether and to what extent a Milestone or Tranche is achieved, we cannot predict the number of shares that will actually be issued. By way of example only, however, 1%, 2% and 3% of [16,017,051] shares of common stock outstanding on January 21, 2025, would result in the issuance of 160,171 shares, 320,341 shares and 800,853 shares of common stock, respectively. Plus, those amounts may be aggregated resulting in a larger amount of shares that may be issued overall depending on how many of the Milestones and Tranches Mr. Michery accomplishes.

Issuance of shares of common stock pursuant to the terms of the PSA Agreements, as amended, will result in an increase in the number of shares of our common stock outstanding, and, as a result, our current stockholders will own a smaller percentage of outstanding shares of our common stock and will experience a significant reduction in the percentage interests in voting power. Further, the issuance or resale of our common stock could cause the market price of our common stock to decline.

Supporting Statement of the Board

The Company is asking stockholders to vote their shares “FOR” the approval of shares of common stock to be issued for the proposed PSA Amendments.

The independent, non-interested members of the Board of Directors, led by the members of the Compensation Committee, believe this will incentivize Mr. Michery while maximizing value for the Company stockholders. As part of this process, the Compensation Committee and the Board of Directors sought to balance a variety of important objectives, including:

●	Aligning Mr. Michery’s interests with those of the Company stockholders by motivating him to achieve growth in the Company through the achievement of certain commercialization and product development efforts. This, in turn, should generate stockholder value;

●	Motivating Mr. Michery to achieve the revenue benchmark Milestones outlined in the PSA Agreements, which would generate significant stockholder value;

●	Encouraging Mr. Michery’s continued leadership and direction of the Company; and

●	Linking Mr. Michery’s compensation to the Company’s performance so that he benefits when the Company stockholders benefit.

The Board believes that it is imperative to retain Mr. Michery, to incentivize him to continue his efforts to guide the Company during this critical point in the Company’s trajectory, and to motivate Mr. Michery to achieve his vision of making the Company a world leader in electric vehicle manufacturing and distribution.

Proposal to Approve Issuance of Shares of Common Stock

Nasdaq Listing Rule 5635(c) requires us to obtain stockholder approval upon material amendment of an equity compensation arrangement, pursuant to which stock may be acquired by officers, directors, employees, or consultants. Accordingly, we are seeking stockholder approval for the issuance of Common Stock to our Chief Executive Officer pursuant to the terms of the PSA Amendments as set forth in this proposal.

Consequences of Not Approving This Proposal

If we do not obtain stockholder approval at the Meeting, the Board may seek stockholder approval at a future meeting.

Vote Required; Board of Directors Recommendation

Approval of the PSA Amendments requires the affirmative vote of a majority of the voting power of the outstanding shares of the Company’s common stock, Series A Preferred Stock and Series C Preferred Stock (voting on an as-converted to common stock basis), present in person or represented by proxy at the Meeting and entitled to vote thereon, all voting together as a single class, assuming the presence of a quorum. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board are to be voted on this proposal, such shares will be voted in favor of the approval of this proposal.

This proposal is a non-routine matter. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote on this proposal in order for them to vote your shares so that your vote can be counted. Abstentions will have the same effect as votes “against” the proposal. Broker non-votes will have no effect on the result of the vote, although broker non-votes will be considered present for the purpose of determining the presence of a quorum. Mr. Michery will abstain from voting on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(C), OF THE ISSUANCE OF SHARES OF COMMON STOCK TO OUR CHIEF EXECUTIVE OFFICER PURSUANT TO AMENDMENTS TO THE PERFORMANCE STOCK AWARD AGREEMENTS

PROPOSAL 4

APPROVAL OF AN AMENDMENT OF THE COMPANY’S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK AT AN EXCHANGE RATIO BETWEEN 1-FOR-2 TO 1-FOR-100, AS DETERMINED BY THE COMPANY’S BOARD OF DIRECTORS

General

We are asking stockholders to approve a proposed amendment to our certificate of incorporation to implement, at the discretion of the Board at any time prior to the one-year anniversary of the Meeting, a reverse stock split of the outstanding shares of common stock in a range of not less than 1-for-2 shares and not more than 1-for-100 shares, with the exact ratio to be determined by our Board of Directors at its discretion without further approval or authorization of our stockholders (the “Reverse Stock Split”). The Board may effect only one reverse stock split as a result of this authorization.

AS OF THE DATE OF THIS PROXY, THE COMPANY HAS NOT RECEIVED A DEFICIENCY NOTICE FROM THE LISTING QUALIFICATIONS STAFF (THE “STAFF”) OF NASDAQ.

We are seeking stockholder approval of this proposal as a precaution only if, in the future, the Board determines we need to implement a reverse stock split in order to maintain compliance with the Bid Price Rule (defined below). The Company is currently in compliance with continued listing requirements on Nasdaq. Nasdaq Listing Rule 5550(a)(2) requires listed companies to maintain a minimum bid price of at least $1.00 per share (the “Bid Price Rule”) and failure to meet the continued listing requirement for the Bid Price Rule is determined to exist only if the deficiency continues for a period of 30 consecutive business days. Even if our stock were to close below the Bid Price Rule, in order to fail to meet the continued listing requirement for the Bid Price Rule, it must close below $1.00 for 30 consecutive business days. For example, this means that if our stock price has a minimum bid price below $1.00 for four consecutive business days and then on the fifth consecutive business day it closes at or above $1.00, the stock would continue to be in compliance with the Bid Price Rule and the 30 consecutive business day period would start over again with “day 1” only if the minimum bid price closes below $1.00.

The primary purpose for the proposed Reverse Stock Split, should the Board choose to effect it, is to increase the per share market price of our common stock to meet the Nasdaq Bid Price Rule (as defined below) for continued listing on The Nasdaq Capital Market. The decision to implement the Reverse Stock Split is at the Board’s discretion. The Reverse Stock Split will only be implemented if necessary to regain and maintain compliance with the Nasdaq Bid Price Rule. Our Board has recommended that this proposed amendment be presented to our stockholders for approval. Our stockholders are being asked to approve the proposed amendment pursuant to this proposal to effect a Reverse Stock Split of the issued and outstanding shares of common stock. Accordingly, effecting a Reverse Stock Split would reduce the number of outstanding shares of common stock.

The Board has unanimously approved and declared advisable the Reverse Stock Split and recommended that our stockholders approve an amendment to our certificate of incorporation to effect this proposal. The text of the proposed form of Certificate of Amendment to our Second Amended and Restated Certificate of Incorporation, which we refer to as the “Certificate of Amendment”, is attached hereto as Appendix B.

We are proposing that our Board have the discretion to select the Reverse Stock Split ratio from within a range between and including 1-for-2 to 1-for-100, rather than proposing that stockholders approve a specific ratio at this time, in order to give our Board the flexibility to implement a Reverse Stock Split at a ratio that reflects the Board’s then-current assessment of the factors described below under “Criteria to be Used for Determining the Reverse Stock Split Ratio to Implement.” We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split is not intended as, and will not have the effect of a “going private transaction” covered by Rule 13e-3 promulgated under the Securities Exchange Act. The Reverse Stock Split is not intended to modify the rights of existing stockholders in any material respect.

The actual timing for implementation of the Reverse Stock Split would be determined by the Board based upon its evaluation as to when such action would be most advantageous to the Company and its stockholders, but must be implemented at any time within twelve months following the date of stockholder approval.

If this proposal is approved, the Company, at its discretion, will file the Certificate of Amendment, setting forth the Reverse Stock Split ratio determined by the Board, with the Secretary of State of the State of Delaware and the Reverse Stock Split will be effective 4:30 p.m., Eastern Time, on the date of filing of the Certificate of Amendment with the office of the Secretary of State of the State of Delaware, or such later time and/or date as is set forth in the Certificate of Amendment. Except for adjustments that may result from the treatment of fractional shares as described below, each of our stockholders will hold the same percentage of our outstanding common stock immediately following the Reverse Stock Split as such stockholder holds immediately prior to the Reverse Stock Split.

Board Discretion to Effect the Reverse Stock Split

If the Reverse Stock Split Proposal is approved by our stockholders, the Reverse Stock Split will only be effected upon a determination by the Board, in its sole discretion, that filing the Certificate of Amendment to effect the Reverse Stock Split is in the best interests of our Company and stockholders. This determination by the Board will be based upon a variety of factors, including those discussed under “- Criteria to be Used for Determining the Reverse Stock Split Ratio to Implement” below. We expect that the primary focus of the Board in determining whether or not to file the Certificate of Amendment will be whether we will be able to obtain and maintain a continued price of at least $1.00 per share of our common stock on The Nasdaq Capital Market without effecting the Reverse Stock Split.

Reasons for Effecting the Reverse Stock Split

To maintain our listing on The Nasdaq Capital Market. AS OF THE DATE OF THIS PROXY, THE COMPANY HAS NOT RECEIVED A DEFICIENCY NOTICE FROM THE STAFF OF NASDAQ. Previously, on September 7, 2022, the Company received a letter (the “Deficiency Notice”) from the Staff notifying the Company that the bid price of the Company’s common stock had closed below $1.00 per share for 30 consecutive business days and, as a result, the Company was not in compliance with the Bid Price Rule. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company had 180 calendar days to regain compliance with the Bid Price Rule (the “Minimum Bid Price Rule Compliance Period”) and, on March 7, 2023, the Staff provided an extension of 180 days, or until September 5, 2023. On May 4, 2023, the Company effected an one-for-twenty-five (1-for-25) reverse stock split of its common stock and, on August 11, 2023, the Company effected an additional one-for-nine (1-for-9) reverse stock split of its common stock. On September 6, 2023, the Company received another letter from the Staff indicating that the Company did not meet the Staff’s September 5, 2023 deadline to regain compliance with the Bid Price Rule due to the Company’s failure to maintain a minimum bid price of $1.00. On September 6, 2023, the Company requested a hearing (the “Hearing”) before the Nasdaq Listing Qualifications Panel (“Panel”) to request a further extension of time and present its plan to regain compliance with the Bid Price Rule. The requested Hearing stayed any delisting or suspension action pending the issuance of the Panel decision and the expiration of any additional extension period granted by the Panel following the Hearing. On October 25, 2023, the Panel granted the Company’s request to continue its listing on The Nasdaq Capital Market provided that, on or before January 22, 2024, the Company demonstrated compliance with the Bid Price Rule by maintaining a closing bid price of $1.00 per share for 20 consecutive trading sessions. On December 21, 2023, the Company effected a one-for-one hundred (1-for-100) reverse stock split of its common stock and on January 24, 2024, the Company announced that it had received formal notice from The Nasdaq Stock Market LLC confirming the Company had regained compliance with the Bid Price Rule. On September 16, 2024, the Company received formal notice from the Staff of Nasdaq) that, based upon the closing bid price for the Company’s common stock for the previous 30-consecutive business day period, the Company no longer satisfied the minimum bid price requirement for continued listing on Nasdaq as set forth in the Bid Price Rule. The Staff further indicated that, based upon the Company’s implementation of one or more reverse stock splits within the past two years at a cumulative ratio of 250 shares or more to one in contravention of Nasdaq Listing Rule 5810(c)(3)(A)(iv), the Company’s securities were subject to delisting unless the Company timely requests a hearing before the Panel. On September 17, 2024, the Company implemented a one-for-one hundred (1-for-100) reverse stock split, and on October 16, 2024, the Company announced that it had received formal notice from Nasdaq confirming the Company had regained compliance with the Bid Price Rule.

On December 26, 2024, the Company’s common stock closed at $1.06. In the event the Company starts to fail to meet the $1.00 minimum bid price threshold and it continues for at least 30 consecutive business days, it stands the risk of being delisted by Nasdaq. As such, the Board believes that it is prudent to seek stockholder approval for the Reverse Stock Split for the purpose of remaining in compliance with the Bid Price Rule, which the Company may or may not implement depending on the closing bid price for its common stock.

The Board of Directors has considered the potential harm to us and our stockholders if Nasdaq delists our common stock from Nasdaq. Delisting could adversely affect the liquidity of our common stock since alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market. Many investors likely would not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or for other reasons.

To potentially improve the marketability and liquidity of our common stock. Our Board of Directors believes that the increased market price of our common stock expected as a result of implementing a Reverse Stock Split could improve the marketability and liquidity of our common stock and encourage interest and trading in our common stock.

●	Stock Price Requirements: We understand that many brokerage houses, institutional investors and funds have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low- priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin. Additionally, a Reverse Stock Split could help increase analyst and broker interest in our common stock as their internal policies might discourage them from following or recommending companies with low stock prices.

●	Stock Price Volatility: Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers.

●	Transaction Costs: Investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for low-priced stocks.

Improve the Perception of Our common stock as an Investment Security. The Board believes that effecting the Reverse Stock Split is one potential means of increasing the share price of our common stock to improve the perception of our common stock as a viable investment security. Lower-priced stocks have a perception in the investment community as being risky and speculative, which may negatively impact not only the price of our common stock, but also our market liquidity.

Certain Risks Associated with the Reverse Stock Split

Even if a reverse stock split is effected, some or all of the expected benefits discussed above may not be realized or maintained. As noted above, the principal purpose of the Reverse Stock Split is to increase the trading price of our common stock to meet the minimum stock price standards of The Nasdaq Capital Market. However, the effect of the Reverse Stock Split on the market price of our common stock cannot be predicted with any certainty, and we cannot assure you that the Reverse Stock Split will accomplish this objective for any meaningful period of time, or at all. While we expect that the reduction in the number of outstanding shares of common stock will proportionally increase the market price of our common stock, we cannot assure you that the Reverse Stock Split will increase the market price of our common stock by a multiple of the Reverse Stock Split ratio, or result in any permanent or sustained increase in the market price of our common stock. The market price of our common stock will continue to be based, in part, on our performance and other factors unrelated to the number of shares outstanding. The Reverse Stock Split will reduce the number of outstanding shares of our common stock without reducing the number of shares of available but unissued common stock, which will also have the effect of increasing the number of shares of common stock available for issuance. The issuance of additional shares of our common stock may have a dilutive effect on the ownership of existing stockholders. The current economic environment in which we operate, the debt we carry, along with otherwise volatile equity market conditions, could limit our ability to raise new equity capital in the future.

The Reverse Stock Split may decrease the liquidity of our common stock. The Board believes that the Reverse Stock Split may result in an increase in the market price of our common stock, which could lead to increased interest in our common stock and possibly promote greater liquidity for our stockholders. However, the Reverse Stock Split will also reduce the total number of outstanding shares of common stock, which may lead to reduced trading and a smaller number of market makers for our common stock, particularly if the price per share of our common stock does not increase as a result of the Reverse Stock Split.

While Nasdaq rules do not impose a specific limit on the number of times a listed company may effect a reverse stock split to maintain or regain compliance with the Bid Price Rule, Nasdaq has stated that a series of reverse stock splits may undermine investor confidence in securities listed on Nasdaq. Accordingly, Nasdaq may determine that it is not in the public interest to maintain our listing, even if we remain in compliance with the Bid Price Rule as a result of the Reverse Stock Split. In addition, Nasdaq Listing Rule 5810(c)(3)(A)(iv) states that any listed company that fails to meet the Bid Price Rule after effecting one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one, then the company is not eligible for a Minimum Bid Price Rule Compliance Period. As a result, since the Company had effected an one-for-twenty- five (1-for-25) reverse stock split of its common stock on May 4, 2023, a one-for-nine (1-for-9) reverse stock split of its common stock on August 11, 2023, a one-for-one hundred (1-for-100) reverse stock split of its common stock on December 21, 2023 and a one-for-one hundred (1-for-100) reverse stock split of its common stock on September 17, 2024, if we effect another reverse stock split and subsequently fail to satisfy the Bid Price Rule, Nasdaq will begin the process of delisting our common stock without providing a Minimum Bid Price Rule Compliance Period.

The Reverse Stock Split may result in some stockholders owning “Odd Lots” that may be more difficult to sell or require greater transaction costs per share to sell. If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of common stock. A purchase or sale of less than 100 shares of common stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of common stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their common stock.

The Reverse Stock Split may lead to a decrease in our overall market capitalization. The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our common stock does not increase in proportion to the Reverse Stock Split ratio, then the value of our Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of common stock outstanding following the Reverse Stock Split.

Criteria to be Used for Determining the Reverse Stock Split Ratio to Implement

In determining which Reverse Stock Split ratio to implement, if any, following receipt of stockholder approval of Proposal 4, our Board may consider, among other things, various factors, such as:

●	The historical trading price and trading volume of our common stock;

●	The then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market for our common stock in the short-and long-term;

●	Our ability to maintain our listing on The Nasdaq Capital Market;

●	Which Reverse Stock Split ratio would result in the least administrative cost to us;

●	Prevailing general market and economic conditions; and

●	Whether and when our Board of Directors desires to have the additional authorized but unissued shares of common stock that will result from the implementation of a Reverse Stock Split available to provide the flexibility to use our common stock for business and/or financial purposes, as well as to accommodate the shares of our common stock to be authorized and reserved for future equity awards.

Effects of Reverse Stock Split

After the effective date of the Reverse Stock Split, each stockholder will own a reduced number of shares of common stock. However, the Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share as described below. Voting rights and other rights and preferences of the holders of our common stock will not be affected by a Reverse Stock Split (other than as a result of the rounding up in lieu of issuing fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to a Reverse Stock Split would continue to hold 2% (assuming there is no impact as a result of the rounding up in lieu of issuing fractional shares) of the voting power of the outstanding shares of our common stock immediately after such Reverse Stock Split. The number of stockholders of record will not be affected by a Reverse Stock Split.

The principal effects of a Reverse Stock Split will be that:

●	Depending on the Reverse Stock Split ratio selected by the Board, each 2 to 100 shares of our common stock owned by a stockholder will be combined into one new share of our common stock;

●	By effectively condensing a number of pre-split shares into one share of common stock, the per share price of a post-split share is generally greater than the per share price of a pre-split share. The amount of the initial increase in per share price and the duration of such increase, however, is uncertain. The Board may utilize the Reverse Stock Split as part of its plan to maintain the required minimum per share price of the common stock under the Nasdaq listing standards;

●	By reducing the number of shares outstanding without reducing the number of shares of common stock authorized for issuance, the Reverse Stock Split will increase the number of shares of common stock available for issuance. The Board believes the increase is appropriate for use to fund the future operations of the Company. Although the Company does not have any pending acquisitions for which shares are expected to be used, the Company may also use authorized shares in connection with the financing of future acquisitions;

●	No fractional shares of common stock will be issued in connection with the Reverse Stock Split; instead, stockholders who would be entitled to receive fractional shares of common stock because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will be issued an additional fraction of a share of common stock to round up to the next whole post-Reverse Stock Split share of common stock;

●	The total number of authorized shares of our common stock will remain at 5,000,000,000;

●	The total number of authorized shares of our preferred stock will remain at 500,000,000;

●	Based upon the Reverse Stock Split ratio selected by the Board, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise or vesting of all then outstanding stock options, restricted stock units and warrants, which will result in a proportional decrease in the number of shares of common stock reserved for issuance upon exercise or vesting of such stock options, restricted stock units and warrants, and, in the case of stock options and warrants, a proportional increase in the exercise price of all such stock options and warrants;

●	Based upon the Reverse Stock Split ratio selected by the Board, proportionate adjustments will be made to the per share conversion price of outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock and the number of shares of common stock issuable upon the conversion of then outstanding shares of the Preferred Stock, which will result in a proportional decrease in the number of shares of common stock reserved for issuance upon exercise of such Preferred Stock and a proportional increase in the conversion price of all such Preferred Stock; and

●	The number of shares then reserved for issuance under our equity compensation plans will generally be reduced proportionately based upon the Reverse Stock Split ratio selected by the Board; however, pursuant to the terms of the Company’s 2022 Equity Incentive Plan, as amended, the number of shares then reserved for issuance under such plan will not be adjusted based upon the Reverse Stock Split ratio.

After the effective date of the Reverse Stock Split, our common stock would have a new committee on uniform securities identification procedures number, or CUSIP number, a number used to identify our common stock.

Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The implementation of any proposed Reverse Stock Split will not affect the registration of our common stock under the Exchange Act. Our common stock would continue to be listed on The Nasdaq Capital Market under the symbol “MULN” immediately following the Reverse Stock Split, although it is likely that Nasdaq would add the letter “D” to the end of the trading symbol for a period of 20 trading days after the effective date of the Reverse Stock Split to indicate that the Reverse Stock Split had occurred.

Effective Date

The proposed Reverse Stock Split would become effective at 4:30 p.m., Eastern Time, on the date of filing of a Certificate of Amendment with the office of the Secretary of State of the State of Delaware, or such later date and time as is set forth in the Certificate of Amendment, which date we refer to in this Proposal 1 as the “Reverse Split Effective Date.” At the effective time on the Reverse Split Effective Date, shares of common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of us or our stockholders, into a reduced number of shares of our common stock in accordance with the Reverse Stock Split ratio determined by our Board within the limits set forth in this Proposal 1 and stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will be issued an additional fraction of a share of common stock to round up to the next whole share.

Effect on Beneficial Holders (i.e., Stockholders Who Hold in “Street Name”)

If the proposed Reverse Stock Split is approved and effected, we intend to treat common stock held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as stockholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their customers holding common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold shares of common stock with a bank, broker or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker or other nominee.

Effect on Registered “Book-Entry” Holders (i.e., Stockholders That are Registered on the Transfer Agent’s Books and Records but do not Hold Certificates)

Some of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with our transfer agent, Continental Stock Transfer. These stockholders do not have stock certificates evidencing their ownership of common stock. They are, however, provided with a statement reflecting the number of shares registered in their names. If a stockholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-reverse stock split shares. If a stockholder is entitled to post-reverse stock split shares, a statement will automatically be sent to the stockholder’s address of record indicating the number of shares of common stock held following the Reverse Stock Split.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value of our common stock would remain unchanged at $0.001 per share, if the Reverse Stock Split is effected.

The Company’s stockholders’ equity in its consolidated balance sheet would not change in total. However, the Company’s stated capital (i.e., $0.001 par value times the number of shares issued and outstanding), would be proportionately reduced based on the reduction in shares of common stock outstanding. Additional paid in capital would be increased by an equal amount, which would result in no overall change to the balance of stockholders’ equity.

Additionally, net income or loss per share for all periods would increase proportionately as a result of the Reverse Stock Split since there would be a lower number of shares outstanding. We do not anticipate that any other material accounting consequences would arise as a result of the Reverse Stock Split.

Potential Anti-Takeover Effect

Even though the proposed Reverse Stock Split would result in an increased proportion of unissued authorized shares to issued shares, which could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of us with another company), the Reverse Stock Split is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar amendments to the Board and our stockholders.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the General Corporation Law of the State of Delaware with respect to the proposed amendment to our Second Amended and Restated Certificate of Incorporation to effect a Reverse Stock Split.

Material U.S. Federal Income Tax Considerations of the Reverse Stock Split

The following discussion summarizes certain material U.S. federal income tax considerations of the Reverse Stock Split that would be expected to apply generally to U.S. Holders (as defined below) of our common stock. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, or the Code, existing Treasury Regulations under the Code and current administrative rulings and court decisions, all of which are subject to change or different interpretation. Any change, which may or may not be retroactive, could alter the tax consequences to us or our stockholders as described in this summary. No ruling from the U.S. Internal Revenue Service, or the IRS, has been or will be requested in connection with the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or a court would not sustain any such challenge.

No attempt has been made to comment on all U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to particular U.S. Holders, including holders: (i) who are subject to special tax rules such as dealers, brokers and traders in securities, mutual funds, regulated investment companies, real estate investment trusts, insurance companies, banks or other financial institutions or tax-exempt entities; (ii) who acquired their shares in connection with stock options, stock purchase plans or other compensatory transactions; (iii) who hold their shares as a hedge or as part of a hedging, straddle, “conversion transaction”, “synthetic security”, integrated investment or any risk reduction strategy; (iv) who are partnerships, limited liability companies that are not treated as corporations for U.S. federal income tax purposes, S corporations, or other pass-through entities or investors in such pass-through entities; (v) who do not hold their shares as capital assets for U.S. federal income tax purposes (generally, property held for investment within the meaning of Section 1221 of the Code); (vi) who hold their shares through individual retirement or other tax-deferred accounts; or (vii) who have a functional currency for United States federal income tax purposes other than the U.S. dollar.

In addition, the following discussion does not address state, local or foreign tax consequences of the Reverse Stock Split, the Medicare tax on net investment income, U.S. federal estate and gift tax, the alternative minimum tax, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code, or any other aspect of any U.S. federal tax other than the income tax. The discussion assumes that for U.S. federal income tax purposes the Reverse Stock Split will not be integrated or otherwise treated as part of a unified transaction with any other transaction. Furthermore, the following discussion does not address the tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split.

For purposes of this discussion, a U.S. Holder means a beneficial owner of our common stock who is: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any subdivision thereof; (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or (iv) a trust (other than a grantor trust) if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

HOLDERS OF OUR COMMON STOCK ARE ADVISED AND EXPECTED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF THEIR PERSONAL CIRCUMSTANCES AND THE CONSEQUENCES OF THE REVERSE STOCK SPLIT UNDER STATE, LOCAL AND FOREIGN TAX LAWS.

Tax Consequences of the Reverse Stock Split

●	The Reverse Stock Split is intended to be treated as a tax deferred “recapitalization” for U.S. federal income tax purposes. The remainder of the discussion assumes the Reverse Stock Split will qualify as a recapitalization.

●	No gain or loss will be recognized by us as a result of the Reverse Stock Split.

●	A U.S. Holder who receives solely a reduced number of shares of common stock pursuant to the Reverse Stock Split will generally recognize no gain or loss. A U.S. Holder who receives cash in lieu of a fractional share interest will generally recognize gain or loss equal to the difference between (i) the portion of the tax basis of the pre-Reverse Stock Split shares allocated to the fractional share interest and (ii) the cash received.

●	A U.S. Holder’s basis in the U.S. Holder’s post-Reverse Stock Split shares will be equal to the aggregate tax basis of such U.S. Holder’s pre-Reverse Stock Split shares decreased by the amount of any basis allocated to any fractional share interest for which cash is received.

●	The holding period of our stock received in the Reverse Stock Split will include the holding period of the pre-Reverse Stock Split shares exchanged.

●	For purposes of the above discussion of the basis and holding periods for shares of the stock received in the Reverse Stock Split, U.S. Holders who acquired different blocks of our stock at different times for different prices must calculate their basis, gains and losses, and holding periods separately for each identifiable block of such stock exchanged, converted, canceled or received in the Reverse Stock Split. U.S. Holders who acquired different blocks of our stock at different times for different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

●	Any gain or loss recognized by a U.S. Holder as a result of the Reverse Stock Split will generally be a capital gain or loss and will be long term capital gain or loss if the U.S. Holder’s holding period for the shares of our stock exchanged is more than one year.

●	Certain U.S. Holders may be required to attach a statement to their tax returns for the year in which the Reverse Stock Split is consummated that contains the information listed in applicable Treasury Regulations. U.S. Holders are urged to consult their own tax advisors with respect to the applicable reporting requirements.

●	Any cash payments for fractional shares made to U.S. Holders in connection with the Reverse Stock Split may be subject to backup withholding on a U.S. Holder’s receipt of cash, unless such U.S. Holder furnishes a correct taxpayer identification number and certifies that such U.S. Holder is not subject to backup withholding or such U.S. Holder is otherwise exempt from backup withholding. In the event any amount is withheld under the backup withholding rules, the U.S. Holder should consult with its own tax advisors as to whether the U.S. Holder is entitled to any credit, refund or other benefit with respect to such backup withholding and the procedures for obtaining such credit, refund or other benefit.

Reservation of Right to Abandon Reverse Stock Split

The Board of Directors reserves the right to abandon the Reverse Stock Split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of State of the State of Delaware of the Certificate of Amendment, even if the authority to effect the Reverse Stock Split has been approved by our stockholders at the Annual Meeting.

Vote Required; Board of Directors Recommendation

You may vote in favor of or against this proposal or you may abstain from voting.

Approval of Proposal 4 will require votes cast for the Reverse Stock Split Proposal exceed the votes cast against such proposal, assuming the presence of a quorum and if the shares of common stock meet the listing requirement of the national securities exchange on which they are listed relating to the minimum number of holders immediately after the reverse stock split amendment becomes effective. Holders of shares of common stock, Series A Preferred Stock and Series C Preferred Stock (voting on an as-converted to common stock basis) are entitled to cast votes on this Reverse Stock Split Proposal.

Proposal 4 is a routine matter. If you own shares through a bank, broker or other holder of record, those shares may be voted on Proposal 4 by such bank, broker or other holder of record. Abstentions and broker non-votes (if any) will have no effect on the approval of this Proposal 4. Abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF AN AMENDMENT OF THE COMPANY’S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK AT AN EXCHANGE RATIO BETWEEN 1-FOR-2 TO 1-FOR-100, AS DETERMINED BY THE COMPANY’S BOARD OF DIRECTORS

PROPOSAL 5

APPROVAL OF AN AMENDMENT TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK
AUTHORIZED FOR ISSUANCE UNDER THE 2022 PLAN BY 20,000,000 SHARES

General

We are asking stockholders to approve an amendment (the “Amendment”) to the Mullen Automotive Inc. 2022 Equity Incentive Plan (the “2022 Plan”), which Amendment was adopted by our Board of Directors (the “Board”) on December 27, 2024, subject to such stockholder approval. The Amendment increases the maximum aggregate number of shares of common stock and stock equivalents available for the grant of awards under the 2022 Plan by an additional 20,000,000 shares of common stock (not subject to adjustment for any decrease or increase in the number shares of common stock resulting from a stock spilt, reverse stock split, recapitalization, combination, reclassification, the payment of a stock dividend on the common stock or any other decrease in the number of such shares of common stock effected without receipt of consideration by the Company). Except for this increase in the number of shares available for awards, the 2022 Plan otherwise remains materially unchanged by the Amendment.

The 2022 Plan was originally adopted by our stockholders in July 2022 and, at that time, we initially reserved 7,000,000 shares of our common stock (adjusted to reflect the 1:25 reverse stock split effective May 4, 2023) under the 2022 Plan. In August 2023, the stockholders approved an amendment increasing the reserved shares under the 2022 Plan by 52,0000 shares, which amendment also provides that all shares reserved under the 2022 Plan are not subject to any adjustment, and in September 2023, the stockholders approved an amendment increasing the reserved shares under the 2022 Plan by an addition 11,000,000 shares. As of December 20, 2024, there were 17,384,753 shares available for future grants of awards under the 2022 Plan. However, despite these available shares, the Company anticipates that it will be granting additional awards to its employees, executives and directors as well as consultants during the next few months, which it believes will deplete most, if not all, of the remaining amount of reserved shares.

The Amendment was adopted by our Board (i) recognizing that in the near future there will be a lack of available shares under the 2022 Plan (ii) in order to recognize and provide equity incentives to continue our strong growth and performance, and (iii) to continue to have awards available for grant to our employees, directors, and third party service providers consistent with the factors described in the “Executive Compensation” section in this proxy statement. Those factors include: the individual’s position and scope of responsibility; the vesting period (and thus, retention value) remaining on the grantee’s existing options; the grantee’s ability to affect profitability and stockholder value; the grantee’s historic and recent job performance; equity compensation for similar positions at comparable companies; and the value of stock options in relation to other elements of total compensation.

We believe that a cost-effective and competitive equity compensation program that includes awards is essential for recruiting, motivating, and retaining talented employees, including our executive managers and named executive officers. For this reason, combined with the other factors listed above, our Board approved the Amendment on December 27, 2024.

Nasdaq Rule Listing 5635(c) requires stockholder approval for the establishment or material amendment of any equity compensation arrangement, with limited exceptions. We are seeking the approval of our stockholders in accordance with Nasdaq Listing Rule 5635(c) for two separate amendments to our 2022 Plan — one amendment (this Proposal 5) to increase the number of shares under the 2022 Plan and a second and separate amendment (Proposal 6 which follows) to adopt an automatic annual increase in the shares of common stock available for issuance under the 2022 Plan. Each amendment will be voted on separately, and the approval of either amendment is not contingent upon the approval of the other. This section addresses Proposal 5 – approval of the Amendment to the 2022 Plan to increase the shares of common stock available for issuance under the 2022 Plan. As required by the applicable Nasdaq rules, the Amendment will not become effective unless it is approved by our stockholders.

The Amendment to Increase the Shares of Common Stock Available for Issuance under the 2022 Plan

The Amendment to the 2022 Plan contemplated by this Proposal 5 calls for the increase in the number of shares of common stock that may be issued under the 2022 Plan by 20,000,000 shares. Pursuant to Proposal 5, Section 4.1 of the 2022 Plan will be amended to be redesignated as Section 4.1(a) and shall read as follows::

“(a) As provided in Section 4.3, the total number of Shares available for grant under the Plan shall be Ninety Million (90,000,000) Shares, not subject to adjustment for any decrease or increase in the number of Shares resulting from a stock split, reverse stock split, recapitalization, combination, reclassification, the payment of a stock dividend on the common stock or any other decrease in the number of such Shares effected without receipt of consideration by the Company. Shares granted under the Plan may be authorized but unissued Shares or reacquired Shares bought on the market or otherwise.”

The summary of the Amendment to the 2022 Plan contemplated by Proposal 5 is qualified in its entirety by reference to the full text of the current 2022 Plan, a copy of which is attached to this proxy statement as Appendix C. The major features of the current 2022 Plan are summarized below. This summary is also qualified in its entirety by Appendix C.

Key Considerations

The following paragraphs include additional information to help assess the potential dilutive impact of awards under the 2022 Plan.

Excluding the effects of the Amendment, as of December 20, 2024, there are currently 17,384,753 shares available for future grants of awards under the 2022 Plan. The 20,000,000 shares of common stock requested to be provided under the Amendment in this Proposal 4 represent [ ]% of the [ ] issued and outstanding shares as of the Record Date, January 21, 2025.

Our Board believes the additional 20,000,000 shares of common stock to be made available for grants of awards under the Amendment represents reasonable potential equity dilution and provides management with an appropriate equity plan with which to satisfactorily align the incentives of our employees, directors and other eligible participants to increase the value of our company for all stockholders.

The inclusion of this information in this Proxy Statement should not be regarded as an indication that the assumptions used to determine the number of shares will be predictive of actual future equity grants. These assumptions are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those in the forward-looking statements, including our ability to attract and retain talent, achievement of performance metrics with respect to certain equity-based awards, the extent of option exercise activity, and others, including those described in our Form 10-K for the year ended September 30, 2024.

Highlights of the Amendment

The Amendment increases the maximum aggregate number of shares of stock and stock equivalents authorized for issuance under the 2022 Plan by 20,000,000 shares of common stock, subject to stockholder approval of the Amendment to the 2022 Plan.

Summary of the 2022 Equity Incentive Plan

The 2022 Plan, as amended by the Amendment, contains the following important features:

●	Repricing of stock options and stock appreciation rights is prohibited unless stockholder approval is obtained.

●	Stock options and stock appreciation rights must be granted with an exercise price that is not less than 100% of the fair market value on the date of grant.

●	The 2022 Plan has a ten-year term.

●	If an award expires unexercised, or is forfeited, canceled, reacquired by us at cost, satisfied without issuance of stock or payment of cash or is otherwise terminated without being exercised, the unvested or cancelled shares will be returned to the available pool of shares for future awards.

Administration. The 2022 Plan is administered by the Compensation Committee of our Board. Subject to the provisions of the 2022 Plan, the Compensation Committee has full power and authority to select the participants to whom awards will be granted, to determine (and modify) the specific terms and conditions of each award, including the conditions for the vesting, performance goals and exercisability of the award, and to interpret the 2022 Plan and adopt, amend, or rescind rules, procedures, agreements, and forms relating to the 2022 Plan.

Eligibility. Employees, directors, and third party service providers are eligible to receive awards, although third party service providers and outside directors are not eligible for incentive stock options. The Compensation Committee has the discretion to select the employees, directors, and third party service providers to whom awards will be granted. As of June 9, 2023, we had approximately 200 employees, 4 non- employee directors and 10 consultants (including Ignacio Novoa and William Miltner) who were eligible to participate in the 2022 Plan. The actual number of individuals or entities who will receive awards cannot be determined in advance because the Compensation Committee has the discretion to select the award recipients.

Types of Awards. The following is a brief summary of the types of awards that may be granted:

Stock Options. A stock option (either an incentive stock option or a non-statutory stock option) entitles the participant to purchase shares of our common stock at specified times at an exercise price set on the grant date. A participant has no rights as a stockholder with respect to any shares covered by the option until the option is exercised by the participant and shares are issued by us. At the time of grant, the Compensation Committee will determine such matters as: (a) whether the award will be an incentive stock option or a non-statutory stock option; (b) the number of underlying shares; (c) the exercise price, which may not be less than 100% of the fair market value of a share on the grant date; (d) the vesting schedule; and (e) the term of the option, which may not exceed 10 years from the grant date.

Stock Appreciation Right (“SAR”). An SAR is an award entitling the participant to receive cash or shares, or a combination thereof, with a value equal to any increase in the value of our shares from the date of grant to the date of exercise. The amount of the award to be paid on an exercise date is determined by multiplying the number of shares for which the SAR is exercised by the excess of the fair market value of a share on the date of exercise over the per share exercise price. For cash-settled SARs, the participant will have no rights as a stockholder. For stock-settled SARs, the participant will have no rights as a stockholder with respect to any shares covered by the SAR until the award is exercised by the participant and we issue the shares. At the time of grant, the Compensation Committee will determine such matters as: (a) the number of shares subject to the award; (b) whether the award will be settled in cash, shares, or a combination of both; (c) the exercise price, which may not be less than 100% of the fair market value of a share on the grant date; (d) the vesting schedule; and (e) the term of the SAR. A SAR may be granted independently or in combination with a related stock option. The term of an SAR may not exceed 10 years from the grant date.

Restricted Stock and Restricted Stock Units. A restricted stock award is an award to the participant of shares of our stock, which may be subject to restrictions on sale or transfer and/or recoverable by us if specified conditions are not met. A restricted stock unit is an award entitling the participant to receive shares or the cash equivalent of shares at a future date, subject to restrictions. In either case, the lapse of these restrictions may be based on continuing employment (or other business relationship) with us and our subsidiaries and/or achievement of performance goals. At the time of grant, the Compensation Committee will determine such matters as: (a) the number of shares subject to the award; (b) the purchase price or consideration (if any) for the shares; (c) the restrictions placed on the shares; (d) the date(s) when the restrictions placed on the shares will lapse or the performance period during which the achievement of the performance goals will be measured; and (e) in the case of restricted stock units, whether the award will be paid in shares or the cash equivalent of the value of shares. During the period that the restrictions are in place, a participant granted restricted stock will have the rights of a stockholder, including voting and dividend rights, but not the right to sell or transfer the shares, and subject to the obligation to return the share under specified circumstances. A participant granted restricted stock units does not have stockholder rights until shares are issued, if at all.

Performance-Based Awards. Any of the awards under the 2022 Plan may be granted as performance- based awards. As determined by the Compensation Committee, the performance goals applicable to an award may be based upon one or more of the following performance criteria: revenue; gross profit or margin; operating profit or margin; earnings before or after interest, taxes, depreciation, and/or amortization; net earnings or net income (before or after taxes); earnings per share; share price (including, but not limited to, growth measures and total stockholder return); cost reduction or savings; return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue); cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment); productivity ratios or other metrics; performance against budget; market share; working capital targets; economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital); financial ratio metrics; and organizational/transformation metrics. These measures may be measured against our performance or other benchmarks. The Compensation Committee may provide in any such award that any evaluation of performance may include or exclude certain specified events that occur during a performance period.

Limited Transferability of Awards. Awards generally may not be sold or transferred, other than by will or by the applicable laws of descent and distribution or pursuant to a domestic relations order entered by a court of competent jurisdiction.

Effect of Change in Control and other Corporate Transactions. In the event of (i) a Change in Control with respect to us as defined in the 2022 Plan, including certain changes in ownership or Board composition, specified mergers, or sale of all or substantially all of our assets or (ii) and other merger, consolidation, sale of substantially all of our assets or other reorganization (collectively, (i) and (ii) are referred to as “Covered Transactions” in the 2022 Plan), any outstanding awards that are not assumed by the successor or substituted with an equivalent award (or if we are the surviving company in the transaction, any awards for which the transaction does not result in a continuation of such award) will be fully vested and exercisable, including shares that would not otherwise have been vested and exercisable, and shall remain exercisable for a period of fifteen (15) days from the date of notice from the Compensation Committee to the participant of such acceleration of vesting, and the award shall terminate at the end of such period.

The 2022 Plan grants the Compensation Committee authority to provide that any award shall become fully vested and exercisable in any Covered Transaction, including in the event of a participant’s termination of service without “Cause” or for “Good Reason” (as such terms are defined in the 2022 Plan) within a designated period (not to exceed 18 months) following the effective date of any Covered Transaction. All unvested options currently outstanding under the 2022 Plan vest on involuntary termination of employment within 18 months following a Covered Transaction.

Liquidation. In the event liquidation or dissolution of our company is proposed, each participant will be notified as soon as practicable before the effective date of the proposed transaction. The Compensation Committee may provide for a participant to have the right to exercise any outstanding awards until 10 days prior to the transaction (including by accelerating the exercise of awards that would not otherwise be exercisable) and may provide that repurchase options or forfeiture rights on awards can lapse if the proposed transaction takes place as contemplated. To the extent not exercised prior to the transaction, an award will terminate.

U.S. Federal Income Tax Consequences. The following is a summary of the general federal income tax consequences to participants who are U.S. taxpayers and to us relating to awards granted under the 2022 Plan. This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant based upon his or her specific circumstances.

Incentive Stock Options. No taxable income is recognized when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax). If the participant exercises an incentive stock option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the incentive stock option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option. Any additional gain or loss will be capital gain or loss.

Non-statutory Stock Options and Stock Appreciation Rights. No taxable income is recognized when a non-statutory stock option or a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the exercise date over the exercise price. Any additional gain or loss recognized upon later disposition of any shares received on exercise is capital gain or loss.

Restricted Stock. The federal income tax consequences of restricted stock depend on the facts and circumstances of each award, including, in particular, the nature of any restrictions imposed with respect to the awards. In general, unless the participant makes a valid election under Section 83(b) of the Code to be taxed at the time of grant of restricted stock, if an award is subject to a “substantial risk of forfeiture” (e.g., conditioned upon the future performance of substantial services by the participant) and is nontransferable, the participant will not have taxable income upon the grant of restricted stock. Instead, at the time the participant holds stock or other property free of any substantial risk of forfeiture or transferability restrictions, the participant will recognize ordinary income equal to the fair market value (on that date) of the shares or other property less any amount paid. Alternatively, the participant may elect under Section 83(b) of the Code to include as ordinary income in the year of grant of restricted stock, an amount equal to the fair market value (on the grant date) of the restricted stock less any amount paid.

Restricted Stock Units. In general, the participant will not have taxable income upon the grant of restricted stock units. Instead, when the restricted stock units vest and the participant receives stock or other property pursuant to the restricted stock units, the participant will recognize ordinary income equal to the fair market value (on the date of receipt) of the shares or other property less any amount paid.

Tax Withholding. Ordinary income recognized on exercise of non-statutory stock options and stock appreciation rights, on vesting of restricted stock and on delivery of stock or other property under restricted stock units is subject to income tax and employment tax withholding, unless the participant is a non- employee director or consultant. The Compensation Committee may allow a participant to satisfy his or her tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an award by electing to have shares withheld, and/or by delivering to us already-owned shares of our common stock.

Tax Effect for Us. We generally will be entitled to a tax deduction for an award under the 2022 Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes the income (for example, the exercise of a non-statutory stock option). However, Section 162(m) of the Code limits our ability to deduct the annual compensation to the principal executive officer, principal financial officer and the next three most highly compensated officers to $1,000,000 per individual, subject to an exception for qualified performance-based compensation granted on or before November 2, 2017.

This summary does not contain all information about the 2022 Plan. The complete text of the 2022 Plan as amended to date can be found by reading the original 2022 Plan, which can be found in Appendix C to this proxy statement and is also available in our definitive proxy statement - Appendix B for our 2022 Annual Meeting of Stockholders filed with the SEC on June 24, 2022. A copy of the Amendment to the 2022 Plan is included as Appendix B to this Proxy Statement. The foregoing description of the 2022 Plan is qualified in its entirety by reference to the full text of the 2022 Plan, which is incorporated herein by reference.

Other Information

Because all awards made under the 2022 Plan, as amended, will be made at the Compensation Committee’s discretion, the benefits and amounts that will be received or allocated under the 2022 Plan, including the Amendment are not determinable at this time. The closing price of the common stock, as reported on Nasdaq on July 5, 2023, was $0.171 per share.

Vote Required; Board of Directors Recommendation

You may vote in favor of or against this proposal or you may abstain from voting. Approval of Amendment to the 2022 Equity Incentive Plan requires the affirmative vote of a majority of the voting power of the outstanding shares of our common stock, our Series A Preferred and our Series C Preferred (voting on an as-converted to common stock basis), present in person or represented by proxy at the Meeting and entitled to vote thereon, all voting together as single class, assuming the presence of a quorum. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board are to be voted on this proposal, such shares will be voted in favor of the approval of amendment to the 2022 Plan.

Proposal 5 is a non-routine matter. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote on Proposal 5 in order for them to vote your shares so that your vote can be counted. Abstentions will have the same effect as votes “against” the proposal. Broker non-votes will have no effect on the result of the vote, although broker non-votes will be considered present for the purpose of determining the presence of a quorum. If the stockholders do not approve this proposal, the Company may not be able to grant additional equity awards under the 2022 Plan. If the stockholders do not approve this proposal, the 2022 Plan will not be amended but the Company reserves the right to adopt such other compensation plans and programs as it deems appropriate and in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE MULLEN AUTOMOTIVE INC. 2022 EQUITY INCENTIVE PLAN

PROPOSAL 6

APPROVAL OF AMENDMENT TO THE 2022 PLAN

FOR THE ADOPTION OF AN AUTOMATIC ANNUAL INCREASE
IN THE SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE 2022 PLAN

Introduction

As noted above in Proposal 5, Nasdaq Listing Rule 5635(c) requires stockholder approval for the establishment or material amendment of any equity compensation arrangement, with limited exceptions. In addition to the increase in the number of shares available for issuance under the 2022 Plan as contemplated by Proposal 5, we are seeking by way of this Proposal 6 the approval of our stockholders in accordance with Nasdaq Rule 5635(c) for an amendment to our 2022 Plan for the adoption of an automatic annual increase in the shares of common stock available for issuance under the 2022 Plan. Our Board has approved the 2022 Plan amendment contemplated by this Proposal 6 and recommends its approval by our stockholders. Please note that the two amendments contemplated by Proposal 5 and Proposal 6 will be voted on separately, and the approval of either amendment is not contingent upon the approval of the other.

The 2022 Plan was originally adopted by our stockholders in July 2022 and, at that time, we initially reserved 7,000,000 shares of our common stock (adjusted to reflect the 1:25 reverse stock split effective May 4, 2023) under the 2022 Plan. In August 2023, the stockholders approved an amendment increasing the reserved shares under the 2022 Plan by 52,0000 shares, which amendment also provides that all shares reserved under the 2022 Plan are not subject to any adjustment, and in September 2023, the stockholders approved an amendment increasing the reserved shares under the 2022 Plan by an addition 11,000,000 shares. As of December 20, 2024, there were 17,384,753 shares available for future grants of awards under the 2022 Plan.

The Amendment to Adopt an Automatic Annual Increase of Shares Available for Issuance under the 2022 Plan

The 2022 Plan amendment contemplated by this Proposal 6 calls for the adoption of an automatic annual increase in the shares of common stock available for issuance under the 2022 Plan. Pursuant to this provision, the number of shares available for issuance under the 2022 Plan will automatically increase on October 1st of each year, commencing on October 1, 2025 until the Plan’s expiration in July 2032, in an amount equal to ten percent (10%) of the total number of shares of common stock outstanding on September 30th of the preceding fiscal year, provided that our Board may decide, prior to the first day of any fiscal year, to provide that there shall be no increase in the shares available for issuance under the 2022 Plan for such fiscal year or that the increase shall be a lesser number of shares than otherwise provided under the automatic annual increase provision.

Our Board believes that the 2023 Plan amendment contemplated by Proposal 6 is an effective and cost-efficient means to ensure that we maintain under the 2022 Plan the flexibility with respect to stock-based compensation necessary to establish appropriate long-term incentives to achieve our objectives. Specifically, our Board believes that it is advisable to ensure annual increases in the share limit under the 2022 Plan in order to attract and compensate employees, officers, directors and others upon whose judgment, initiative and effort we depend.

Pursuant to the 2022 Plan amendment contemplated by Proposal 6, a new Section 4.1(b) to the 2022 Plan will be included, as follows:

“(b) In addition to subpart (a) above, the number of shares of Common Stock available for grant under the Plan shall automatically increase on October 1st of each year, in an amount equal to ten percent (10%) of the total number of shares of Common Stock outstanding on September 30th of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to the first day of any fiscal year, to provide that there shall be no increase in the shares available for grant for such fiscal year or that the increase in the shares available for grant for such fiscal year shall be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence. For clarity, the share available for grant in this Section 4.1 is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 4.1 does not limit the granting of Stock Awards outside of the Plan. Shares of Common Stock may be issued in connection with a merger or acquisition as permitted by, as applicable, Nasdaq Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, NYSE-American Company Guide Section 711 or other applicable rule, and any such issuance shall not reduce the number of shares of Common Stock available for issuance under the Plan.”

This summary of the 2022 Plan amendment contemplated by Proposal 6 is qualified in its entirety by reference to the full text of the current 2022 Plan, a copy of which is attached to this proxy statement as Appendix C. The major features of the current 2022 Plan are summarized above in “Proposal 5— Approval of an Amendment to increase the number of shares of Common Stock authorized for issuance under the 2022 Plan by 20,000,000 shares.” That summary is also qualified in its entirety by Appendix C.

Vote Required; Board of Directors Recommendation

You may vote in favor of or against this proposal or you may abstain from voting. Approval of the 2022 Plan amendment contemplated by this Proposal 6 requires the affirmative vote of a majority of the voting power of the outstanding shares of our common stock, our Series A Preferred and our Series C Preferred (voting on an as-converted to common stock basis), present in person or represented by proxy at the Meeting and entitled to vote thereon, all voting together as single class, assuming the presence of a quorum. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board are to be voted on this proposal, such shares will be voted in favor of the approval of such amendment to the 2022 Plan.

Proposal 6 is a non-routine matter. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote on Proposal 6 in order for them to vote your shares so that your vote can be counted. Abstentions will have the same effect as votes “against” the proposal. Broker non-votes will have no effect on the result of the vote, although broker non-votes will be considered present for the purpose of determining the presence of a quorum. If the stockholders do not approve this proposal, the 2022 Plan will not be amended but the Company reserves the right to adopt such other compensation plans and programs as it deems appropriate and in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE 2022 PLAN FOR THE ADOPTION OF AN AUTOMATIC ANNUAL INCREASE IN THE SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE 2022 PLAN

PROPOSAL 7

APPROVAL OF AN AMENDMENT TO THE COMPANY’S SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF
PREFERRED STOCK TO 1,000,000,000

The Board of Directors has recommended an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to increase the aggregate number of shares of Preferred Stock that the Company is authorized to issue from 500,000,000 to 1,000,000,000 (the “Amendment”). Pursuant to various sections of the DGCL and the Company’s Second Amended and Restated Certificate of Incorporation (the “Delaware Charter”), stockholder approval of this amendment is required to make it effective. A form of Amendment is attached to this Proxy Statement as Appendix D.

On December 27, 2024, our Board unanimously adopted resolutions approving the proposed Amendment and declared the Amendment, in substantially the form of the certificate of amendment attached as Appendix D hereto and incorporated herein by reference, to be advisable and in the best interests of the Company and our stockholders. Accordingly, our Board is submitting the proposed Amendment for approval by our stockholders. The proposed Amendment would increase the number of shares of Preferred Stock that we are authorized to issue from 500,000,000 shares of Preferred Stock to 1,000,000,000 shares of Preferred Stock, with a corresponding increase in our total authorized capital stock, which includes Common Stock and Preferred Stock, from 5,500,000,000 shares to 6,000,000,000 shares.

If stockholders approve this proposal, we expect to file the certificate of amendment with the Secretary of State of the State of Delaware to increase the number of authorized shares of our Preferred Stock as soon as practicable following stockholder approval.

Reasons for the Increase in Authorized Shares

Our Board believes it is appropriate to increase our authorized shares of Preferred Stock so that we have shares available to provide additional flexibility to promptly and appropriately use our Preferred Stock for business and financial purposes in the future and pursue our strategic objectives, as well as to have sufficient shares available to provide appropriate equity incentives for our employees and other eligible service providers. The additional shares of Preferred Stock, if approved, may be used for various purposes without further stockholder approval. These purposes may include raising capital; providing equity incentives to employees, officers, directors, consultants and/or advisors; establishing collaborative or partnering arrangements with other companies; expanding our business through the acquisition of other businesses, products or technologies; and other purposes.

Of the 500,000,000 shares of preferred stock currently authorized, 200,000 shares are designated as Series A Preferred Stock, 11,000,000 shares were designated as Series B Preferred Stock, 40,000,000 shares are designated as Series C Preferred Stock, 437,500,001 shares are designated as Series D Preferred Stock, and 76,950 shares are designated as Series E Preferred Stock. Pursuant to the terms of our Certificate of Incorporation, upon conversion of shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, such shares so converted are cancelled and not issuable. Based on our previous issuances of preferred stock, as of January 21, 2025, we are currently authorized to issue up to 126,263,159 shares of Preferred Stock, of which 83,859 shares remain designated as Series A Preferred Stock, 50,000 shares remain designated as Series A-1 Junior Participating Preferred Stock, 6,432,681 shares remain designated as Series B Preferred Stock, 24,874,079 shares remain designated as Series C Preferred Stock, 84,572,538 shares remain designated as Series D Preferred Stock and 0 shares remain designated as Series E Preferred Stock.

We currently have no specific plans, arrangements, or understandings to issue additional shares of Preferred Stock, and we have not allocated any specific portion of the proposed increase in authorized Preferred Stock to any particular purpose. We continually evaluate our capital structure and may consider an equity offering if, among other things, market conditions are favorable or there is a favorable business opportunity.

Effects of the Increase in Authorized Shares

The additional shares of Preferred Stock proposed to be authorized under the Amendment would be deemed “blank check” preferred stock as terms or rights have not been designated. Stockholder approval of the Amendment and issuance of the Preferred Stock authorized thereby would not affect the rights of the holders of our currently outstanding Common Stock and Preferred Stock, except for effects incidental to the designation a new series of Preferred Stock. The additional shares of Preferred Stock authorized by the proposed Amendment could be issued by our Board without further vote of our stockholders except as may be required in particular cases by the Certificate of Incorporation, applicable law, regulatory agencies or Nasdaq rules.

Vote Required

You may vote in favor of or against this proposal or you may abstain from voting. Approval of this proposal will require the affirmative vote of a majority of (i) the outstanding shares of our Common Stock and (ii) the outstanding shares of our Common Stock, Series A Preferred Stock, Series B Preferred Stock (voting on an as-converted to Common Stock basis) and Series C Preferred Stock (voting on an as-converted to Common Stock basis), all voting together, present in person or represented by proxy at the Meeting and entitled to vote thereon, assuming the presence of a quorum. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board are to be voted on this proposal, such shares will be voted in favor of the approval of this Proposal.

This proposal is a routine matter. If you own shares through a bank, broker or other holder of record, those shares may be voted on this proposal by such bank, broker or other holder of record. Abstentions will have no effect on the proposal, based on the Company’s Second Amended and Restated Bylaws. Abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO THE COMPANY’S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF PREFERRED STOCK TO 1,000,000,000

PROPOSAL 8

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed RBSM LLP (“RBSM”) as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2025. RBSM has served as the auditor for the Company since March 1, 2023.

Our former auditor Daszkal Bolton LLP (“Daszkal”) resigned on March 1, 2023 upon the consummation of its merger with CohnReznick LLP. Daszkal served as the Company’s independent registered public accounting firm since September 18, 2020. Daszkal’s resignation as the Company’s independent registered public accounting firm was accepted by the Audit Committee of the Company on March 1, 2023. During the years ended September 30, 2022 and 2021 and the subsequent interim period from October 1, 2022 to March 1, 2023, (i) there were no disagreements between the Company and Daszkal on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Daszkal’s satisfaction, would have caused Daszkal to make reference in connection with its opinion to the subject matter of the disagreement, and (ii) there were no “reportable events,” as that term is described in Item 304(a)(1)(v) of Regulation S-K, except that Daszkal advised the Company of material weaknesses in its internal control over financial reporting as of September 30, 2022 and 2021. The report of Daszkal to the Company’s financial statements for fiscal years ended September 30, 2022 and 2021 included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2022, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principle. The report had been prepared assuming that the Company would continue as a going concern and included an explanatory paragraph regarding the Company’s ability to continue as a going concern as result of loses from operations, debt defaults and a deficiency in working capital.

In connection to Daszkal Bolton LLP’s resignation, the Company engaged RBSM on March 1, 2023 as its new independent registered public accountant for the fiscal year ending September 30, 2023. This decision was approved by the Audit Committee in accordance with the authority of the Audit Committee as specified in its Charter. RBSM has served as the auditor for the Company since March 1, 2023. During the fiscal years ended September 30, 2022 and 2021 and through March 1, 2023, neither the Company nor anyone on its behalf consulted with RBSM regarding (1) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that RBSM concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The stockholders are being requested to ratify the appointment of RBSM at the Meeting. If the selection is not ratified, it is contemplated that the appointment of RBSM for 2024 may be permitted to stand in view of the difficulty and the expense involved in changing independent auditors on short notice, unless the Audit Committee finds other compelling reasons for making a change. Even if the selection is ratified, the Audit Committee and the Board of Directors may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders. The Company anticipates that a representative of RBSM will attend the Meeting. If the RBSM representative attends the Meeting, he/she will have an opportunity to make a statement and to respond to appropriate stockholder questions.

Vote Required

You may vote in favor of or against this proposal or you may abstain from voting. The affirmative vote of a majority of the voting power of the outstanding shares of the Company’s common stock, Series A Preferred Stock and Series C Preferred Stock (voting on an as-converted to common stock basis), present in person or represented by proxy at the Meeting and entitled to vote thereon, all voting together as a single class, assuming the presence of a quorum, is required to ratify the appointment of RBSM as the Company’s independent registered public accounting firm. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board are to be voted on this proposal, such shares will be voted in favor of the appointment of RBSM as the Company’s independent registered public accounting firm. Abstentions will have the same effect as a vote “against” the proposal. Brokers and other nominees that do not receive instructions are generally entitled to vote on the ratification of the appointment of our independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF RBSM LLP

Principal Accountant Fees and Services

The following tables sets forth the aggregate accounting fees paid by (or due from) by the Company for the year ended September 30, 2023 to the independent audit firm RBSM LLP. Audit of the financial statements for the year ended September 30, 2022 as well as review of the interim financial statements for the first quarter of the year ended September 30, 2023 was performed by another audit firm (Daszkal Bolton LLP).

RBSM LLP

Type of Fees	Year Ended September 30, 2024	Year Ended September 30, 2023
Audit fees (including year-end audit and review of quarters 2 and 3)	$	$376,336
Audit related fees		-
Tax fees		-
Total	$	$376,336

Daszkal Bolton LLP

Type of Fees	Year Ended September 30, 2024	Year Ended September 30, 2023
Audit fees (including review of quarter 1)	$	$28,822
Audit related fees		-
Tax fees		-
Total	$	$28,822

Types of Fees Explanation

Audit Fees. The aggregate fees, including expenses, billed by (expected to be billed by) our principal accountant for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q and other services that are normally provided in connection with statutory and regulatory filings.

Audit-Related Fees. The aggregate fees, including expenses, billed by (expected to be billed by) our principal accountant for other assurance and related services that are reasonably related to the performance of the audit or review of our financial statements not reported under “Audit Fees” in the table above.

Tax Fees. The aggregate fees, including expenses, billed by (expected to be billed by) our principal accountant for services rendered for tax compliance, tax advice and tax planning.

Audit Committee Pre-Approval Policy

Our audit committee is responsible for approving in advance the engagement of our principal accountant for all audit services and non-audit services, based on independence, qualifications and, if applicable, performance, and approving the fees and other terms of any such engagement. The audit committee may in the future establish pre-approval policies and procedures pursuant to which our principal accountant may provide certain audit and non-audit services to us without first obtaining the audit committee’s approval, provided that such policies and procedures (i) are detailed as to particular services, (ii) do not involve delegation to management of the audit committee’s responsibilities described in this paragraph and (iii) provide that, at its next scheduled meeting, the audit committee is informed as to each such service for which the principal accountant is engaged pursuant to such policies and procedures. In addition, the audit committee may in the future delegate to one or more members of the audit committee the authority to grant pre-approvals for such services, provided that the decisions of such member(s) to grant any such pre-approval must be presented to the audit committee at its next scheduled meeting.

All audit and audit-related services performed by our principal accountant during the fiscal years ended September 30, 2024, and 2023 were pre-approved by our Audit Committee or by our Board of Directors, then acting in the capacity of an audit committee.

REPORT OF THE AUDIT COMMITTEE

Management is responsible for the Company’s internal controls over financial reporting, disclosure controls and procedures and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with Public Company Accounting Oversight Board (PCAOB) standards and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee has established a mechanism to receive, retain and process complaints on auditing, accounting and internal control issues, including the confidential, anonymous submission by employees, vendors, customers and others of concerns on questionable accounting and auditing matters.

In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the September 30, 2024 audited consolidated financial statements. The Audit Committee also discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standards Update No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the PCAOB in Rule 3200T. In addition, the Audit Committee received the written disclosures from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed the independent registered public accounting firm’s independence from the Company and its management.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for fiscal year of 2024 filed with the SEC.

The Audit Committee also has appointed, subject to stockholder ratification, RBSM LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2025.

January [●], 2025	Respectfully submitted,

Audit Committee Kent Puckett, Chair Mark Betor John Andersen

The Report of the Audit Committee should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the Report of the Audit Committee therein by reference.

PROPOSAL 9

ADJOURNMENT PROPOSAL

The Adjournment Proposal, if adopted, will allow us to adjourn the Meeting from time to time, to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of one or more of the foregoing proposals, or establish a quorum for the Annual Meeting.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by our Board to vote in favor of adjourning the Meeting and any later adjournments. If our stockholders approve the Adjournment Proposal, we could adjourn the Meeting, and any adjourned session of the Meeting, to use the additional time to solicit additional proxies in favor of one or more of the foregoing proposals, including the solicitation of proxies from stockholders that have previously voted against such proposals, or establish a quorum. Among other things, approval of the Adjournment Proposal could mean that, even if proxies representing a sufficient number of votes against any of the proposals have been received, we could adjourn the Meeting without a vote on such proposal and seek to convince the holders of those shares to change their votes to votes in favor of the approval of such proposal.

Vote Required

The affirmative vote of the majority of the voting power of the outstanding shares of the Company’s common stock, Series A Preferred Stock and Series C Preferred Stock (voting on an as-converted to common stock basis), present in person or represented by proxy at the Meeting and entitled to vote thereon, all voting together as a single class, is required to approve the adjournment of the Meeting as described in this proposal. Abstentions will have the same effect as votes “against” this proposal and broker non-votes will not have an effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE ADJOURNMENT PROPOSAL

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Board Leadership Structure and Risk Oversight

Our Board does not have a policy on whether or not the role of the Chief Executive Officer and Chairman should be separate or, if it is to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. The Board believes it is in the best interests of the Company to make that determination based on the membership of the Board and the position and direction of the Company. The Board currently has determined that having David Michery serve as our Chairman and our Chief Executive Officer makes the best use of his experience, expertise and extensive knowledge of the Company and its industry, as well as fostering greater communication between the Company’s management and the Board.

The Board as a whole is responsible for consideration and oversight of the risks we face and is responsible for ensuring that material risks are identified and managed appropriately. Certain risks are overseen by committees of the Board and these committees make reports to the full Board, including reports on noteworthy risk-management issues. Members of the Company’s senior management team regularly report to the full Board about their areas of responsibility and a component of these reports is the risks within their areas of responsibility and the steps management has taken to monitor and control such exposures. Additional review or reporting on risks is conducted as needed or as requested by the Board or one of its committees.

Directors

The following table sets forth certain information regarding our current directors and director nominees:

Name	Age	Position	Director Class
David Michery	58	Chief Executive Officer, President, and Chairman of the Board	Class I
Mary Winter(3)	33	Secretary and Director	Class I
Ignacio Novoa	41	Director	Class I
Kent Puckett(1)	61	Director	Class II
Mark Betor(1)	69	Director	Class II
William Miltner	63	Director	Class III
John Andersen(2)	70	Director	Class III

(1)	Member of the Audit Committee, Compensation Committee and Nominating and Governance Committee
(2)	Member of the Audit Committee and Compensation Committee
(3)	Member of the Nominating and Governance Committee

Each of our directors, including our current nominees, was nominated based on the assessment of our Nominating Committee and our Board that he or she has demonstrated relevant business experience, excellent decision-making ability, good judgment, and personal integrity and reputation. Our Board consists of, and seeks to continue to include, persons whose diversity of skills, experience and background are complementary to those of our other directors.

Nominees for Class I Director for Term Ending at the Annual Meeting of Stockholders in 2028

The persons listed below have been nominated for election as the Class I directors of the Company’s Board. Unless otherwise directed by stockholders within the limits set forth in the bylaws, the proxy holders will vote all shares represented by proxies held by them for the election of the nominees.

David Michery has served as the Chairman of the Board, President and Chief Executive Officer of the Company since the closing of the Merger in November 2021 and held those same positions at Mullen Technologies since its inception in 2018. His automotive experience began with the acquisition of Mullen Motor Company in 2012. Mr. Michery brings over 25 years within executive management, marketing, distressed assets, and business restructuring. He acquired the assets of Coda Automotive, formerly an independent EV manufacturer, through bankruptcy as an entryway into the EV business. We believe that Mr. Michery is qualified to serve as a director because of his operational and historical expertise gained from serving as our Chief Executive Officer, and his experience within various businesses, including automotive.

Mary Winter has served as director of the Company since November 2021 and has been a director of Mullen Technologies since 2018. Ms. Winter has been an integral part of Mullen since inception. She currently serves as the Secretary of the Company and Board of Directors. Formerly, she was the Vice President of Operations for Mullen Technologies since 2014. We believe that Ms. Winter is qualified to serve as a director because of her business and operational knowledge of Mullen.

Ignacio Novoa has served as a director of the Company since July 2022. Mr. Novoa has been a realtor at Las Lomas Realty since January 2015. Prior to that, from August 2008 to March 2021, Mr. Nova served as police officer with the Federal Reserve Police and, from September 2008 to March 2013, as program security at Northrup Grumman. Mr. Novoa has also served as a director of DRIVEiT since January 2024. We believe that Mr. Novoa is qualified to serve as a director because of his experience in managing real estate.

Continuing Class II Directors Whose Term Expires at the Annual Meeting of Stockholders in 2026

Kent Puckett has served as a director of the Company since November 2021 and has served on the board of Mullen Technologies since 2018. Previously, Mr. Puckett served as the Chief Financial Officer of Mullen Technologies from 2012 to 2018. Mr. Puckett has also served as a director of DRIVEiT since January 2024. Mr. Puckett has many years of experience as a CFO with a proven track record of establishing cross-functional partnerships to deliver stellar results. He has led many companies in their audit and disclosure requirements, creating operations, marketing, and sales division budgets of multi-million dollars, and being accountable for the allocation of resources to exceed profit and sales goals. Mr. Puckett has a B.S. in Business Administration from Pensacola Christian College, and Advanced Studies in Management, Finance, Compliance, Insurance, Financial Consulting, Taxation and Financial Reporting, with an emphasis on Public Companies reporting and audit requirements. We believe that Mr. Puckett is qualified to serve as a director because of his finance and accounting background and experience.

Mark Betor has served as a director of the Company since November 2021 and a director of Mullen Technologies since 2018. Mr. Betor has also served as a director of DRIVEiT since January 2024. Mr. Betor is a retired businessman and law enforcement officer. Since retirement, he has been involved with real estate investments and private business. We believe that Mr. Betor is qualified to serve as a director because of his vast experience within investments and private businesses.

Continuing Class III Directors Whose Term Expires at the Annual Meeting of Stockholders in 2027

William Miltner has served as a director of the Company since the closing of the Merger. He has served as a litigation attorney for over 30 years. He is the co-founder of Miltner & Menck, APC, a full-service law firm, in San Diego, CA. Mr. Miltner successfully co-founded and co-managed the law firm of Perkins & Miltner, LLP, a respected San Diego litigation firm for 13 years. In 2006, when co-founder David Perkins left the practice of law, Miltner Law Group, APC, was founded. Mr. Miltner has represented many publicly traded and private companies including residential developers, construction contractors, title insurance companies and banking and lending institutions. His substantial experience includes representing and defending clients in complex real property, general business, construction, title insurance and lender litigation and transactional matters. Mr. Miltner is member of the American and San Diego County Bar Associations and American Business Trial Lawyers Association. He was admitted to The State Bar of California in 1988. We believe that Mr. Miltner is qualified to serve as a director because of his knowledge and experience within law practice areas and litigation matters.

John Andersen has served as director of the Company since September 2022. Mr. Andersen owned and operated various businesses since 1972, concentrating on real estate investment and management, primarily of multi-family residential units along with commercial sales and leases, in California, Utah and Wyoming, since 1980. From 1986 to 1996, Mr. Anderson was a partner in a large real estate company with over 300 sales agents and an escrow company, loan company and other real estate services. Since 2013, he has been a director and officer of Eminence Escrow, Inc. and, since 2015, he has owned and operated DNJ Investments, Inc., both of which provide escrow services. We believe that Mr. Anderson is qualified to serve as a director because of his extensive and in-depth experience in operating and growing businesses.

Executive Officers

The following table provides certain information regarding the executive officers of the Company:

NAME	AGE	POSITION
Jonathan New	64	Chief Financial Officer
Calin Popa	62	President — Mullen Automotive
Chester Bragado	46	Chief Accounting Officer
John Taylor	64	President & SVP of Global Manufacturing

Information about David Michery, our Chief Executive Officer and President, and Mary Winter, our Secretary, is set forth above under “Nominees for Class I Director for Term Ending at the Annual Meeting of Stockholders in 2028.”

Jonathan New was appointed by the Board as Chief Financial Officer of the Company, effective September 19, 2022. He served as a director of the Company from November 2021 until September 19, 2022. From January 2020 until September 2022, Mr. New served as the Chief Financial Officer of Motorsport Games, Inc. (NASDAQ: MSGM), a racing game developer, publisher and esports ecosystem provider. Previously, from July 2018 to January 2020, Mr. New was Chief Financial Officer of Blink Charging Co (NASDAQ: BLNK), an owner, operator and provider of electric vehicle charging equipment and networked electric vehicle charging services, and, from 2008 to July 2018, he was Chief Financial Officer of Net Element, Inc., a global technology and value-added solutions group that supports electronic payments acceptance in a multi-channel environment. Mr. New is a Florida Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Calin Popa has served as President of the Automotive Electric Vehicles Division of the Company and of its predecessor, Mullen Technologies, since 2017. He has 34 years of experience within the automotive industry. Previously, Mr. Popa was Vice President of Manufacturing Engineering at Karma Automotive, LLC, f/k/a Fisker Automotive, from 2010 to 2017. Mr. Popa has held senior positions within product development, vehicle launch and manufacturing at well-known companies, including MAN, Ford, and Chrysler.

Chester A. Bragado has served as Chief Accounting Officer since March 2023. Mr. Bragado brings over 20 years of diverse expertise in accounting, finance, and organizational leadership to his role as Chief Accounting Officer at Mullen Automotive. Before assuming the role of Chief Accounting Officer, Mr. Bragado served as the Executive Vice President of Operations at Mullen Automotive from July 2022 to March 2023. Prior to that, since 2021, Mr. Bragado served as Vice President, Finance and Controller at Sambazon, an international organic food manufacturer, from 2020 to 2021, he was Financial Reporting Director at Loop Media, a digital video company, and from 2017 to 2020, he was Controller at Custom Foods LLC/Marie Callender. Mr. Bragado has consulted and audited Fortune 500 companies throughout his expansive 20 plus year career, which includes roles as an external auditor at PricewaterhouseCoopers and increasing responsibilities in Corporate Accounting, SEC reporting, and internal audit at various other public and private companies. Mr. Bragado graduated from the University of California, Riverside, with a BA in Business Administration and holds a California CPA license and is currently an executive MBA candidate at UCLA Anderson School of Management.

John Taylor is the President & SVP of Global Manufacturing at Mullen. From 2010 to April 2013, he was employed at Tesla being one of the first 50 employees and, leading the advanced manufacturing engineering group. Mr. Taylor played a critical role in opening the Fremont facility and manufacturing operations for the Tesla Model S and architecture for future projects. Mr. Taylor started his automotive career at General Motors (“GM”) in 1982. At GM, he was involved in eleven major automotive vehicle launches serving as launch manager, operations manager, and machine and equipment manager, among other roles. Mr Taylor has also held executive roles within several intermodal products companies, serving as the President and Chief Operations Officer of American Intermodal Container Manufacturing from April 2015 to November 2020 and the Chief Executive Officer of Intermodal Products of America from April 2021 to April 2022. Mr. Taylor graduated from the Philpot School of Automotive Design in Detroit in 1987.

Family Relationships

There are no family relationships between any of the directors or executive officers of the Company.

Corporate Governance and Board Matters

Vacancies

The Board of Directors is a classified board, which means that our directors hold office for staggered or overlapping terms, so that the terms of all directors do not expire in the same year. Each class consists, as nearly as possible, of one-third of the total number of directors. Directors in each class are elected for terms of three years and hold office until their successors are elected and qualify. Any vacancy on the Board for any cause, including an increase in the number of directors, may be filled by a majority of the directors then in office, although such majority is less than a quorum, or by a sole remaining director. If there are no directors in office, then an election of directors may be held in accordance with Delaware Law. If one or more directors resigns from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, have the power to fill such vacancy or vacancies with the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of the other vacancies.

Director Independence

We are listed on the Nasdaq Capital Market (“Nasdaq”) and accordingly, we have applied Nasdaq listing standards in determining the “independence” of the members of our Board. Based on Nasdaq listing standards and SEC rules, and after reviewing the relationships with members of our Board, our Board has determined, with the assistance of the Nominating and Governance Committee, that Mary Winter, Kent Puckett, Mark Betor and John Andersen qualify as independent directors and therefore the Board consists of a majority of “independent directors”. In addition, we are subject to the rules of the SEC and Nasdaq relating to the membership, qualifications, and operations of the audit, as discussed below. The Nominating and Governance Committee reviews with the Board at least annually the qualifications of new and existing members of the Board, considering the level of independence of individual members, together with such other factors as the Board may deem appropriate, including overall skills and experience. The Nominating and Governance Committee also evaluates the composition of the Board as a whole and each of its committees to ensure the Company’s on-going compliance with Nasdaq independence standards.

Attendance at Board and Committee Meetings

During the fiscal year of 2024, our Board held 12 meetings, the Audit Committee held three meetings, the Compensation Committee held two meetings and the Nominating and Corporate Governance Committee held 0 meetings. During that time, no member of our Board attended fewer than 75% of the aggregate of (i) the total number of meetings of our Board (held during the period for which he was a director) and (ii) the total number of meetings held by all committees of our Board on which he or she served (held during the period that such director served). The Company’s policy is to encourage, but not require, Board members to attend annual stockholder meetings.

Committees and Corporate Governance

The current standing committees of our Board of Directors are the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. Each committee is comprised entirely of directors who are “independent” within the meaning of Nasdaq Rule 5605(a)(2) and all applicable SEC rules and regulations. The members of the committees and a description of the principal responsibilities of each committee are described below.

Our Board has adopted Corporate Governance Guidelines. The Corporate Governance Guidelines include items such as criteria for director qualifications, director responsibilities, committees of the Board, director access to officers and employees, director compensation, evaluation of the Chief Executive Officer, annual performance evaluation and management succession. The Board has chosen not to impose term limits or mandatory retirement age with regard to service on the Board in the belief that continuity of service and the past contributions of the members of the Board who have developed an in-depth understanding of the Company and its business over time bring a seasoned approach to the Company’s governance. Each director is to act on a good faith basis and informed business judgment in a manner such director reasonably believes to be in the best interest of the Company.

A copy of each committee charter and our Corporate Governance Guidelines can be found on our website at https://investors.mullenusa.com/ by clicking “Investor Relations — Investor Resources — Governance” and is available in print upon request to the Secretary of Mullen Automotive Inc., 1405 Pioneer Street, Brea, California 92821.

The Audit Committee

The Audit Committee of the Board of Directors consists of three directors, who are independent pursuant to the Director Independence Standards of Nasdaq and other SEC rules and regulations applicable to audit committees. The following directors are currently members of the Audit Committee: Kent Puckett, who is serving as the Chair, Mark Betor, and John Andersen. The Board has determined that Kent Puckett qualifies as an audit committee financial expert, as such term is defined by Item 407(d)(5)(ii) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements and financial reporting process and its system of internal accounting and financial controls, including the following functions:

●	reviewing and approving the engagement of the independent registered public accounting firm to perform audit services and any permissible non-audit services for the Company;

●	evaluating the performance of our independent registered public accounting firm and deciding whether to retain their services;

●	monitoring the rotation of partners on the engagement team of our independent registered public accounting firm;

●	reviewing our annual and quarterly financial statements and reports and discussing the statements and reports with our independent registered public accounting firm and management, including a review of disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

●	considering and approving or disapproving all related party transactions for the Company;

●	reviewing, with our independent registered public accounting firm and management, significant issues that may arise regarding accounting principles and financial statement presentation, as well as matters concerning the scope, adequacy and effectiveness of our financial controls;

●	conducting an annual assessment of the performance of the Audit Committee and its members, and the adequacy of its charter; and

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters.

The Board has determined that each current member of the Audit Committee satisfies the independence requirements under Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act and is a person whom the Board has determined has the requisite financial expertise required under the applicable requirements of Nasdaq. In arriving at this determination, the Board examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector.

The Compensation Committee

The Compensation Committee’s responsibilities include:

●	determining the compensation and other terms of employment of our chief executive officer and our other executive officers and reviewing and approving corporate performance goals and objectives relevant to such compensation;

●	reiewing and recommending to the full Board the compensation of the our directors;

●	evaluating and administering the equity incentive plans, compensation plans and similar programs, as well as reviewing and recommending to the Board the adoption, modification or termination of any such plans and programs;

●	establishing policies with respect to equity compensation arrangements;

●	if required, reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” and recommending to the full Board its inclusion in our periodic reports to be filed with the SEC; and

●	reviewing and evaluating, at least annually, the performance of the Compensation Committee and the adequacy of its charter.

The Compensation Committee is authorized to retain or to obtain the advice of independent counsel or other advisors.

The Compensation Committee consists of Kent Puckett who is serving as the Chair, John Andersen, and Mark Betor. Our Board has determined that each current member of the Compensation Committee is independent under Nasdaq listing standards, a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and an “outside director” as that term is defined in Section 162(m) of the Code.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee were officers or employees of the Company during 2023 nor did they have any relationship with us requiring disclosure under Item 404 of Regulation S-K.

None of our current executive officers served as a member of the board of directors or the compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board or Compensation Committee.

The Nominating and Governance Committee

The Nominating and Governance Committee assists the Board with the following functions:

●	reviewing periodically and evaluating director performance on the Board of Directors and its applicable committees, and recommending to the Board of Directors and management areas for improvement;

●	interviewing, evaluating, nominating and recommending individuals for membership on the Board of Directors;

●	reviewing and recommending to our board of directors any amendments to the Company corporate governance policies; and

●	reviewing and assessing, at least annually, the performance of the Nominating and Corporate Governance committee and the adequacy of its charter.

The Committee has the authority to retain any search firm engaged to assist in identifying director candidates, and to retain outside counsel and any other advisors. The Governance and Nomination Committee consists of Mark Betor who is serving as the Chair, Mary Winter and Kent Puckett. The Board has determined that each member of the Nominating and Governance Committee is independent under Nasdaq listing standards.

The Director Nomination Process

The Nominating and Governance Committee considers nominees from all sources, including stockholders. The Nominating and Governance Committee has the authority to lead the search for individuals qualified to become members of the Company’s Board and to select or recommend nominees to the Board to be presented for stockholder approval. The committee may use its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm.

The Board consists of a majority of directors who (i) qualify as “independent” directors within the meaning of Nasdaq listing standards, as the same may be amended from time to time; and (ii) are affirmatively determined by the Board to have no material relationship with the Company, its parents or its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company, its parents or its subsidiaries). The Nominating and Governance Committee reviews with the Board at least annually the qualifications of new and existing Board members, considering the level of independence of individual members, together with such other factors as the Board may deem appropriate, including overall skills and experience. Our Board has determined not to establish term limits with regard to service as a director in the belief that continuity of service and the past contributions of directors who have developed an in-depth understanding of the Company and its business over time bring a seasoned approach to the Company’s governance. The committee will select individuals who have high personal and professional integrity, have demonstrated ability and sound judgment, and are effective, in conjunction with other director nominees, in collectively serving the long-term interests of our stockholders, together with such other factors as the board may deem appropriate, including overall skills and experience.

Although the Company does not have a policy regarding diversity, the value of diversity on the Board is considered and the particular or unique needs of the Company shall be taken into account at the time a nominee is being considered. The Nominating and Governance Committee seeks a broad range of perspectives and considers both the personal characteristics (gender, ethnicity, age) and experience (industry, professional, public service) of directors and prospective nominees to the Board. The Nominating and Governance Committee will recommend to the Board nominees as appropriate based on these principles.

Director Nominations. Director nominees provided by stockholders to the Nominating and Governance Committee are evaluated by the same criteria used to evaluate potential nominees from other sources. Section 2.10 of our Bylaws provides specific procedures for shareholders to nominate directors. The procedures are as follows:

Only persons who are nominated in accordance with the procedures set forth in the Bylaws are eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Company may be made at a meeting of stockholders (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Company who is a stockholder of record at the time of giving of notice provided for in Section 2.10 of the Bylaws, who will be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in Section 2.10. Such nominations, other than those made by or at the direction of the Board of Directors, will be made pursuant to timely notice in writing to the secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date then to be timely such notice must be received by the Company not more than the 120th day prior to the date of the meeting and not later than (i) the 90th day prior to the date of the meeting or, (ii) if later, the 10th day following the day on which public announcement of the date of the meeting was made. Such stockholder’s notice must set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the stockholder giving the notice (1) the name and address, as they appear on the Company’s books, of such stockholder and (2) the class and number of shares of the Company which are beneficially owned by such stockholder and a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder with respect to the Company’s securities,. and (iii) the consent of each nominee to be named in the proxy and accompanying proxy card and to serve as a director of the Company if so elected for a full term until the next meeting at which such nominee would face re-election. For such nominations, a representation that the stockholder intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect any nominee and solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director must furnish to the secretary of the Company that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. No person will be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in the Bylaws. The chairman of the meeting will, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he will so declare to the meeting and the defective nomination will be disregarded.

In no event may a stockholder provide timely notice with respect to a greater number of director candidates than are subject to election by stockholders at the annual meeting or special meeting, as applicable.

Unless otherwise required by law, (i) no stockholder is permitted to solicit proxies in support of director nominees other than the Company’s nominees unless such stockholder has complied with Rule 14a-19 of the Exchange Act in connection with the solicitation of such proxies, including the provision to the Company of notices required thereunder in a timely manner and (ii) if any such stockholder (1) provides notice pursuant to Rule 14a-19(b) of the Exchange Act and (2) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) of the Exchange Act, including the provision to the Company of notices required thereunder in a timely manner, or fails to timely provide reasonable evidence sufficient to satisfy the Company that such stockholder has met the requirements of Rule 14a-19(a)(3) of the Exchange Act in accordance with the following sentence, then the Company will disregard any proxies or votes solicited for such stockholder’s candidates. If any such stockholder provides notice pursuant to Rule 14a-19(b), then such stockholder will deliver to the Company, no later than seven (7) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3).

A stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder with respect to the matters set forth in Section 2.10 of the Bylaws.

Should you have any questions regarding these procedures or would like to receive a full copy of our Bylaws, you may do so by contacting the Company’s Secretary, Mary Winter at 1405 Pioneer Street, Brea, CA 92821.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics. This code of ethics applies to our directors, executive officers and employees. This code of ethics is publicly available in the corporate governance section of the Investor Relations page of our website located at https://investors.mullenusa.com/governance#governancedocuments and in print upon request to the Secretary at Mullen Automotive Inc., 1405 Pioneer Street, Brea, California, 92821. If we make amendments to the code of ethics or grant any waiver that the SEC requires us to disclose, we will disclose the nature of such amendment or waiver on our website.

Stockholder Communication with Our Board of Directors

Stockholders who wish to contact any of our directors either individually or as a group may do so by writing to them c/o Stockholder Relations, Mullen Automotive Inc., 1405 Pioneer Street, Brea, California 92821, or by telephone at (714) 613-1900 specifying whether the communication is directed to the entire Board or to a particular director. Your letter should indicate that you are a Mullen Automotive Inc. stockholder. Letters from stockholders are screened, which includes filtering out improper or irrelevant topics, and depending on subject matter, will be forwarded to (i) the director(s) to whom addressed or appropriate management personnel, or (ii) not forwarded.

Non-Employee Director Compensation

Our non-employee directors receive compensation for service on our board of directors and committees of our board of directors as follows:

●	Each non-employee director will receive $50,000 annually as a cash retainer for their Board service, with additional annual cash retainers of (i) $5,000 for each member of the Company’s Compensation Committee or Nominating and Corporate Governance Committee; (ii) $7,500 for the Chairman of the Compensation Committee or Nominating and Corporate Governance Committee; (iii) $10,000 for each member of the Audit Committee; (iv) $45,000 for the chair of the Audit Committee; and (v) $25,000 to the Lead Independent Director. All cash retainers are paid quarterly in arrears.

●	Additionally, each non-employee director shall receive an annual stock award under the Company’s equity plan equal to $100,000 divided by the closing trading price of the Company’s common stock on the date of each such grant.

●	The non-employee directors are entitled to reimbursement of ordinary, necessary, and reasonable out-of-pocket travel expenses incurred in connection with attending in-person meetings of the Board or committees thereof. In the event non-employee directors are required to attend greater than four in-person meetings or 15 telephonic meetings during any fiscal year, such non-employee directors will be entitled to additional compensation in the amount of $500 for each additional telephonic meeting beyond the 15 telephonic meeting threshold, and $1,000 for each additional in-person meeting beyond the four in-person meeting threshold.

The following table sets forth information regarding compensation earned by or paid to each person who served as a non-employee member of our board of directors during 2024.

Name of Director	Fees earned and payable in cash ($)	Awards earned and payable in stock ($)	Total ($)
John K. Anderson	$67,000	$122,730	$189,730
Mark Betor	99,500	125,080	224,580
William Miltner	52,000	101,140	153,140
Mary Winter	57,000	108,073	165,073
Ignacio Novoa	52,000	126,220	178,220
Kent Puckett	109,500	129,904	239,404
Total	$437,000	$713,147	$1,150,147

EXECUTIVE COMPENSATION

Our policies with respect to the compensation of our executive officers is administered by the Compensation Committee. The compensation policies are intended to provide for compensation that is sufficient to attract, motivate, and retain executives and potentially other individuals and to establish an appropriate relationship between executive compensation and the creation of stockholder value.

Summary Compensation Table

The following table sets forth certain information about the compensation earned during the years ended September 30, 2024 and 2023, as applicable, to our Chief Executive Officer and each of our two most highly compensated executive officers other than our Chief Executive Officer who were serving as executive officers at September 30, 2024, and whose annual compensation exceeded $100,000 during such year or would have exceeded $100,000 during such year if the executive officer were employed by the Company for the entire fiscal year (collectively the “named executive officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)		Total ($)
David Michery	2024	750,000	-	2,500,000	-		3,250,000
Chief Executive Officer	2023	750,000	-	48,879,463	-		49,629,463

Jonathan New	2024	499,795	-	-	1,598,610	(2)	2,098,405
Chief Financial Officer	2023	425,000	10,000	198,300	-		633,300

Chester Bragado	2024	392,192	-	1,533,000	-		1,925,192
Chief Accounting Officer

(1)	Represents share-based compensation based on the grant date fair value of common stock computed in accordance with FASB ASC Topic 718, i.e. for common stock earned per labor contract - market price of the shares on the date immediately preceding the employment contract date, for common stock earned by CEO per Award Incentive Plans - market price of the shares on the date immediately preceding the date when the shares have been issued (see the list of performance awards in the CEO Performance Award chapter, and the list of achieved milestones in the CEO Performance Award Table below). The stock-based compensation to Mr. Michery for the year ended September 30, 2024 in the enclosed statements of operations is different due to revaluation of a liability accrued per FASB ASC Topic 718 that have not been earned and paid by September 30, 2024, but will probably be earned and paid later. See the Company’s financial statements for discussion of stock-based compensation.
(2)	Represents grant date fair value, computed in accordance with FASB ASC Topic 718, of a 5-year option to purchase 3,000 shares of common stock, awarded in May 2024, vested immediately, with an exercise price of $486 (giving effect to reverse stock splits, including 1:100 reverse stock split effectuated in September 2024).

Narrative Disclosure to Summary Compensation Table

The primary elements of compensation for the Company’s named executive officers are base salary, bonus and equity-based compensation awards. The named executive officers also participate in employee benefit plans and programs that we offer to our other full-time employees on the same basis.

Base Salary

The base salary payable to our named executive officers is intended to provide a fixed component of compensation that reflects the executive’s skill set, experience, role, and responsibilities.

Bonus

Although we do not have a written bonus plan, the Board may, in its discretion, award bonuses to our executive officers on a case-by-case basis. These awards are structured to reward named executive officers for the successful performance of Mullen as a whole and of each participating named executive officer as an individual. The bonus amounts awarded were on an entirely discretionary basis. In addition, as described under the heading “Employment and Severance Agreements,” the chief executive officer is eligible under the terms of their respective employment agreements to receive set bonus amounts based on Mullen’s achievement of certain financial milestones.

Share-based Compensation

2022 Equity Incentive Plan

On July 26, 2022, at the 2022 Annual Meeting, the Company’s stockholders approved the 2022 Equity Incentive Plan (the “2022 Plan”). Additional details about the 2022 Plan are set forth in the Company’s Definitive Proxy Statement on Schedule 14A, as filed with the SEC on July 10, 2023.

The 2022 Plan provides for grants of stock options, stock appreciation rights, stock awards and restricted stock units, all of which are sometimes referred to individually, to employees, consultants, non-employee directors of the Company and its subsidiaries. Stock options may be either incentive stock options, as defined in Section 422 of the Internal Revenue Code, or non-qualified stock options. The 2022 Plan initially reserved for issuance 4 shares of common stock (giving effect to the Company’s reverse stock splits), and on August 3, 2023, the stockholders approved an increase of the number of reserved shares by 51,000,000, and on September 13, 2024, the stockholders approved an increase of the number of reserved shares by 11,000,000 (not subject to adjustment for any decrease or increase in the number shares of common stock resulting from a stock spilt, reverse stock split, recapitalization, combination, reclassification, the payment of a stock dividend on the common stock or any other decrease in the number of such shares of common stock effected without receipt of consideration by the Company).

During the years ended September 30, 2024 and 2023, Mr. Michery earned 1 share and 1,135 shares of common stock, respectively; Mr. New earned 1 share (and received an option to purchase shares in lieu of the employment shares) and 1 share of common stock, respectively; and Mr. Bragado earned 2,738 shares and 1 share of common stock, respectively; (giving effect to the Company’s reverse stock splits, including a 1:100 reverse stock split effectuated in September 2024).

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We do not have a formal policy with respect to the grant of equity incentive awards to our executive officers or any formal equity ownership guidelines applicable to them.

Clawback Policy

In November 2023, the Board of Directors adopted a clawback policy that may be applied in the event of a material financial restatement. The clawback policy covers current and former executive officers and includes all incentive compensation. Specifically, in the event of an accounting restatement, the Company must recover, reasonably promptly, any excess incentive compensation received during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement. Compensation that may be recoverable under the policy includes cash or equity-based compensation for which the grant, payment or vesting is or was based wholly or in part on the attainment of a financial reporting measure. The amount to be recovered will be the excess of the incentive compensation paid based on the erroneous data over the incentive compensation that would have been paid had it been based on the restated results.

Outstanding Equity Awards at Fiscal Year End 2024

Option Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
David Michery	-	-	-	-	-
Jonathan New	3,000	-	-	$486	5/16/2024
Chester Bragado	-	-	-	-	-

CEO Performance Awards

On May 5, 2022, the Company entered into to a Performance Stock Award Agreement (the “2022 PSA Agreement”) pursuant to which the Company agreed to grant performance equity awards to the Chief Executive Officer (“2022 CEO Performance Award”) and on July 26, 2022, the Company’s stockholders approved, for purposes of complying with Nasdaq Listing Rule 5635(c), of the issuance of shares of common stock to the Company’s Chief Executive Officer, David Michery, pursuant to the 2022 PSA Agreement. On June 8, 2023, the Compensation Committee further (1) determined that the grant of performance equity awards to the Chief Executive Officer (“2023 CEO Performance Award”) pursuant to the 2023 Performance Stock Award Agreement (the “2023 PSA Agreement” and together with the 2022 PSA Agreement, the “PSA Agreements”) was advisable and in the best interests of the Company and its stockholders and (2) approved entering into the 2023 PSA Agreement and the grant of the 2023 CEO Performance Award. On August 3, 2023, at the 2023 Annual Meeting, the Company’s stockholders approved, for purposes of complying with Nasdaq Listing Rule 5635(c), of the issuance of shares of common stock to the Company’s Chief Executive Officer, David Michery, pursuant to the 2023 PSA Agreement.

On December 27, 2024, the Board determined that the extension of the deadline of the Capital Benchmark Milestone in the 2022 PSA Agreement and the Vehicle Completion, Revenue Benchmark, Battery Development and JV Acquisition Milestones in the 2023 PSA Agreement was advisable and in the best interests of the Company and its stockholders and approved entering into PSA Amendments.

Pursuant to each PSA Agreement, Mr. Michery is eligible to receive shares of common stock of the Company based on the achievement of milestones as described below, and within each milestone the achievement of certain performance tranches, with each tranche representing a portion of shares of common stock that may be issued to Mr. Michery upon achievement of such tranche. Upon the achievement of each tranche of one of the milestones and subject to Mr. Michery continuing as the Chief Executive Officer as of the date of satisfaction of such tranche and through the date the Compensation Committee determines, approves and certifies that the requisite conditions for the applicable tranche have been satisfied, the Company will issue shares of its common stock as specified in the tranche. Each milestone must be achieved within the performance period specified for such milestone. The latest milestone that may be achieved is December 31, 2024 under the 2022 PSA Agreement, and December 31, 2025 under the 2023 PSA Agreement. Under the PSA Amendments (see Proposal 3 in this proxy statement), the latest milestone that may be achieved is the end of July 2026 under the 2022 PSA Agreement, and the end of December 2027 under the 2023 PSA Agreement.

2022 PSA Agreement — Description of Milestones

●	Vehicle Delivery Milestones: For each of the following five vehicle delivery milestone that is satisfied within the performance period specified, the Company will issue to Mr. Michery a number of shares of common stock equal to 2% of the Company’s then-current total issued and outstanding shares of common stock: (i) Delivery of the Company’s Class One Van to customers for a pilot program under the captured fleet exemption by the end of December 2022 (achieved, see below); (ii) Procuring full USA certification and homologation (or vehicle approval process) for the sale and delivery of its Class One Van by end of August 2023 (expired); (iii) Full USA certification and homologation of the Dragonfly RS sports car by August 2024 (expired); (iv) Producing a drivable prototype of its Mullen 5 vehicle for consumers to test by end of October 2023 (achieved, see below); and (v) Producing a drivable prototype of its Mullen 5 RS High Performance vehicle for consumers to test by end of January 2023 (expired).

On October 3, 2022, the Company delivered its Class One Van to Hotwire Communications, a South Florida-based telecommunications company and Internet Service Provider for a pilot program under the captured fleet exemption. On August 20, 2023, a drivable porotype of the Mullen 5 vehicle was part of the Mullen road tour and available for consumers to test drive. The other milestones mentioned above have expired

●	Capital Benchmark Milestones: For each $100 million raised (a “Capital Tranche”), and subject to an aggregate maximum raised of $1.0 Billion in equity or debt financing between the date of the award agreement and the end of July 2024 (the PSA Amendements extend this deadline to July 2026), the Company will issue a number of shares of common stock equal to 1% of the Company’s then-current total issued and outstanding shares of common stock; as of the date a Capital Tranche is achieved. Additionally, if the Company is included in the Russell Index, the Company will issue to Mr. Michery a number of shares of common stock equal to 2% of Mullen’s then-current total issued and outstanding shares as of the date the Company is approved to be included on the Russell Index. On June 7, 2022, the Company entered into a securities purchase agreement which, along with subsequent amendments, allowed the Company to raise more than $400 million to date through the issuance of preferred stock, prefunded warrants and common stock in lieu of preferred stock and other warrants.

On June 27, 2022, the Company joined the Russell 2000 and 3000 Indexes. By September 30, 2023, the Company raised more than $400 million through the issuance of preferred stock, prefunded warrants and common stock in lieu of preferred stock and other warrants. By July 31, 2024, the Company raised additional funds so that accumulated raised capital exceeded $100 million (mainly through the issuance of convertible notes and warrants), and relevant milestone shares are due as of September 30, 2024.

●	Feature Milestone: If Mullen enters into an agreement with a manufacturer or provider of equipment, accessory, feature or other product (collectively, “Feature”) by the end of 2023 that sets the Company or its vehicle apart from its competitors or that provides the Company a first mover or first disclosure advantage over its competitors for the Feature, the Company will issue to Mr. Michery a number of shares of common stock equal to 5% of the Company’s then-current total issued and outstanding shares of common stock as of the date the Feature milestone is achieved. On September 1, 2022, the Company announced that it signed partnership with Watergen Inc. to develop and equip Mullen’s portfolio of electric vehicles with technology that will produce fresh drinking water from the air for in-vehicle consumer and commercial application. On October 12, 2022, the Company entered into the Distributorship Agreement whereby Watergen will be integrating its unique atmospheric water generating and dehumidifying technology into the Company’s vehicles and granting exclusivity to the Company for the integration design developed specifically for its vehicles.

●	Distribution Milestone: For each vehicle distribution milestone set forth below that is satisfied by entering into a joint venture or other distribution agreement by December 31, 2024, the Company will issue to Mr. Michery a number of shares of common stock equal to 2% of Mullen’s then-current total issued and outstanding shares of common stock for each distribution milestone achieved: (i) agreement with an established local, US dealer or franchise network; and (ii) agreement with an established Latin American or other non-US based dealer or franchise network. On November 8, 2022, the Company entered into an agreement into an agreement to appoint Newgate Motor Group as the marketing, sales, distribution and servicing agent for the Mullen I-GO in Ireland and the United Kingdom. On December 12, 2022, the Company entered into a Dealer Agreement with Randy Marion Isuzu, a large USA dealer, to purchase and distribute the Company’s vehicles.

2023 PSA Agreement — Description of Milestones

●	Vehicle Completion Milestones: For each vehicle completion Milestone set forth below that is satisfied within the performance period specified, the Company will issue to Mr. Michery a number of shares of common stock equal to 3% of Mullen’s then-current total issued and outstanding shares of common stock: (i) Procuring full USA certification and homologation of its Class Three Van by end of December 2023; (ii) Full USA certification and homologation of the Bollinger B1 sports car by end of June 2025; and (iii) Full USA certification and homologation of the Bollinger B2 sports car by end of June 2025. The milestone described in (i) has expired. The PSA Amendments extend the deadlines in subsections (ii) and (iii) to June 2026.

●	Revenue Benchmark Milestones: For each $25 Million of revenue recognized by the Company (each a “Revenue Tranche”), and subject to an aggregate maximum of recognized revenue of $250 Million between the date of grant and the end of December 2025, the Company will issue to Mr. Michery a number of shares of common stock equal to 1% of Mullen’s then-current total issued and outstanding shares of common stock as of the date a Revenue Tranche is achieved. The PSA Amendments extend the deadline to the end of December 2027.

●	Battery Development Milestones: For each Battery Development Milestone set forth below that is satisfied within the performance period specified, the Company will issue to Mr. Michery a number of shares of common stock equal to 2% of Mullen’s then-current total issued and outstanding shares of common stock: (i) the Company either directly or in collaboration with a joint venture partner develops or produces new and more advanced battery cells by the end of December 2024; (ii) the Company either directly or in collaboration with a joint venture partner scales its battery cells in the USA to the vehicle pack level for the Mullen Class 1 vehicle by the end of December 2024; (iii) the Company either directly or in collaboration with a joint venture partner scales its battery cells in the USA to the vehicle pack level for the Mullen Class 3 vehicle by the end of December 2024. The PSA Amendments extend the deadine in subsection (iii) to the end of December 2025.

On February 26, 2024, the Company began Class One EV cargo van road testing with the integrated solid-state polymer battery pack.

On November 21, 2024, the Company announced to the public that utilizing equipment, inventory, and intellectual property for high-volume battery pack and module production acquired as part of its Romeo assets acquisition (see below), it had integrated these assets into the Company’s Monrovia, California facility, enhancing production capabilities and reducing supplier dependency. Battery lines include High-volume standard battery chemistry line, High-precision, low-volume standard chemistry R&D line, High-precision, low-volume solid-state polymer R&D line and in progress, High-volume standard chemistry battery line.

●	JV-Acquisition Milestones: If Mullen enters into a partnership, joint venture, purchase and sale agreement or similar transaction by the end of 2025 where the Company acquires a majority interest in an enterprise that manufacturers or provides vehicles, vehicle equipment, battery cells, accessories or other products beneficial to the Company, the Company will issue to Mr. Michery a number of shares of common stock equal to 3% of Mullen’s then-current total issued and outstanding shares of common stock as of date the JV-Acquisition Milestone is achieved. The PSA Amendments extend the deadline to the end of 2026.

●	Accelerated Development Milestone: If Mullen acquires a facility with existing equipment that allows the Company to expedite scaling of battery pack production in the USA, the Company will issue to Mr. Michery a number of shares of common stock equal to 2% of Mullen’s then-current total issued and outstanding shares of common stock as of date the Accelerated Development Milestone is achieved. On September 6, 2023, the Company acquired the battery production assets of Romeo Power including intellectual property, machinery and equipment that allows the Company to expedite scaling of battery pack production in the USA.

To date, the following shares of common stock have been issued pursuant to the PSA Agreements based on the achievement of the milestones and tranches listed in the table below (giving effect to the Company’s reverse stock splits); the Company has not issued any shares pursuant to the PSA Agreements since the last date indicated below:

CEO Performance Award Table

Date approved by BOD	Milestone	% of O/S Shares	Shares O/S (*)	Shares Issued / due (*)	Stock Price (*)	Stock Compensation ($)
9/21/2022	PSA2022. Russell Index Tranche	2%	214	5	$789,160	$3,945,799
Total shares issued during the fiscal year ended 9/30/2022				5		$3,945,799

10/12/2022	PSA2022. Features Milestone	5%	399	20	561,054	11,221,088
11/9/2022	PSA2022. Non-USA Distribution	2%	548	11	604,383	6,648,217
11/30/2022	PSA2022. Capital Benchmark (>$200 mln)	2%	640	13	442,545	5,753,090
12/16/2022	PSA2022. USA Distribution	2%	753	16	635,124	10,161,979
2/16/2023	PSA2022. Vehicle Delivery - Pilot	2%	371	8	709,128	5,673,024
6/13/2023	PSA2022. Capital Benchmark (>$300 mln)	1%	2,926	30	20,185	605,542
7/5/2023	PSA2022. Capital Benchmark (>$400 mln)	1%	7,149	72	5,262	378,877
Total shares issued during the fiscal year ended 9/30/2023				170		$40,441,817

10/10/2023	PSA2022. Vehicle Delivery - Mullen 5	2%	18,441	369	2,671	985,468
10/10/2023	PSA2023. Accelerated development milestone	2%	24,848	497	2,672	1,327,840
Total shares issued during the fiscal year ended 9/30/2024				866		$2,313,308

12/23/2024	PSA2022. Capital Benchmark (>$500 mln)	1%	228,648	2,286	1.19	2,721
12/23/2024	PSA2023. Battery development #2 (Class 1)	2%	70,576	1,411	1.19	1,679
12/23/2024	PSA2023. Battery development #1 (Advanced)	2%	9,958,323	199,166	1.19	237,008
Total shares issued or to be issued after 9/30/2024				202,863		$241,408
Total shares issued or to be issued				203,904		$46,942,332

(*)	The number of shares outstanding and issued, and the stock price have been retroactively restated giving effect to reverse stock splits. For shares issued or to be issued after 9/30/2024 stock price is presented as of the date immediately preceding date of approval.

Pay-versus-Performance

The following section has been prepared in accordance with Pay Versus Performance rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Under these new rules, the SEC has developed a definition of pay, referred to as Compensation Actually Paid (“CAP”). We are required to calculate CAP for our named executive officers and then compare it with certain Company performance measures. The Compensation Committee did not consider the pay versus performance disclosure when making its incentive compensation decisions.

The following table shows the past three fiscal years’ total compensation for our named executive officers as set forth in the Summary Compensation Table (“SCT”), the CAP to our named executive officers, our total stockholder return (“TSR”), and our net loss. We are a “smaller reporting company,” as defined in Rule 12b-2 under the Exchange Act, and have elected to provide in this Proxy Statement certain scaled disclosures permitted under the Exchange Act for smaller reporting companies.

SEC rules require certain adjustments be made to the SCT totals to determine CAP as reported in the Pay Versus Performance table. CAP does not necessarily represent cash and/or equity value transferred to the applicable named executive officer without restriction, but rather is a valuation calculated under applicable SEC rules. The methodology for calculating CAP, as required by Item 402(v) of Regulation S-K, takes into account, among others, changes in share price and its impact on the fair value of equity awards.

Year	Summary Compensation Table Total for PEO(1)	Compensation actually paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers	Average Compensation Actually Paid to Non-PEO Named Executive Officers(3)	Value of Initial Fixed $100 Investment Based on Total Stockholder Return(4)	Net Loss(5)
2024	$3,250,000	$(29,694,357)	$2,011,518	$2,028,495	$(100.00)	$
2023	$49,629,463	$58,001,015	$1,068,251	$358,210	$(99.98)		$(964,894,185)
2022	$11,524,440	$33,399,489	$903,409	$(3,852)	$(97.20)		$(780,049,246)

(1)	Represents total compensation reported for David Michery (our Chief Executive Officer) for each corresponding year in the “Total” column of the SCT set forth above in “Executive Compensation — Summary Compensation Table”.
(2)	The dollar amounts reported for the PEO under “Compensation Actually Paid” represent the amount of “Compensation Actually Paid” to the PEO, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEO during the applicable year. The table below summarizes the adjustments to the total amount reported in the SCT for our PEO in calculating CAP:

Reconciliation of PEO SCT Total and Compensation Actually Paid	2024	2023	2022
Total Compensation as reported in SCT	$3,250,000	$49,629,463	$11,524,440
Less grant date fair value of equity awards as reported in the SCT	$(2,500,000)	$(48,879,463)	$(10,053,286)
Plus the year-end fair value of equity awards granted in the covered fiscal year that are outstanding and unvested as of the end of the year	$3,150,000	$36,201,590	$30,288,345
Plus change in fair value from end of prior year to end of current year for awards granted in prior years that are outstanding and unvested as of the end of the year	$(21,769,412)	$2,585,685	$-
Plus, for awards that are granted and vest in same applicable year, the fair value as of the vesting date	$-	$4,461,121	$11,890,001
Plus change in fair value as of the vesting date (from the end of the prior fiscal year) of any awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year	$1,103,479	$14,002,619	$(10,250,010)
Less, for awards granted in any prior fiscal year that fail to meet the vesting conditions during the covered fiscal year, the amount equal to the fair value at the end of the prior fiscal year	$(12,928,425)	$-	$-
Compensation Actually Paid	$(29,694,357)	$58,001,015	$33,399,489

(3)	The dollar amounts reported for the named executive officers under “Compensation Actually Paid” represent the average amount of “Compensation Actually Paid” to the named executive officers, as computed in accordance with Item 402(v) of Regulation S-K. The average SCT total for 2024 was calculated based on the compensation of Jonathan New and Chester Bragado, 2023 was calculated based on the compensation of Jonathan New and Calin Popa and the compensation for 2022 was based on the compensation of Calin Popa and Jerry Alban, former COO, and Kerri Sadler, former CFO. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the named executive officers during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to the named executive officers’ average total compensation for each year to determine the compensation actually paid:

Reconciliation of Named Executive Officer Average SCT Total and Average Compensation Actually Paid	2024	2023	2022
Total Compensation as reported in SCT	$2,011,518	$1,068,251	$903,409
Less grant date fair value of equity awards as reported in the SCT	$(1,565,525)	(698,751)	(600,500)
Plus the year-end fair value of equity awards that are outstanding and unvested as of the end of the year	2	400	43,573
Plus change in fair value from end of prior year to end of current year for awards granted in prior years that are outstanding and unvested as of the end of the year	-	-	-
Plus, for awards that are granted and vest in same applicable year, the fair value as of the vesting date	$1,628,003	38,100	955,001
Plus change in fair value as of the vesting date of any awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year	$(28,833)	(49,790)	(1,305,335)
Less, for awards granted in any prior fiscal year that fail to meet the vesting conditions during the covered fiscal year, the amount equal to the fair value at the end of the prior fiscal year	$(16,669)	-	-
Compensation Actually Paid	$2,028,495	$358,210	$(3,852)

(4)	Cumulative TSR is calculated by dividing difference between our Company’s share price at the end and the beginning of the measurement period by our Company’s share price at the beginning of the measurement period. On November 5, 2021, the Company completed a merger with Net Element, Inc., which changed its name to “Mullen Automotive Inc”, and the ticker symbol on the Nasdaq Capital Market for the Company’s common stock changed to “MULN” at the opening of trading on November 5, 2021. Accordingly, November 5, 2021 is the date used as the beginning of the measurement period for 2022. Share prices have been adjusted retroactively to reverse stock splits effectuated by the Company in April 2023 (1:25), August 2023 (1:9), December 2023 (1:100) and September 2024 (1:100). No dividends were paid or declared in 2022, 2023 or 2024.
(5)	The dollar amounts reported represent the amount of net loss attributable to common stockholders after preferred dividends reflected in our consolidated audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay Versus Performance Table

We generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

Compensation Actually Paid and Net Loss

Because we are an early-stage developing enterprise, our company has not historically focused on net income (loss) as a performance measure for our executive compensation program. A positive relationship between compensation to officers and net income is expected to be achieved only when (and if) the Company achieves operational profitability.

Compensation Actually Paid and Cumulative TSR

We believe that market price of the Company currently does not represent fairly the fundamental indicators of the Company’s financial position and perspectives of development (due to share price manipulation by short-sellers, as the Company alleged in relevant lawsuits filed during and subsequent to the year ended September 30, 2023). Therefore, the changes in compensation actually paid (as computed in accordance with Item 402(v) of Regulation S-K) did not correspond to changes in cumulative TSR in the years presented, although the Company seeks to maximize equity awards that align our executive officers’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value for our stockholders and by encouraging our executive officers to continue in our employment for the long-term.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Employment and Severance Agreements

We have entered into employment agreements with each of our named executive officers described below.

Chairman of the Board, President and Chief Executive Officer

Effective June 1, 2021, David Michery and the Company entered into an employment agreement pursuant to which Mr. Michery receives an annual salary of $750,000 plus incentive compensation and 1,000,000 shares of common stock each year. Mr. Michery is also entitled to reimbursement compensation for all reasonable expenses up to $500,000 per year.

In the event (a) the Company terminates Mr. Michery’s employment without cause, (b) Mr. Michery leaves as a result of constructive discharge by the Company, (c) of Mr Michery’s death, or (d) there is a change of control of the Company or the Company’s stockholders receive a proxy request or tender offer for a transaction which could result in a change of control and Mr. Michery at his option terminates his employment, then the Company is obligated to pay Mr. Michery (i) his then-current annual compensation multiplied by a number of years equal to 10 minus the number of complete years since the date of the agreement, to be paid within 90 days of termination, and (ii) an amount equal to 10% of the Company’s market capitalization at such time, to be paid 180 days after termination. To the extent that Mr. Michery’s benefits from any pension or any other retirement plan or program (whether tax qualified or not) are not fully vested at the time of such termination, the Company will obtain and pay the premium upon an annuity policy to provide the benefits as though Mr. Michery had been fully vested on the date of termination. Upon termination for cause, the employment agreement will terminate, except for certain provisions such as post-employment noncompetition and nonsolicitation, and the Company will not be obligated to make any further payments, except for any remaining payments of annual compensation, benefits which are required by applicable law to be continued, and reimbursement of expenses.

Pursuant to the agreement, “cause” means conviction of or a plea of no contest to a felony, or incapacity due to alcoholism or substance abuse. “Constructive discharge” means (a) diminution in title(s), responsibilities, or the then-current annual compensation, (b) failure by the Company to comply with the compensation provisions of the agreement, (c) location of place of employment outside the United States, and (d) engagement in any material and intentional breach by the Company of its principal obligations under the agreement which is not remedied within 15 business days after receipt of written notice. A “change of control” means a sale of all or substantially all of the assets of the Company, or any transaction, or any series of transactions consummated in a 12-month period, pursuant to which any person acquires (by merger, acquisition, or otherwise) all or substantially all of the assets of the Company or the then outstanding equity securities of the Company and the Company is not the surviving entity, the Company being deemed surviving if and only if the majority of the Board of Directors of the ultimate parent of the surviving entity were directors of the Company prior to its organization.

During a disability, the Company will continue to pay to Mr. Michery his full amount of his then-current annual compensation for the one-year period next succeeding the date upon which such disability has been certified, as well as a prorated amount of any incentive compensation which would have been paid at the end of the year. Thereafter, if the disability continues, the agreement will terminate and all of Mr. Michery’s obligations will cease and Mr. Michery will be entitled to receive the benefits, if any, as may be provided by any insurance to which he may have become entitled as well as the acceleration of the exercise date of any incentive stock options granted prior to disability. A “disability” means a written determination by an independent physician mutually agreeable to the Company and Mr. Michery that he is physically or mentally unable to perform his duties of CEO under the agreement and that such disability can reasonably be expected to continue for a period of six consecutive months or for shorter periods aggregating 180 days in any 12-month period.

The agreement contains non-competition and non-solicitation covenants. For one year after voluntary separation from the Company, Mr. Michery cannot engage in competitive business activity within the Company territory; prevents him from participating in any transaction that occurred within 24-month period preceding from incident in questions; and prevents him from contacting employees for any business and employment opportunities.

Chief Financial Officer

On September 19, 2022, the Company entered into an employment agreement with Jonathan New. After the changes effectuated on 10/2/2023, he receives an annual salary of $500,000 and 1 share of common stock per year (giving effect to the Company’s reverse stock splits). If Mr. New is terminated for any reason other than due to negligence, failure to deliver services or perform at the level hired or for any other just cause, he is entitled to a payment of $200,000, paid in the Company’s usual payroll cycle.

Chief Accounting officer

In March 2023, the Company entered into an employment agreement with Chester Bragado. Starting from 11/27/2023, he receives an annual salary of $400,000 and 1 share of common stock per year (giving effect to the Company’s reverse stock splits). If Mr. Bragado is terminated for any reason other than due to negligence, failure to deliver services or perform at the level hired or for any other just cause, he is entitled to a payment of six monthly salaries, paid in the Company’s usual payroll cycle.

Consulting Agreements

William Miltner

William Miltner is a litigation attorney who provides legal services to Mullen Automotive and its subsidiaries. Mr. Miltner is also an elected Director for the Company, beginning his term in August 2021. For the fiscal year ending September 30, 2024, Mr. Miltner received $1,180,733 for services rendered. Mr. Miltner has been providing legal services to us since 2020.

Mary Winter

On October 26, 2021, the Company entered into a consulting agreement with Mary Winter, Corporate Secretary and Director, to compensate for corporate secretary services and director responsibilities for the period from October 1, 2021, to September 30, 2024, in the amount of $60,000 annually or $5,000 per month. For the fiscal year ending September 30, 2024, Ms. Winter has received $60,000 in consulting payments.

Change of Control Agreements - CEO and Non-Employee Directors

On August 11, 2023, the Company entered into Change in Control Agreements with each non-employee director (John Andersen, Mark Betor, William Miltner, Ignacio Novoa, and Kent Puckett) and David Michery, its Chief Executive Officer. Pursuant to the Change in Control Agreements with each non-employee director, upon a change in control of the Company, any unvested equity compensation will immediately vest in full and such non-employee director will receive $5 million. Pursuant to the Change in Control Agreement with Mr. Michery, upon a change in control of the Company, any unvested equity compensation will immediately vest in full and Mr. Michery will receive an aggregate percentage of the transaction proceeds as follows: 10% of the transaction proceeds that are up to and including $1 billion; plus an additional 5% of transaction proceeds that are more than $1 billion and up to $1.5 billion; and an additional 5% of transaction proceeds that are more than $1.5 billion. A change in control, as defined in the agreements occurs upon (i) any person becoming the beneficial owner of 50% or more of the total voting power of the Company’s then outstanding voting securities, (ii) a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors (as defined in the Change in Control Agreements), or (iii) the consummation of a merger or consolidation of the Company (except when the total voting power of the Company continues to represent at least 50% of the surviving entity), any liquidation, or the sale or disposition by the Company of all or substantially all of its assets.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of September 30, 2024, including shares remaining under 2022 Equity Incentive Plan, as amended (the “2022 Plan”), designated for compensation to employees, directors and consultants., as well as shares reserved for compensation under PSA Agreements with the CEO. For information about the PSA Agreements, see section titled “CEO Performance Awards” in this proxy statement.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price per share of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	3,000	$486	20,910,183	(1)
Equity compensation plans not approved by stockholders	-	$-	-
Total	3,000	486	20,910,183

As of September 30, 2024, there was 20,449,704 shares of common stock remaining available for future issuance under the 2022 Plan. Shares reserved under the 2022 Plan are not subject to adjustment for any decrease or increase in the number shares of common stock resulting from a stock spilt, reverse stock split, recapitalization, combination, reclassification, the payment of a stock dividend on the common stock or any other decrease in the number of such shares of common stock effected without receipt of consideration by the Company. Shares remaining available for future issuance under the PSA Agreements is based on remaining shares registered on Registration Statements on Form S-8; additional shares may be registered and issued pursuant to the terms of such agreements.

Insider Trading, Anti-Hedging and Anti-Pledging Policy

Our insider trading policy limits the timing and types of transactions in our securities by our insiders, including our NEOs. Among other restrictions, the policy:

●	Allows insiders to trade our securities only during open trading window periods (following earnings releases) or, in the case of our NEOs, pursuant to a written trading plan adopted under SEC Rule 10b5-1, and only after they have obtained pre-clearance for such transactions or plan; and

●	Prohibits insiders from trading in options, entering into transactions in options, warrants, puts or calls and/or any other derivative or hedging transactions on our.

Additionally, our insider trading policy prohibits our insiders from holding our securities in margin accounts or pledging our securities as collateral for a loan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as disclosed herein, no director, executive officer, shareholder holding at least 5% of shares of our common stock, or any immediate family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since the beginning of our last fiscal year, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets at year-end for the last two completed fiscal years.

Transactions with Directors

William Miltner is a litigation attorney who provides legal services to Mullen Automotive and its subsidiaries. Mr. Miltner is also an elected Director for the Company, beginning his term in August 2021. For the fiscal year ending September 30, 2024, Mr. Miltner received $1,180,733 for services rendered. Mr. Miltner has been providing legal services to us since 2020.

On October 26, 2021, the Company entered into a consulting agreement with Mary Winter, Corporate Secretary and Director, to compensate for corporate secretary services and director responsibilities for the period from October 1, 2021, to September 30, 2024, in the amount of $60,000 annually or $5,000 per month. For the fiscal year ending September 30, 2024, Ms. Winter has received $60,000 in consulting payments.

Transition Services Agreement with MTI

Prior to its spinoff as a separate entity and the closing of the Merger on November 5, 2021, the Company operated as a division of Mullen Technology, Inc. (MTI), an entity in which the Company’s CEO and Chairman of the Board of directors David Michery has a controlling financial interest and of which he was CEO and Chairman during the fiscal years ended September 30, 2023 and 2022.

Subsequent to the spinoff transaction and Merger on November 5, 2021, the Company, in accordance with Transition Services Agreement dated May 12, 2021 between the Company and MTI (the “TSA”), processed and disbursed payroll and related compensation benefits for 11 employees that provided services only to MTI and rent costs for facilities utilized by MTI pursuant to the TSA. The terms of the TSA require MTI to repay monthly the amounts advanced by the Company, with the lower of the prime rate plus 1% or the maximum rate under applicable law charged on the unpaid amounts. The terms of the TSA do not provide for any other payment processing service fee from MTI to the Company except the interest fee on overdue advance balances.

The Company incurred approximately $1.2 million and $0.9 million of disbursements on behalf of MTI during the years ended September 30, 2022 and 2023, respectively. No amounts have been collected for the funds advanced through September 30, 2023.

On March 31, 2023, the Company converted approximately $1.4 million of these advances to MTI to a note receivable from MTI. The note bears interest at 10% per year and matures on March 31, 2025 with a default rate of 15% per annum. By the end of the 2023 fiscal year, the note principal has been increased by additional $0.4 million. Remaining advances, note and interest receivable as at September 30 2023 and 2022 are presented within non-current assets of the consolidated balance sheets.

On January 16, 2024, the Company terminated the Transition Services Agreement between the Company and Mullen Technologies, Inc., and received payment in full settlement of all amounts outstanding (including outstanding notes receivable, advances and related interest) of approximately $2.7 million.

Similarly, during the fiscal year ended September 30, 2024, the Company paid $55 thousand for certain expenses of other companies under control of the Company’s CEO and $25 thousand was reimbursed by September 30, 2024.

MTI Business Acquisition

On July 18, 2024, the Company entered into an Asset Purchase Agreement with Mullen Technologies, Inc. (“MTI”), pursuant to which the Company assumed a lease for premises located in Oceanside, California and all equipment and inventory in the premises, as well as staffing and other infrastructure for vehicle sales and repairs for consideration of $1.4 million. The Company’s CEO has a controlling financial interest and is Chairman of MTI.

DRIVEiT

Some of the Company’s executive officers and directors also hold positions at DRIVEiT, a start-up enterprise in the business of operating electronic vehicle superstores and to which the Company will initially be providing its inventory of new commercial EVs. David Michery, the Company’s Chairman Chief Executive Officer, President and Chairman, is also Chairman of the Board of Directors of DRIVEiT. Jonathan New, Chief Financial Officer, is also Chief Financial Officer of DRIVEiT. Kent Puckett, a director and chair of audit committee of Mullen, is also a director of DRIVEiT, and Ignacio Novoa and Mark Betor serve as directors for both companies. Makayla Brown is the Director of Operations for Mullen and serves as a director DRIVEiT. Related party transactions that present difficult conflicts of interest, could result in disadvantages to Mullen.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below contains information regarding the beneficial ownership of our common stock by (i) each person who is known to us to beneficially own more than 5% of our common stock, (ii) each of our directors and director-nominees, (iii) each of our named executive officers and (iv) all of our directors and executive officers as a group. The table below reflects the 1:25 reverse stock split that was effected on May 4, 2023, the 1:9 reverse stock split that was effected on August 11, 2023, the 1:100 reverse stock split that was effected on December 21, 2023, and the 1:100 reverse stock split that was effected on September 21, 2024, where each fractional share resulting from such reverse stock splits held by a stockholder was rounded up to the next whole share. Beneficial ownership is determined in accordance with SEC rules and regulations.

Each stockholder’s percentage of ownership in the following table is based upon, as applicable, the following shares outstanding as of the Record Date:

Class	Number of Shares	As converted to common stock	Votes/Share	Number of Votes
common stock	[16,017,051]	N/A	One/share	[16,017,051]
Series A Preferred Stock	648	4	One/share	4
Series B Preferred Stock	0	0	One/share on an as-converted to common basis	0
Series C Preferred Stock	458	1	One/share on an as-converted to common basis	1
Series D Preferred Stock	363,097	1	One/share, only protective voting	363,097
Series E Preferred Stock	0	0	One/share on an as-converted to common basis	0

Each share of Series A Preferred Stock is entitled to 1 vote per share. Each share of Series C Preferred Stock is entitled to one vote for each share of common stock into which such share of Series C Preferred Stock can then be converted. Each share of Series D Preferred Stock is entitled to one vote for each share. Holders of the Series D Preferred Stock have no voting rights except a majority of the outstanding Series D Preferred Stock, voting separately, is required for approval of the authorization or issuance of an equity security having a preference over the Series D Preferred Stock, amendment of the Company’s Certificate of Incorporation or bylaws that adversely affect the rights of the Series D Preferred Stock, merger or consolidation of the Company, or dissolution, liquidation or bankruptcy, as set forth in Section 8 of the Certificate of Designation for Series D Preferred Stock.

Under the terms of the Preferred Stock, notes and warrants, a holder may not convert or exercise, as applicable, the Preferred Stock or warrants into common stock to the extent such exercise would cause such holder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 9.99%, as applicable, of our then outstanding common stock following such conversion or exercise, excluding for purposes of such determination common stock issuable upon conversion of other convertible securities which have not been converted or exercised. The number of shares in the table does not reflect this limitation.

To our knowledge, except as otherwise noted below and subject to applicable community property laws, each person or entity named in the following table has the sole voting and investment power with respect to all shares that he, she or it beneficially owns. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Mullen Automotive Inc. 1405 Pioneer Street, Brea, CA 92821.

	Common Stock(1)		Total Voting Power(2)
Name of Beneficial Owners	Shares	%	%
Named Executive Officers and Directors
David Michery	1,099	*%	*%
Jonathan New(3)	3,001	*	*
Chester Bragado	-	*	*
Mary Winter	1	*	*
Jonathan K. Andersen	1	*	*
Mark Betor	1	*	*
William Miltner	1	*	*
Ignacio Novoa	1	*	*
Kent Puckett	[167]	*	*
Directors and Executive Officers as a Group (11 Persons)(3)	4,410	*	*
5% Beneficial Owners:
Esousa Holdings, LLC(4)	6,601,501	9.9%	9.9%
JADR Capital 2 Pty Ltd(5)	6,752,686	9.9%	9.9%
Jim Fallon(6)	1,026,381	6.0%	6.0%

*	Less than 1%.

(1)	In computing the number of shares of common stock beneficially owned by a person and the percentage of beneficial ownership of that person, shares of common stock underlying notes, options, warrants or shares of Preferred Stock held by that person that are convertible or exercisable, as the case may be, within 60 days of the Record Date are included. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2)	Percentage total voting power represents voting power with respect to all outstanding shares of common stock, Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock; and excludes the Series D Preferred Stock, which is only entitled to limited voting rights. Percentage total voting power also excludes shares of common stock issuable upon exercise of warrants.
(3)	Includes options to purchase 3,000 shares of common stock.
(4)	Consists of (i) 6,465,844 shares of common stock issuable upon conversion of Notes, (ii) 135,656 shares of common stock issuable upon cash exercise of Warrants, and (iii) 1 share of common stock issuable upon conversion of 458 shares of Series C Preferred Stock held by Esousa Holdings, LLC, which may be deemed to be beneficially owned by Michael Wachs, who serves as the sole managing member for Esousa Holdings, LLC. The address for Esousa Holdings, LLC and Michael Wachs is 211 E 43rd St, 4th Fl, New York, NY 10017.
(5)	Consists of (i) 6,717,082 shares of common stock issuable upon conversion of Notes, and (ii) 35,604 shares of common stock issuable upon cash exercise of Warrants, which may be deemed to be beneficially owned by Justin Davis-Rice, who serves as the Director of JADR Capital 2 Pty Ltd. The address for JADR Capital 2 Pty Ltd is Suite 61.06, 25 Martin Place, Sydney NSW 2000 Australia.
(6)	Consists of (i) 1,017,486 shares of common stock issuable upon conversion of Notes; and (ii) 8,895 shares of common stock issuable upon cash exercise of Warrants. The address for Jim Fallon is 137 West 83rd St, Apt 5W, New York, NY 10024.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors, executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership of such securities with the SEC. Directors, executive officers and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on the reports received by us and on the representations of the reporting persons, we believe each greater than ten percent holder complied with all applicable filing requirements during the fiscal year ended September 30, 2024, except for the following: Jonathan New, Kent Puckett and William Miltner each did not timely file one Form 4 reporting one transaction; David Michery, Mark Betor, and John Andersen each did not timely file one Form 4 reporting two transactions; Chester Bragado did not time file one Form 4 reporting three transactions; Ignacio Novoa did not timely file one Form 4 reporting three transactions; and Calin Popa and Mary Winter did not timely file two Form 4s reporting three transactions.

STOCKHOLDER PROPOSALS

Proposals to Be Included in Proxy Statement

If a stockholder would like us to consider including a proposal in our proxy statement and form of proxy relating to our 2025 annual meeting of stockholders pursuant Rule 14a-8 under the Exchange Act, a written copy of the proposal must be delivered no later than September 24, 2025 (the date that is 120 calendar days before the one year anniversary of the date of the proxy statement released to stockholders for this year’s annual meeting of stockholders). If the date of next year’s annual meeting is changed by more than 30 days from the anniversary date of this year’s meeting, then the deadline is a reasonable time before we begin to print and mail proxy materials. Proposals must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under Exchange Act, in order to be included in our proxy materials.

Proposals to Be Submitted for Annual Meeting

Stockholders who wish to submit a proposal for consideration at our 2026 annual meeting of stockholders, but who do not wish to submit the proposal for inclusion in our proxy statement pursuant to Rule 14a-8 under the Exchange Act, must, in accordance with our bylaws, must have given timely notice thereof in writing to the secretary of the Company. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days (November 29, 2025) nor more than 120 days (October 30, 2025) prior to the first anniversary of the preceding year’s annual meeting of stockholders. In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the preceding year’s annual meeting, then notice must be received by the Company not more than the 120th day prior to the date of the meeting and not later than (i) the 90th day prior to the date of the meeting or, (ii) if later, the 10th day following the day on which public announcement of the date of the meeting was made. Public announcement means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the company with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.

The proposal must comply with the notice procedures and information requirements set forth in our bylaws, and the stockholder making the proposal must be a stockholder of record at the time of giving the notice and is entitled to vote at the meeting. Any stockholder proposal that is not submitted pursuant to the procedures set forth in our bylaws will not be eligible for presentation or consideration at the next annual meeting.

Universal Proxy

In addition to satisfying the foregoing requirements under the Company’s bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than December 29, 2025.

Mailing Instructions

In each case, proposals should be delivered to 1405 Pioneer Street, Brea, California 92821, Attention: Secretary. To avoid controversy and establish timely receipt by us, it is suggested that stockholders send their proposals by certified mail return receipt requested.

OTHER BUSINESS

The Board of Directors does not know of any other matter to be acted upon at the Meeting. However, if any other matter shall properly come before the Meeting, the proxy holders named in the proxy accompanying this proxy statement will have authority to vote all proxies in accordance with their discretion.

By order of the Board of Directors

David Michery
Chief Executive Officer

Dated: January [ ], 2025

Brea, California

Appendix A

Amendments

to

2022 Performance Stock Award Agreement

and

2023 Performance Stock Award Agreement

This Amendments to 2022 Performance Stock Award Agreement and 2023 Performance Stock Award Agreement (the “Amendments”) is entered into as of December __, 2024 between Mullen Automotive Inc. (the “Company”) and David Michery (“Participant”).

WHEREAS, the Company and Participant entered into that certain Performance Stock Award Agreement, dated May 5, 2022 (the “2022 PSA Agreement”), and that certain Performance Stock Award Agreement, dated June 8, 2023(the “2022 PSA Agreement” and together with the 2022 PSA Agreement, the “PSA Agreements”). Capitalized terms used in this Amendment and not defined herein shall have the meaning assigned to such term in the PSA Agreements, as applicable.

WHEREAS, certain milestones in the PSA Agreements expire during 2024 and 2025;

WHEREAS, the Company wishes to incentivize Participant in his continued leadership of the Company on a long-term basis while aligning his interests with those of the Company’s other stockholders and providing significant stockholder value;

WHEREAS, the parties hereto mutually desire to amend the PSA Agreements as herein set forth and are executing and delivering the Amendments for such purpose.

NOW, THEREFORE, in consideration of the premises, the terms and conditions set forth in this Amendments, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Amendment to 2022 PSA Agreement. The first sentence of the CAPITAL BENCHMARK MILESTONES set forth in Table 1.B. of Section I. is hereby deleted in its entirety and replaced with the following:

“For each $100 Million raised (a "Capital Tranche"), and subject to an aggregate maximum of raised of $1.0 Billion in equity or debt financing between the Date of Grant and the end of July 2026, the Company will issue to Participant a number of shares of Common Stock equal to 1% of Mullen’s then-current total issued and outstanding shares of Common Stock as of the date a Capital Tranche is achieved.”

2. Amendments to 2022 PSA Agreement

(a)	Subsections (ii) and (iii) of the VEHICLE COMPLETION MILESTONES set forth in Section II(a) are hereby deleted in their entirety and replaced with the following:

“(ii) Full USA certification and homologation of the Bollinger B1 sports car by end of June 2026; and

(iii) Full USA certification and homologation of the Bollinger B2 sports car by end of June 2026.”

(b)	REVENUE BENCHMARK MILESTONES set forth in Section II(b) is hereby deleted in its entirety and replaced with the following:

“For each $25 Million of revenue recognized by the Company (each a "Revenue Tranche"), and subject to an aggregate maximum of recognized revenue of $250 Million between the Date of Grant and the end of December 2027, the Company will issue to Participant a number of shares of Common Stock equal to 1% of Mullen’s then-current total issued and outstanding shares of Common Stock as of the date a Revenue Tranche is achieved.”

(c)	Subsection (iii) of the BATTERY DEVELOPMENT MILESTONES set forth in Section II(c) is hereby deleted in its entirety and replaced with the following:

“(iii) The Company either directly or in collaboration with a joint venture partner scaling its battery cells in the USA to the vehicle pack level for the Mullen Class 3 vehicle by the end of December 2025;”

(d)	JV-ACQUISITION MILESTONES set forth in Section II(d) is hereby deleted in its entirety and replaced with the following

“If Mullen enters into a partnership, joint venture, purchase and sale or similar transaction by the end of 2026 where the Company acquires a majority interest in a enterprise that manufacturers or provides vehicles, vehicle equipment, battery cells, accessories or other products beneficial to the Company, the Company will issue to Participant a number of shares of Common Stock equal to 3% of Mullen’s then-current total issued and outstanding shares of Common Stock as of date the JV-Acquisition milestone is achieved.”

3. Stockholder Approval. In the event that the Company’s stockholders do not approve the Amendments within twelve (12) months following the date hereof, the Award automatically will be forfeited as of such date and Participant shall have no further rights to the Award or any Shares underlying the Award. In no event may the Award or any portion thereof be exercised before the Company’s stockholders approve the Award, notwithstanding any vesting of all or a portion of the Award prior to such stockholder approval.

4. Amendment. The parties agree that notwithstanding anything contained in the PSA Agreements to the contrary, the provisions set forth in the Amendments shall be deemed to be part of the 2022 PSA Agreement and 2023 PSA Agreement, as applicable, and shall supersede any contrary provisions in such PSA Agreements and prevail and control for all purposes. The Amendments embody the entire agreement and understanding among the parties hereto in respect of the matters contemplated hereby and supersedes all prior or contemporaneous agreements and understandings of the parties, verbal or written, relating to the subject matter hereof. Except as modified herein, all of the other terms, covenants and conditions of the PSA Agreements are hereby ratified and affirmed and the same shall remain in full force and effect.

5. Counterparts. This agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument. The signatures of the parties to this agreement may be delivered by facsimile or as an attachment to an email (e.g., as a PDF file) and such delivery is effective delivery of such facsimile or email attachment.

6. Reference to Agreement. On and after the date hereof, each reference in the 2022 PSA Agreement and 2023 PSA Agreement to “this Agreement,” “hereof,” “herein,” “herewith,” “hereunder” and words of similar import shall, unless otherwise stated, be construed to refer to such PSA Agreement as amended by the Amendments. No reference to the Amendments need be made in any instrument or document at any time referring to the 2022 PSA Agreement or 2023 PSA Agreement and a reference to the 2022 PSA Agreement and 2023 PSA Agreement in any such instrument or document shall be deemed to be a reference to the such PSA Agreement as amended by the Amendments.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused the Amendments to be executed as of the date first written above.

MULLEN AUTOMOTIVE INC.

By:
Name:
Title:

PARTICIPANT

David Michery

(signature)

Appendix B

[PROPOSED]
CERTIFICATE OF AMENDMENT
OF
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
MULLEN AUTOMOTIVE INC.
(a Delaware corporation)

MULLEN AUTOMOTIVE INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST: The name of the Corporation is Mullen Automotive Inc. The original Certificate of Incorporation of the Corporation was filed on October 2, 2012. The Second Amended and Restated Certificate of Incorporation of the Corporation was filed on November 5, 2021 and amended on March 8, 2022, July 26, 2022, September 19, 2022, October 17, 2022, November 14, 2022, January 30, 2023, May 3, 2023, August 11, 2023, December 20, 2023, May 1, 2024, May 31, 2024 and September 13, 2024 (collectively, the “Current Certificate”).

SECOND: Pursuant to Section 242(b) of the Delaware General Corporation Law (the “DGCL”) the Board of Directors of the Corporation has duly adopted, and the outstanding stock entitled to vote thereon, have approved the amendments to the Current Certificate set forth in this Certificate of Amendment.

THIRD: Pursuant to Section 242 of the DGCL, Section A of Article III of the Current Certificate is hereby amended and restated as follows:

A. (I) Classes of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, common stock and preferred stock. The total number of shares that this corporation is authorized to issue is Five Billion Five Hundred Million (5,500,000,000). The total number of shares of common stock authorized to be issued is Five Billion (5,000,000,000), par value $0.001 per share (the “Common Stock”). The total number of shares of preferred stock authorized to be issued is Five Hundred Million (500,000,000), par value $0.001 per share (the “Preferred Stock”), of which Two Hundred Thousand (200,000) shares are designated as “Series A Preferred Stock”, Twelve Million (11,000,000) shares are designated as “Series B Preferred Stock”, Forty Million (40,000,000) shares are designated as “Series C Preferred Stock”, Four Hundred Thirty-Seven Million Five Hundred Thousand One (437,500,001) shares are designated as “Series D Preferred Stock” and Seventy Six Thousand Nine Hundred Fifty (76,950) shares are designated as “Series E Preferred Stock.”

(II) Reverse Stock Split. Upon the effectiveness of the certificate of amendment first inserting this paragraph (II) (the “Effective Time”), each [two (2)] to [one hundred (100)] shares of Common Stock outstanding immediately prior to the Effective Time shall be automatically combined into (1) outstanding share of Common Stock of the corporation, without any further action by the corporation or the holder thereof, the exact ratio within the [2] to [100] range to be determined by the Board of Directors of the corporation prior to the Effective Time and publicly announced by the corporation. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to any elimination of fractional share interests.

FOURTH: On [●], 202[●], the Board of Directors of the Corporation determined that each [●] shares of the Corporation’s Common Stock, par value $0.001 per share, outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, par value $0.001 per share. The Corporation publicly announced this ratio on [●], 202[●].

FIFTH: This certificate of amendment shall become effective at 4:30 p.m. (local time in Wilmington, Delaware) on [●], 202[●].

[Remainder of Page Intentionally Left Blank]

B-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this day of, 202[●], and the foregoing facts stated herein are true and correct.

By

Name:	David Michery
Title:	Chief Executive Officer, President
Chairman of the Board

B-2

Appendix C

2022 EQUITY INCENTIVE PLAN, AS AMENDED

2022 EQUITY INCENTIVE PLAN OF

MULLEN AUTOMOTIVE INC.

a Delaware corporation

(Effective July 26, 2022)

Mullen Automotive Inc. hereby adopts in its entirety the Mullen Automotive Inc. 2022 Equity Incentive Plan (the “Plan”), on July 26, 2022 (the “Plan Adoption Date”). Unless otherwise defined, terms with initial capital letters are defined in Section 2 below.

SECTION 1
BACKGROUND AND PURPOSE

1.1 Background The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights (“SARs”), Stock Awards, and Restricted Stock Units.

1.2 Purpose of the Plan The Plan is intended to attract, motivate and retain the following individuals: (a) employees of the Company or its Affiliates; (b) directors of the Company or any of its Affiliates who are employees of neither the Company nor any Affiliate and (c) consultants who provide significant services to the Company or its Affiliates. The Plan is also designed to encourage stock ownership by such individuals, thereby aligning their interests with those of the Company’s shareholders.

SECTION 2
DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Act shall include such section, any valid rules or regulations promulgated under such section, and any comparable provisions of any future legislation, rules or regulations amending, supplementing or superseding any such section, rule or regulation.

2.2 “Administrator” means, collectively the Board, and/or one or more Committees, and/or one or more executive officers of the Company designated by the Board to administer the Plan or specific portions thereof; provided, however, in the case where the Company is registered under Section 12 of the 1934 Act, Awards to non-employee directors may only be administered by a committee of Independent Directors (as defined in Section 2.22).

2.3 “Affiliate” means any corporation or any other entity (including, but not limited to, Subsidiaries, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.4 “Applicable Law” means the legal requirements relating to the administration of Options, SARs, Stock Awards and Restricted Stock Units and similar incentive plans under any applicable laws, including but not limited to federal and state employment, labor, privacy and securities laws, the Code, and applicable rules and regulations promulgated by the NASDAQ, New York Stock Exchange, American Stock Exchange or the requirements of any other stock exchange or quotation system upon which the Shares may then be listed or quoted.

2.5 “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Stock Awards and Restricted Stock Units.

2.6 “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan, including the Grant Date.

2.7 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.8 “Change in Control” means the occurrence of any of the following:

(a) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(b) The consummation of a merger, consolidation, business combination, scheme of arrangement, share exchange or similar transaction involving the Company and any other corporation (“Business Combination”), other than a Business Combination which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such Business Combination; or

(c) The sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act).

2.9 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.10 “Committee” means any committee appointed by the Board of Directors to administer the Plan.

2.11 “Company” means Mullen Automotive Inc., or any successor thereto.

2.12 “Consultant” means any consultant, independent contractor or other person who provides significant services to the Company or its Affiliates or any employee or affiliate of any of the foregoing, but who is neither an Employee nor a Director.

2.13 “Continuous Status” as an Employee, Consultant or Director means that a Participant’s employment or service relationship with the Company or any Affiliate is not interrupted or terminated. “Continuous Status” shall not be considered interrupted in the following cases: (i) any leave of absence approved by the Company any Affiliate; (ii) transfers between locations of the Company or any Affiliate; or (iii) transfers among the Company, any Affiliate or successor. A leave of absence approved by the Company shall include sick leave, military leave or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If such reemployment is approved by the Company but not guaranteed by statute or contract, then such employment will be considered terminated on the ninety-first (91st) day of such leave and on such date any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. In the event a Participant’s status changes among the positions of Employee, Director and Consultant, the Participant’s Continuous Status as an Employee, Director or Consultant shall not be considered terminated solely as a result of any such changes in status.

2.14 “Director” means any individual who is a member of the Board of Directors of the Company or an Affiliate of the Company.

2.15 “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

2.16 “Employee” means any individual who is a common-law employee of the Company or of an Affiliate.

2.17 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option, and the price used to determine the number of Shares payable to a Participant upon the exercise of a SAR.

2.18 “Fair Market Value” means, as of any date, provided the Common Stock is listed on an established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) System, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock on the Grant Date of the Award. If no sales were reported on such Grant Date of the Award, the Fair Market Value of a share of Common Stock shall be the closing price for such stock as quoted on the NASDAQ (or the exchange with the greatest volume of trading in the Common Stock) on the last market trading day with reported sales prior to the date of determination. In the case where the Company is not listed on an established stock exchange or national market system, Fair Market Value shall be determined by the Board in good faith in accordance with Code Section 409A and the applicable Treasury regulations.

2.19 “Fiscal Year” means a fiscal year of the Company.

2.20 “Grant Date” means the date the Administrator approves the Award.

2.21 “Incentive Stock Option” means an Option to purchase Shares, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.22 “Independent Director” means a Nonemployee Director who is (i) a “nonemployee director” within the meaning of Section 16b-3 of the 1934 Act, and (ii) “independent” as determined under the applicable rules of the NASDAQ, as any of these definitions may be modified or supplemented from time to time.

2.23 “Misconduct” shall include commission of any act contrary or harmful to the interests of the Company (or any Affiliate) and shall include, without limitation: (a) conviction of a felony or crime involving moral turpitude or dishonesty, (b) violation of Company (or any Affiliate) policies, with or acting against the interests of the Company (or any Affiliate), including employing or recruiting any present, former or future employee of the Company (or any Affiliate), (c) misuse of any confidential, secret, privileged or non-public information relating to the Company’s (or any Affiliate’s) business, or (e) participating in a hostile takeover attempt of the Company or an Affiliate. The foregoing definition shall not be deemed to be inclusive of all acts or omissions that the Company (or any Affiliate) may consider as Misconduct for purposes of the Plan.

2.24 “Nonemployee Director” means a Director who is not employed by the Company or an Affiliate.

2.25 “Nonqualified Stock Option” means an option to purchase Shares that is not intended to be an Incentive Stock Option.

2.26 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.27 “Participant” means an Employee, Nonemployee Director or Consultant who has an outstanding Award.

2.28 “Period of Restriction” means the period during which the transfer of Shares are subject to restrictions that subject the Shares to a substantial risk of forfeiture. As provided in Section 7, such restrictions may be based on the passage of time, the achievement of Performance Goals, or the occurrence of other events as determined by the Administrator, in its discretion.

2.29 “Plan” means this Mullen Automotive Inc. 2022 Amended and Restated Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.30 “Restricted Stock Units” means an Award granted to a Participant pursuant to Section 8. An Award of Restricted Stock Units constitutes a promise to deliver to a Participant a specified number of Shares, or the equivalent value in cash, upon satisfaction of the vesting requirements set forth in the Award Agreement. Each Restricted Stock Unit represents the right to receive one Share or the equivalent value in cash.

2.31 “Rule 16b-3” means a person promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.32 “SEC” means the U.S. Securities and Exchange Commission.

2.33 “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.34 “Shares” means shares of common stock of the Company.

2.35 “Stock Appreciation Right” or “SAR” means an Award granted to a Participant pursuant to Section 6. Upon exercise, a SAR gives a Participant a right to receive a payment in cash, or the equivalent value in Shares, equal to the difference between the Fair Market Value of the Shares on the exercise date and the Exercise Price. Both the number of SARs and the Exercise Price are determined on the Grant Date. For example, assume a Participant is granted 100 SARs at an Exercise Price of $10 and the award agreement specifies that the net gain will be settled in Shares. Also assume that the SARs are exercised when the underlying Shares have a Fair Market Value of $20 per Share. Upon exercise of the SAR, the Participant is entitled to receive 50 Shares [(($20-$10)*100)/$20].

2.36 “Stock Awards” means an Award granted to a Participant pursuant to Section 7. A Stock Award constitutes a transfer of ownership of Shares to a Participant from the Company. Such transfer may be subject to restrictions against transferability, assignment, and hypothecation. Under the terms of the Award, the restrictions against transferability are removed when the Participant has met the specified vesting requirement. Shares granted pursuant to Stock Awards shall vest immediately upon the lapsing of the applicable Period of Restriction (if any). Stock Awards may also be granted without any restrictions or vesting requirements. Vesting may be based on continued employment or service over a stated service period, or on the attainment of specified Performance Goals. If employment or service is terminated prior to vesting, the unvested Shares revert back to the Company.

2.37 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 3
ADMINISTRATION

3.1 The Administrator. The Administrator shall be appointed by the Board of Directors from time to time.

3.2 Authority of the Administrator. It shall be the duty of the Administrator to administer the Plan in accordance with the Plan’s provisions and in accordance with Applicable Law. Subject to Section 10.2, the Administrator shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to determine the following: (a) which Employees, Nonemployee Directors and Consultants shall be granted Awards; (b) the terms, conditions and the amendment of Awards, including the express power to amend an Award to include a provision to reduce the Exercise Price of any outstanding Option or other Award after the Grant Date, or to cancel an outstanding Award in exchange for the grant of a new Award; (c) interpretation of the Plan; (d) adoption of rules for the administration, interpretation and application of the Plan as are consistent therewith; and (e) interpretation, amendment or revocation of any such rules.

3.3 Delegation by the Administrator. The Administrator, in its discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors; provided, however, in the case where the Company is registered under Section 12 of the 1934 Act, the Administrator may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would jeopardize the Plan’s qualification under Rule 16b-3.

3.4 Decisions Binding. All determinations and decisions made by the Administrator, the Board and any delegate of the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, and shall be given the maximum deference permitted by Applicable Law.

SECTION 4
SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment, as provided in Section 4.3, the total number of Shares available for grant under the Plan shall be One Hundred Seventy Five Million (175,000,000). Shares granted under the Plan may be authorized but unissued Shares or reacquired Shares bought on the market or otherwise.

4.2 Lapsed Awards. If any Award made under the Plan expires, or is forfeited or cancelled, the Shares underlying such Awards shall become available for future Awards under the Plan. In addition, any Shares underlying an Award that are not issued upon the exercise of such Award shall become available for future Awards under the Plan (e.g., the exercise of a Stock Appreciation Right with the net gain settled in Shares and the “net-Share issuance” of an Option).

4.3 Adjustments in Awards and Authorized Shares. The number of Shares covered by each outstanding Award, and the per Share exercise price of each such Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, recapitalization, combination, reclassification, the payment of a stock dividend on the common stock or any other increase or decrease in the number of such Shares of common stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of Shares of stock of any class, or securities convertible into Shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of common stock subject to an Option.

4.4 Legal Compliance. Shares shall not be issued pursuant to the making or exercise of an Award unless the exercise of Options and rights and the issuance and delivery of Shares shall comply with the Securities Act of 1933, as amended, the 1934 Act and other Applicable Law, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Any Award made in violation hereof shall be null and void.

4.5 Investment Representations. As a condition to the exercise of an Option or other right, the Company may require the person exercising such Option or right to represent and warrant at the time of exercise that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

SECTION 5
STOCK OPTIONS

The provisions of this Section 5 are applicable to Options granted to Employees, Nonemployee Directors and Consultants. Such Participants shall also be eligible to receive other types of Awards as set forth in the Plan.

5.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted at any time and from time to time as determined by the Administrator in its discretion. The Administrator may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof, and the Administrator, in its discretion and subject to Sections 4.1, shall determine the number of Shares subject to each Option.

5.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise the Option, and such other terms and conditions as the Administrator, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.3 Exercise Price. The Administrator shall determine the Exercise Price for each Option subject to the provisions of this Section 5.3.

5.3.1 Nonqualified Stock Options. Unless otherwise specified in the Award Agreement, in the case of a Nonqualified Stock Option, the per Share exercise price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date, as determined by the Administrator.

5.3.2 Incentive Stock Options. The grant of Incentive Stock Options shall be subject to the following limitations:

(a) The Exercise Price of an Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date;

(b) Incentive Stock Options may be granted only to persons who are, as of the Grant Date, Employees of the Company or any Affiliate, and may not be granted to Consultants or Nonemployee Directors. In the event the Company fails to obtain shareholder approval of the Plan within twelve (12) months from the Plan Adoption Date, all Options granted under this Plan designated as Incentive Stock Options shall become Nonqualified Stock Options and shall be subject to the provisions of this Section 5 applicable to Nonqualified Stock Options.

(c) To the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any parent or any Affiliate) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of this Section 5.3.2(c), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted; and

(d) In the event of a Participant’s change of status from Employee to Consultant or Director, an Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option three (3) months and one (1) day following such change of status.

5.3.3 Substitute Options. Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees, Nonemployee Directors or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer, and such Options may be granted with an Exercise Price less than the Fair Market Value of a Share on the Grant Date; provided, however, the grant of such substitute Option shall not constitute a “modification” as defined in Code Section 424(h)(3) and the applicable Treasury regulations.

5.4 Expiration of Options

5.4.1 Expiration Dates. Unless otherwise specified in an Award Agreement, each Option shall immediately terminate on the date a Participant ceases his/her/its Continuous Status as an Employee, Director or Consultant with respect to the Shares that have not “vested.” With respect to the “vested” Shares underlying a Participant’s Option, unless otherwise specified in the Award Agreement, each Option shall terminate no later than the first to occur of the following events:

(a) Date in Award Agreement. The date for termination of the Option set forth in the written Award Agreement;

(b) Termination of Continuous Status as Employee, Nonemployee Director or Consultant. The last day of the three (3)-month period following the date the Participant ceases his/her/its Continuous Status as an Employee, Nonemployee Director or Consultant (other than termination for a reason described in subsections (c), (d), (e), or (f) below);

(c) Misconduct. In the event a Participant’s Continuous Status as an Employee, Director or Consultant terminates because the Participant has performed an act of Misconduct as determined by the Administrator, all unexercised Options held by such Participant shall expire five (5) business days following written notice from the Company to the Participant; provided, however, that the Administrator may, in its sole discretion, prior to the expiration of such five (5) business day period, reinstate the Options by giving written notice of such reinstatement to Participant. In the event of such reinstatement, the Participant may exercise the Option only to such extent, for such time, and upon such terms and conditions as if the Participant had ceased to be employed by or affiliated with the Company or any Affiliate upon the date of such termination for a reason other than Misconduct, disability or death;

(d) Disability. In the event that a Participant’s Continuous Status as an Employee, Director or Consultant terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option at any time within twelve (12) months from the date of such termination, but only to the extent that the Participant was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). If, at the date of termination, the Participant is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan;

(e) Death. In the event of the death of a Participant, the Participant’s Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Participant was entitled to exercise the Option at the date of death. If, at the time of death, the Participant was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Participant’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan; or

(f) 10 Years from Grant. An Option shall expire no more than ten (10) years from the Grant Date; provided, however, that if an Incentive Stock Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, such Incentive Stock Option may not be exercised after the expiration of five (5) years from the Grant Date.

5.4.2 Administrator Discretion. Notwithstanding the foregoing the Administrator may, after an Option is granted, extend the exercise period that an Option is exercisable following a Participant’s termination of employment (subject to limitations applicable to Incentive Stock Options); provided, however that such extension does not exceed the maximum term of the Option.

5.5 Exercisability of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions as set forth in the Award Agreement and conditions as the Administrator shall determine in its discretion. After an Option is granted, the Administrator, in its discretion, may accelerate the exercisability of the Option.

5.6 Exercise and Payment. Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

5.6.1 Form of Consideration. Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Administrator, in its discretion, also may permit the exercise of Options and same-day sale of related Shares, or exercise by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or by any other means which the Administrator, in its discretion, determines to provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

5.6.2 Delivery of Shares. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares.

SECTION 6
STOCK APPRECIATION RIGHTS

6.1 Grant of SARs. Subject to the terms of the Plan, a SAR may be granted to Employees, Nonemployee Directors and Consultants at any time and from time to time as shall be determined by the Administrator.

6.1.1 Number of Shares. The Administrator shall have complete discretion to determine the number of SARs granted to any Participant.

6.1.2 Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, shall have discretion to determine the terms and conditions of SARs granted under the Plan, including whether upon exercise the SARs will be settled in Shares or cash. However, the Exercise Price of a SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

6.2 Exercise of SARs. SARs granted under the Plan shall be exercisable at such times and be subject to such restrictions as set forth in the Award Agreement and conditions as the Administrator shall determine in its discretion. After an SAR is granted, the Administrator, in its discretion, may accelerate the exercisability of the SAR.

6.3 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the term of the SAR, the conditions of exercise and such other terms and conditions as the Administrator shall determine.

6.4 Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Administrator in its discretion as set forth in the Award Agreement, or otherwise pursuant to the provisions relating to the expiration of Options as set forth in Section 5.4.

6.5 Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive (whichever is specified in the Award Agreement) from the Company either (a) a cash payment in an amount equal to (x) the difference between the Fair Market Value of a Share on the date of exercise and the SAR Exercise Price, multiplied by (y) the number of Shares with respect to which the SAR is exercised, or (b) a number of Shares by dividing such cash amount by the Fair Market Value of a Share on the exercise date. If the Administrator designates in the Award Agreement that the SAR will be settled in cash, upon Participant’s exercise of the SAR the Company shall make a cash payment to Participant as soon as reasonably practical.

SECTION 7
STOCK AWARDS

7.1 Grant of Stock Awards. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Stock Awards to Employees, Nonemployee Directors and Consultants in such amounts as the Administrator, in its discretion, shall determine. The Administrator shall determine the number of Shares to be granted to each Participant and the purchase price (if any) to be paid by the Participant for such Shares.

7.2 Stock Agreement. Each Stock Award shall be evidenced by an Award Agreement that shall specify the terms of the grant, including the Period of Restriction that applies to such grant (if any), the conditions that must be satisfied for the Period of Restriction to lapse, and such other terms and conditions as the Administrator, in its discretion, shall determine. Unless the Administrator determines otherwise, Shares granted pursuant to Stock Awards shall be held by the Company as escrow agent until the Period of Restriction has lapsed.

7.3 Transferability. Shares granted pursuant to a Stock Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until expiration of the applicable Period of Restriction (if any).

7.4 Restrictions. In its sole and absolute discretion, the Administrator may set restrictions based on a Participant’s Continuous Status as Employee, Nonemployee Director or Consultant or the achievement of specific Performance Goals (Company-wide, business unit, or individual), or any other basis determined by the Administrator in its discretion.

7.5 Legend on Certificates. The Administrator, in its discretion, may place a legend or legends on the Share certificates to give appropriate notice of such restrictions in the case the Shares are not held by the Company in escrow.

7.6 Release of Shares. Shares granted pursuant to Stock Awards shall be released from escrow as soon as practicable after expiration of the Period of Restriction. At such time, the Participant shall be entitled to have any legend or legends under Section 7.5 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant, subject to Applicable Law.

7.7 Voting Rights. During any Period of Restriction, Participants holding Shares granted pursuant this Section 7 may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

7.8 Dividends and Other Distributions. During any Period of Restriction, Participants holding Shares granted pursuant to this Section 7 shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares with respect to which they were paid.

7.9 Return of Stock to Company. On the date that any forfeiture event set forth in the Award Agreement occurs, the Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

SECTION 8
RESTRICTED STOCK UNITS

8.1 Grant of Restricted Stock Units. Subject to the terms and conditions of the Plan, Restricted Stock Units may be granted to Employees, Nonemployee Directors and Consultants at any time and from time to time, as shall be determined by the Administrator in its sole and absolute discretion.

8.1.1 Number of Restricted Stock Units. The Administrator will have complete discretion in determining the number of Restricted Stock Units granted to any Participant under an Award Agreement, subject to the limitations in Sections 4.1.

8.1.2 Value of a Restricted Stock Unit. Each Restricted Stock Unit granted under an Award Agreement represents the right to receive one Share, or the equivalent value in cash, upon satisfaction of the vesting conditions specified in the Award Agreement.

8.2 Vesting Conditions. In its sole and absolute discretion, the Administrator will set the vesting provisions, which may include any combination of time-based or performance-based vesting conditions. The Administrator, in its discretion, may at any time accelerate the vesting of a Participant’s Restricted Stock Units and provide for immediate payment in accordance with Section 8.3.

8.3 Form and Timing of Payment. The Administrator shall specify in the Award Agreement whether the Restricted Stock Units shall be settled in Shares or cash. In either case, upon vesting payment will be made as soon as reasonably practical upon satisfaction of the vesting conditions.

8.4 Cancellation of Restricted Stock Units. On the earlier of the cancellation date set forth in the Award Agreement or upon the termination of Participant’s Continuous Status as an Employee, Nonemployee Director or Consultant, all unvested Restricted Stock Units will be forfeited to the Company, and again will be available for grant under the Plan.

SECTION 9
MISCELLANEOUS

9.1 Change In Control. In the event of a Change in Control, unless an Award is assumed or substituted by the successor corporation, then (i) such Awards shall become fully exercisable as of the date of the Change in Control, whether or not otherwise then exercisable and (ii) the Period of Restriction applicable to an Award shall immediately lapse as of the date of the Change in Control. Notwithstanding the foregoing, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, the Committee may provide in the Award Agreement for immediate vesting and lapsing of the Period of Restriction upon or following the occurrence of a Change in Control.

9.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. Notwithstanding anything to the contrary contained in this Plan or in any Award Agreement, the Participant shall have the right to exercise his or her Award for a period not less than ten (10) days immediately prior to such dissolution or transaction as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable.

9.3 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant’s employment or service at any time, with or without cause. Unless otherwise provided by written contract, employment or service with the Company or any of its Affiliates is on an at-will basis only. Additionally, the Plan shall not confer upon any Director any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which such Director or the Company may have to terminate his or her directorship at any time.

9.4 Participation. No Employee, Consultant or Nonemployee Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

9.5 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or, otherwise, sale or disposition of all or substantially all of the business or assets of the Company.

9.6 Beneficiary Designations. If permitted by the Administrator, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Administrator. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

9.7 Limited Transferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Participant may, in a manner specified by the Administrator, (a) transfer a Nonqualified Stock Option to a Participant’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights and (b) transfer a Nonqualified Stock Option by bona fide gift and not for any consideration to (i) a member or members of the Participant’s immediate family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant’s immediate family, (iii) a partnership, limited liability company of other entity whose only partners or members are the Participant and/or member(s) of the Participant’s immediate family or (iv) a foundation in which the Participant an/or member(s) of the Participant’s immediate family control the management of the foundation’s assets.

9.8 Restrictions on Share Transferability. The Administrator may impose such restrictions on any Shares acquired pursuant to the exercise of an Award as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded or any blue sky or state securities laws.

9.9 Transfers Upon a Change in Control. In the sole and absolute discretion of the Administrator, an Award Agreement may provide that in the event of certain Change in Control events, which may include any or all of the Change in Control events described in Section 2.8, Shares obtained pursuant to this Plan shall be subject to certain rights and obligations, which include but are not limited to the following: (i) the obligation to vote all such Shares in favor of such Change in Control transaction, whether by vote at a meeting of the Company’s shareholders or by written consent of such shareholders; (ii) the obligation to sell or exchange all such Shares and all rights to acquire Shares, under this Plan pursuant to the terms and conditions of such Change in Control transaction; (iii) the right to transfer less than all but not all of such Shares pursuant to the terms and conditions of such Change in Control transaction, and (iv) the obligation to execute all documents and take any other action reasonably requested by the Company to facilitate the consummation of such Change in Control transaction.

SECTION 10
AMENDMENT, SUSPENSION, AND TERMINATION

10.1 Amendment, Suspension, or Termination. Except as provided in Section 10.2, the Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

10.2 No Amendment without Shareholder Approval. The Company shall obtain shareholder approval of any material Plan amendment to the extent necessary or desirable to comply with the rules of the NASDAQ, the Exchange Act, Section 422 of the Code, or other Applicable Law.

10.3 Plan Effective Date and Duration of Awards. The Plan shall be effective as of the Plan Adoption Date, subject to the shareholders of the Company approving the Plan by the required vote, subject to Sections 10.1 and 10.2 (regarding the Board’s right to amend or terminate the Plan), and shall remain in effect thereafter. However, without further shareholder approval, no Award may be granted under the Plan more than ten (10) years after the Plan Adoption Date.

SECTION 11
TAX WITHHOLDING

11.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

11.2 Withholding Arrangements. The Administrator, in its discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made; provided, however, in the case Shares are withheld by the Company to satisfy the tax withholding that would otherwise by issued to the Participant, the amount of such tax withholding shall be determined by applying the statutory minimum federal, state or local income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date taxes are required to be withheld.

SECTION 12
LEGAL CONSTRUCTION

12.1 Liability of Company. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful grant or any Award or the issuance and sale of any Shares hereunder, shall relieve the Company, its officers, Directors and Employees of any liability in respect of the failure to grant such Award or to issue or sell such Shares as to which such requisite authority shall not have been obtained.

12.2 Grants Exceeding Allotted Shares. If the Shares covered by an Award exceed, as of the date of grant, the number of Shares, which may be issued under the Plan without additional shareholder approval, such Award shall be void with respect to such excess Shares, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained.

12.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

12.4 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.5 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

12.6 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California.

12.7 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

SECTION 13
EXECUTION

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Plan on the date indicated below.

Mullen Automotive Inc.

Dated: July 26, 2022	By:	/s/ David Michery

AMENDMENT TO THE MULLEN AUTOMOTIVE INC.
2022 EQUITY INCENTIVE PLAN

THIS AMENDMENT to the Mullen Automotive Inc. 2022 Equity Incentive Plan (this “Amendment”) is entered into as of August 3, 2023, by Mullen Automotive Inc., a Delaware corporation (the “Company”).

RECITALS

A.	The Company adopted the Mullen Automotive Inc. 2022 Equity Incentive Plan effective as of July 26, 2022 (the “Plan”).

B.	Section 10 of the Plan provides that the Board may at any time amend the Plan.

C.	On June 8, 2023, the Board of Directors of the Company approved an amendment to the Plan increasing the maximum number of shares of the Company’s common stock issuable under the Plan by an additional 52,000,000 shares.

D.	Pursuant to the authority contained in Section 10 of the Plan, the Company now desires to amend the Plan as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth in the Plan, the Company agrees as follows:

1.	Section 4.1 of the Plan is deleted in its entirety and the following is substituted in lieu thereof:

“As provided in Section 4.3, the total number of Shares available for grant under the Plan shall be Fifty Nine Million (59,000,000) shares, not subject to adjustment for any decrease or increase in the number shares of common stock resulting from a stock spilt, reverse stock split, recapitalization, combination, reclassification, the payment of a stock dividend on the Common Stock or any other decrease in the number of such shares of Common Stock effected without receipt of consideration by the Company. Shares granted under the Plan may be authorized but unissued Shares or reacquired Shares bought on the market or otherwise.”

2.	Except to the extent expressly amended or modified in this Amendment, the Plan shall remain in full force and effect as originally executed.

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the day and year first above written.

MULLEN AUTOMOTIVE INC.

By:	/s/ David Michery
David Michery
Chief Executive Officer

AMENDMENT TO THE MULLEN AUTOMOTIVE INC.
2022 EQUITY INCENTIVE PLAN

THIS AMENDMENT to the Mullen Automotive Inc. 2022 Equity Incentive Plan, as amended (this “Amendment”), is entered into as of September 9, 2024, by Mullen Automotive Inc., a Delaware corporation (the “Company”).

RECITALS

A. The Company adopted the Mullen Automotive Inc. 2022 Equity Incentive Plan effective as of July 26, 2022 (the “Plan”), which was amended on August 3, 2023.

B. Section 10 of the Plan provides that the Board may at any time amend the Plan.

C. On August 9, 2024, the Board of Directors of the Company approved an amendment to the Plan increasing the maximum number of shares of the Company’s common stock issuable under the Plan by an additional 11,000,000 shares.

D. Pursuant to the authority contained in Section 10 of the Plan, the Company now desires to amend the Plan as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth in the Plan, the Company agrees as follows:

1. Section 4.1 of the Plan is deleted in its entirety and the following is substituted in lieu thereof:

“As provided in Section 4.3, the total number of Shares available for grant under the Plan shall be Seventy Million (70,000,000) Shares, not subject to adjustment for any decrease or increase in the number of Shares resulting from a stock split, reverse stock split, recapitalization, combination, reclassification, the payment of a stock dividend on the common stock or any other decrease in the number of such Shares effected without receipt of consideration by the Company. Shares granted under the Plan may be authorized but unissued Shares or reacquired Shares bought on the market or otherwise.”

2. Except to the extent expressly amended or modified in this Amendment, the Plan shall remain in full force and effect as originally executed.

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the day and year first above written.

MULLEN AUTOMOTIVE INC.

By:	/s/ David Michery
David Michery
Chief Executive Officer

Appendix D

CERTIFICATE OF AMENDMENT
OF
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
MULLEN AUTOMOTIVE INC.
(a Delaware corporation)

MULLEN AUTOMOTIVE INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST: The name of the Corporation is Mullen Automotive Inc. The original Certificate of Incorporation of the Corporation was filed on October 2, 2012. The Second Amended and Restated Certificate of Incorporation of the Corporation was filed on November 5, 2021 and amended on March 8, 2022, July 26, 2022, September 19, 2022, October 17, 2022, November 14, 2022, January 30, 2023, May 3, 2023, August 11, 2023, December 20, 2023, May 1, 2024, May 31, 2024 and September 13, 2024 (collectively, the “Current Certificate”).

SECOND: Pursuant to Section 242(b) of the Delaware General Corporation Law (the “DGCL”) the Board of Directors of the Corporation has duly adopted, and the outstanding stock entitled to vote thereon, have approved the amendments to the Current Certificate set forth in this Certificate of Amendment.

THIRD: Pursuant to Section 242 of the DGCL, the Section A of Article III of the Current Certificate is hereby amended and restated as follows:

A. Classes of Stock. This Corporation is authorized to issue two classes of stock to be designated, respectively, common stock and preferred stock. The total number of shares that this corporation is authorized to issue is Six Billion (6,000,000,000). The total number of shares of common stock authorized to be issued is Five Billion (5,000,000,000), par value $0.001 per share (the “Common Stock”). The total number of shares of preferred stock authorized to be issued is One Billion (1,000,000,000), par value $0.001 per share (the “Preferred Stock”), of which Two Hundred Thousand (200,000) shares are designated as “Series A Preferred Stock”, Twelve Million (11,000,000) shares are designated as “Series B Preferred Stock”, Forty Million (40,000,000) shares are designated as “Series C Preferred Stock”, Four Hundred Thirty-Seven Million Five Hundred Thousand One (437,500,001) shares are designated as “Series D Preferred Stock”, 76,950 shares are designated as “Series E Preferred Stock”, and 50,000 shares are designed as “Series A-1 Preferred Stock”

[Remainder of Page Intentionally Left Blank]

D-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this         day of        , 202[●], and the foregoing facts stated herein are true and correct.

By:
Name:	David Michery
Title:	Chief Executive Officer, President and Chairman of the Board

D-2

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V60667-P23058 1a. David Michery Nominees: 1b. Ignacio Novoa 1c. Mary Winter 2. To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of common stock pursuant to senior secured convertible notes and related warrants, and any future adjustments of the conversion price of the notes and exercise price of the warrants, purchased pursuant to the Additional Investment Rights Agreement, in excess of the 19.99% share cap contained therein; 3. To approve, for purposes of complying with Nasdaq Listing Rule 5635(c), the issuance of shares of common stock to our Chief Executive Officer pursuant to amendments to Performance Stock Award Agreements; 4. To approve the amendment of the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s outstanding common stock at an exchange ratio between 1-for-2 to 1-for-100, as determined by the Company’s Board of Directors (the “Reverse Stock Split Proposal”); 5. To approve an amendment to the Company’s 2022 Equity Incentive Stock Plan, as amended (the “2022 Plan”), to increase the number of shares of common stock authorized for issuance under the 2022 Plan by 20,000,000 shares; 7. To approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to increase the authorized number of shares of preferred stock to 1,000,000,000; 8. To ratify the appointment of RBSM LLP as the independent registered public accounting firm of the Company for the fiscal year ending September 30, 2025; and 9. To approve the adjournment of the Meeting from time to time, to a later date or dates, if necessary or appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor of one or more of the foregoing proposals, in the event the Company does not receive the requisite stockholder vote to approve such proposal(s) or establish a quorum. 1. To elect three Class I Directors to serve for a three-year term ending as of the annual meeting in 2028; For Against Abstain For Against Abstain For Withhold ! ! ! ! The Board of Directors recommends you vote FOR proposals 1, 2, 3, 4, 5, 6, 7, 8 and 9: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. MULLEN AUTOMOTIVE INC. 1405 PIONEER ST. BREA, CA 92821 MULLEN AUTOMOTIVE INC. ! ! ! ! ! ! ! ! ! ! ! 6. To approve an amendment to the 2022 Plan for the adoption of an automatic annual increase in the shares of common stock available for issuance under the 2022 Plan; ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on February 26, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/MULN2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on February 26, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V60668-P23058 MULLEN AUTOMOTIVE INC. Annual Meeting of Stockholders February 27, 2025 at 9:30 a.m. Pacific Time This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) David Michery and Mary Winter, and either of them, as proxies, each with full power of substitution and revocation, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse hereof, all of the shares of capital stock of MULLEN AUTOMOTIVE INC. that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders to be held on February 27, 2025 at 9:30 a.m. Pacific Time, in a virtual meeting format at www.virtualshareholdermeeting.com/MULN2025, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR Proposals 1, 2, 3, 4, 5, 6, 7, 8 and 9. Continued and to be signed on reverse side Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement is available at www.proxyvote.com.